Exhibit 1.1


  =================================================================

                     CREDIT AND GUARANTY AGREEMENT
                      Dated as of August 22, 1997

                                 among


                      AMERICAN ECO FUNDING CORP.,
                              as Borrower


                       AMERICAN ECO CORPORATION,
                          as Parent Guarantor


                  THE INSTITUTIONS FROM TIME TO TIME
                        PARTY HERETO AS LENDERS

                  THE INSTITUTIONS FROM TIME TO TIME
                     PARTY HERETO AS ISSUING BANKS

                                  and

                    UNION BANK OF CALIFORNIA, N.A.
                               as Agent



  =================================================================

                           TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I
                                  DEFINITIONS..............................  1
      1.1      Certain Defined Terms.......................................  1
      1.2      Computation of Time Periods................................. 38
      1.3      Accounting Terms............................................ 38
      1.4      Other Terms................................................. 38

ARTICLE II
                          AMOUNTS AND TERMS OF LOANS....................... 39
      2.1      Term Loans.................................................. 39
      2.2      Revolving Credit Facility................................... 40
      2.3      Acquisition Facility........................................ 43
      2.4      Authorized Officers and Agents.............................. 46
      2.5      Use of Proceeds of Loans.................................... 47
      2.6      Guaranty of Parent Guarantor................................ 47

ARTICLE III
                               LETTERS OF CREDIT........................... 48
      3.1      Letters of Credit........................................... 48
      3.2      [Reserved].................................................. 54
      3.3      Obligations Several......................................... 54

ARTICLE IV
                           PAYMENTS AND PREPAYMENTS........................ 55
      4.1      Prepayments; Reductions in Commitments...................... 55
      4.2      Payments.................................................... 58
      4.3      Promise to Repay; Evidence of Indebtedness.................. 62
      4.4      [Reserved].  ............................................... 63
      4.5      Cash Collateral Account..................................... 63

ARTICLE V
                               INTEREST AND FEES........................... 65
      5.1      Interest on the Loans and other Obligations................. 65
      5.2      Special Provisions Governing Eurodollar Rate
               Loans....................................................... 67
      5.3      Fees........................................................ 69

ARTICLE VI
                         CONDITIONS PRECEDENT.............................. 72
      6.1      Conditions Precedent to the Initial Loans and
               Letters of Credit........................................... 72
      6.2      Conditions Precedent to Initial Acquisition
               Facility Loans, Increase of Maximum Revolving
               Credit Amount and Increase of Maximum Letter
               of Credit Obligations....................................... 75
      6.3      Conditions Precedent to all Acquisition
               Facility Loans.............................................. 77
      6.4      Conditions Precedent to All Loans and Letters
               of Credit................................................... 77

ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES......................... 79
      7.1      Representations and Warranties of the Parent
               Guarantor................................................... 79
      7.2      Representations and Warranties of the Borrower.............. 92

ARTICLE VIII
                          REPORTING COVENANTS.............................. 96
      8.1      Financial Statements........................................ 96
      8.2      [Reserved].................................................. 99
      8.3      Events of Default........................................... 99
      8.4      Lawsuits.................................................... 99
      8.5      Insurance...................................................100
      8.6      ERISA Notices...............................................100
      8.7      Environmental Notices.......................................102
      8.8      Labor Matters...............................................103
      8.9      Senior Subordinated Notes...................................103
      8.10     Other Reports...............................................104
      8.11     Other Information...........................................104

ARTICLE IX
                         AFFIRMATIVE COVENANTS.............................105
      9.1      Corporate Existence, Etc....................................105
      9.2      Corporate Powers; Conduct of Business.......................105
      9.3      Compliance with Laws, Etc...................................105
      9.4      Payment of Taxes and Claims; Tax Consolidation..............105
      9.5      Insurance...................................................106
      9.6      Inspection of Property; Books and Records;
               Discussions.................................................106
      9.7      Required Hedge Agreements...................................107
      9.8      Insurance and Condemnation Proceeds.........................108
      9.9      ERISA Compliance............................................109
      9.10     Foreign Employee Benefit Plan Compliance....................109
      9.11     Cash Management System......................................109
      9.12     Maintenance of Property.....................................110
      9.13     Condemnation................................................110
      9.14     Liens on Real Property......................................110
      9.15     Consignee/Bailee Letters; Filings...........................111
      9.16     Newly Acquired Subsidiaries; Execution of
               Guaranty; Pledge of Capital Stock...........................111
      9.17     Interest in Industra Service Corporation....................111
      9.18     Certain Motor Vehicles......................................112
      9.19     Further Assurances..........................................112

ARTICLE X
                              NEGATIVE COVENANTS...........................113
      10.1     Indebtedness................................................113
      10.2     Sales of Assets.............................................114
      10.3     Liens.......................................................116
      10.4     Investments.................................................116
      10.5     Accommodation Obligations...................................117
      10.6     Restricted Junior Payments..................................118
      10.7     Conduct of Business.........................................119
      10.8     Transactions with Shareholders and Affiliates...............119
      10.9     Restriction on Fundamental Changes..........................119
      10.10    Sales and Leasebacks........................................119
      10.11    Margin Regulations; Securities Laws.........................120
      10.12    ERISA.......................................................120
      10.13    Issuance of Equity Securities...............................121
      10.14    Organizational Documents; Senior Subordinated
               Note Documents..............................................121
      10.15    [Reserved]..................................................121
      10.16    Fiscal Year.................................................121

ARTICLE XI
                          FINANCIAL COVENANTS..............................123
      11.1     Leverage Ratio..............................................123
      11.2     Senior Leverage Ratio.......................................123
      11.3     Debt-to-Capitalization Ratio................................123
      11.4     Senior Debt-to-Capitalization Ratio.........................124
      11.5     Interest Coverage Ratio.....................................124
      11.6     Fixed Charge Coverage Ratio.................................124
      11.7     Capital Expenditures........................................125
      11.8     Financial Covenant Calculations.............................125

ARTICLE XII
                EVENTS OF DEFAULT; RIGHTS AND REMEDIES.....................126
      12.1     Events of Default...........................................126
      12.2     Rights and Remedies.........................................129
      12.3     Post-Default Withdrawals from the Cash
               Collateral Account..........................................131

ARTICLE XIII
                               THE AGENT...................................132
      13.1     Appointment.................................................132
      13.2     Nature of Duties............................................132
      13.3     Rights, Exculpation, Etc....................................133
      13.4     Reliance....................................................134
      13.5     Indemnification.............................................134
      13.6     Union Bank Individually.....................................134
      13.7     Successor Agents............................................135
      13.8     Relations Among Lenders.....................................135

ARTICLE XIV
                               YIELD PROTECTION............................139
      14.1     Taxes.......................................................139
      14.2     Increased Capital...........................................141
      14.3     Changes; Legal Restrictions.................................142
      14.4     Illegality..................................................143
      14.5     Compensation................................................143
      14.6     Judgment Currency...........................................144

ARTICLE XV
                             MISCELLANEOUS.................................146
      15.1     Assignments and Participations..............................146
      15.2     Expenses....................................................148
      15.3     Indemnity...................................................149
      15.4     Change in Accounting Principles.............................151
      15.5     Setoff......................................................151
      15.6     Ratable Sharing.............................................152
      15.7     Amendments and Waivers......................................152
      15.8     Notices.....................................................155
      15.9     Survival of Warranties and Agreements.......................155
      15.10    Failure or Indulgence Not Waiver; Remedies
               Cumulative..................................................155
      15.11    Marshalling; Payments Set Aside.............................155
      15.12    Severability................................................156
      15.13    Headings....................................................156
      15.14    Governing Law...............................................156
      15.15    Limitation of Liability.....................................156
      15.16    Successors and Assigns......................................156
      15.17    Certain Consents and Waivers of the Borrower
               and the Parent Guarantor....................................156
      15.18    Counterparts; Effectiveness; Inconsistencies................158
      15.19    Limitation on Agreements....................................158
      15.20    Confidentiality.............................................158
      15.21    Entire Agreement............................................159

                               EXHIBITS


Exhibit A      Form of Assignment and Acceptance

Exhibit B      Form of Notice of Conversion/Continuation

Exhibit C      Form of Notice of Borrowing

Exhibit D-1       Form of Revolving Note
Exhibit D-2       Form of Term Note
Exhibit D-3       Form of Acquisition Facility Note

Exhibit E-1       Form of Borrower Security Agreement
Exhibit E-2       Form of Parent Guarantor Security Agreement

Exhibit F-1       Form of Parent Guarantor Stock Pledge Agreement
Exhibit F-2       Form of Subsidiary Stock Pledge Agreement

Exhibit G         Parent Guaranty Provisions

Exhibit H         Form of Limited Guaranty

Exhibit I         Form of Unlimited Guaranty

Exhibit J         Form of Guarantor Mortgage

Exhibit K      Pro Forma Financial Statements

Exhibit L      Projections

Exhibit M      List of Closing Documents

Exhibit N      Form of Officer's Certificate to Accompany Reports

Exhibit O      Form of Letter to Accountants

Exhibit P      Form of Consignee/Bailee Letters

Exhibit Q         Canadian Security Documents

                               SCHEDULES

Schedule 1.1.1          Permitted Equity Securities Options

Schedule 1.1.2          Permitted Existing Accommodation
                          Obligations

Schedule 1.1.3          Permitted Existing Investments

Schedule 1.1.4          Permitted Existing Liens

Schedule 1.1.5          Refinanced Indebtedness

Schedule 7.1-A          Organizational Documents

Schedule 7.1-C          Organizational Structure

Schedule 7.1-E          Governmental Consents

Schedule 7.1-J          Permitted Existing Indebtedness

Schedule 7.1-K          Pending Actions

Schedule 7.1-L          Compensation Matters

Schedule 7.1-S          Environmental Matters

Schedule 7.1-T          ERISA Matters

Schedule 7.1-V          Labor Contracts

Schedule 7.1-Y          Patent, Trademark & Permit Claims Pending

Schedule 7.1-AA         Insurance Policies

Schedule 9.14           Specified Real Property

Schedule 10.10          Permitted Sale/Leaseback Transactions

                     CREDIT AND GUARANTY AGREEMENT


          This Credit and Guaranty Agreement dated as of August 22, 1997 (as amended, supplemented or modified from time to time, the "Agreement") is entered into among American Eco Funding Corp., a corporation organized under the laws of the State of Delaware (the "Borrower"), American Eco Corporation, a corporation organized under the laws of the Province of Ontario (the "Parent Guarantor") and the owner of 100% of the issued and outstanding shares of the Borrower, the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time a party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, and Union Bank of California, N.A. ("Union Bank"), in its capacity as agent for the Lenders and the Issuing Banks hereunder (in such capacity, the "Agent").


                               ARTICLE I
                              DEFINITIONS

     1.1 Certain Defined Terms. The following terms used in this
         ---------------------
Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

          "Accommodation Obligation" means any Contractual Obligation,
           ------------------------
contingent or otherwise, of one Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Accommodation Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received. The amount of any Accommodation Obligation shall be equal to the amount of the Indebtedness, obligation or liability so guaranteed or otherwise supported; provided, that (i) if the liability of the Person extending such
--------
guaranty or support is limited with respect thereto to an amount less than the Indebtedness, obligation or liability guaranteed or supported, or is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Accommodation Obligation shall be limited (in the case of a guaranty or other support limited by amount) to such lesser amount or (in the case of a guaranty or other support limited by recourse to a particular asset or assets) to the higher of the Fair Market Value of such asset or assets at the date for determination of the amount of the Accommodation Obligation or the value at which such asset or assets would, in con-formity with GAAP, be reflected on or valued for the purposes of preparing a consolidated balance sheet of such Person as at such determination date; and (ii) if any obligation or liability is guaranteed or otherwise supported jointly and severally by a Person and others, then the amount of the obligation or liability of such Person with respect to such guaranty or other support to be included in the amount of such Person's Accommodation Obligation shall be the whole principal amount so guaranteed or otherwise supported.

          "Acquisition Facility Availability" means, at any particular
           ---------------------------------
time during the Acquisition Facility Revolving Period, the amount by which the Maximum Acquisition Facility Amount at such time exceeds the Acquisition Facility Obligations at such time.

          "Acquisition Facility Closing Date" means the date on which
           ---------------------------------
all conditions precedent set forth in Sections 6.2 and 6.4 have been simultaneously fulfilled or waived.

          "Acquisition Facility Commitment" means, with respect to any
           -------------------------------
Lender, the obligation of such Lender to make Acquisition Facility Loans pursuant to the terms and conditions of this Agreement, in an amount equal to the amount set forth under such Lender's name under the heading "Acquisition Facility Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Acquisition Facility Commitments" means the
                     --------------------------------
aggregate principal amount of the Acquisition Facility Commitments of all the Lenders, the maximum amount of which shall be $50,000,000, as reduced from time to time pursuant to Section 2.3(f)(i) and Section
                                      -----------------     -------
4.1.
---

          "Acquisition Facility Loan" is defined in Section 2.3(e).
           -------------------------                --------------

          "Acquisition Facility Notes" means promissory notes executed
           --------------------------
by the Borrower and delivered to the Lenders evidencing the Acquisition Facility Loans, as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor, substantially in the form attached hereto as EXHIBIT D-3; and "Acquisition Facility Note" means any one of the
-----------       -------------------------
Acquisition Facility Notes.

          "Acquisition Facility Obligations" means, at any particular
           --------------------------------
time, the outstanding principal amount of the Acquisition Facility Loans at such time, together with interest accrued thereon.

          "Acquisition Facility Period" means the period commencing on
           ---------------------------
the Acquisition Facility Closing Date and ending on the date on which all of the Acquisition Facility Loans and all Obligations relating thereto have been indefeasibly repaid in full.

          "Acquisition Facility Revolving Loan" is defined in Section
           -----------------------------------                -------
2.3(e).
------

          "Acquisition Facility Revolving Termination Date" means the
           -----------------------------------------------
earlier of (i) the second anniversary of the Acquisition Facility Closing Date and (ii) the date of acceleration of the Obligations or termination of the Acquisition Facility Commitments pursuant to
Section 12.2.
------------

          "Acquisition Facility Term Loan" is defined in Section
           ------------------------------                -------
2.3(e).
------

          "Acquisition Facility Termination Date" means the earliest
           -------------------------------------
of (i) the sixth anniversary of the Acquisition Facility Closing Date,
(ii) the date of the payment in full of all Obligations in respect of the Acquisition Facility Term Loans, and (iii) the date of acceleration of the Obligations or termination of the Acquisition Facility Commitments pursuant to Section 12.2.
                                 ------------

          "Affiliate", as applied to any Person, means any other
           ---------
Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the Securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting Securities or by contract or otherwise.

          "Agent" means Union Bank and each successor agent appointed
           -----
pursuant to the terms of Article XIII of this Agreement.
                         ------------

          "Agreement" is defined in the preamble hereto.
           ---------

          "Applicable Lending Office" means, with respect to a
           -------------------------
particular Lender, its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans and its Domestic Lending Office in respect of provisions relating to Reference Rate Loans.

          "Assignment and Acceptance" means an Assignment and
           -------------------------
Acceptance in substantially the form of EXHIBIT A attached hereto and
                                        ---------
made a part hereof (with blanks appropriately completed) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 15.1.
                                                          ------------

          "Bankruptcy Code" means Title 11 of the United States Code
           ---------------
(11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

          "Base Eurodollar Rate" means, with respect to any Euro-
           --------------------
dollar Interest Period applicable to a Borrowing of Eurodollar Rate Loans, an interest rate per annum determined by the Agent to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered to Union Bank's Eurodollar Lending Office by prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Eurodollar Interest Rate Determination Date for such Eurodollar Interest Period for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the Eurodollar Rate Loan to be outstanding for such Eurodollar Interest Period.

          "Benefit Plan" means a defined benefit plan as defined in
           ------------
Section 3(35) of ERISA (other than a Multiemployer Plan or Foreign Employee Benefit Plan) in respect of which the Parent Guarantor or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

          "Borrower" is defined in the preamble of this Agreement.
           --------

          "Borrower Security Agreement" means the Borrower Security
           ---------------------------
Agreement of even date herewith between the Borrower and the Agent, substantially in the form of EXHIBIT E-1.
                             -----------

          "Borrowing" means a borrowing consisting of Loans of the
           ---------
same type made, continued or converted on the same day.

          "Business Activity Report" means (A) a Notice of Business
           ------------------------
Activities Report from the State of New Jersey Division of Taxation or
(B) a Minnesota Business Activity Report from the Minnesota Department of Revenue.

          "Business Day" means a day, in the applicable local time,
           ------------
which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in Los Angeles, California or Houston, Texas and
(ii) in the case of Eurodollar Rate Loans, in London, England and
(iii) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

          "Canadian Employee Benefit Plan" means any benefit program
           ------------------------------
relating to current and former Canadian employees of the Parent Guarantor or any Subsidiaries, including without limitation, profit sharing, deferred compensation, incentive, severance, change of control, phantom stock, stock option, stock purchase, bonus, health or insurance plans, programmes, and arrangements (in each case, oral or written).

          "Canadian GAAP" means, at any time, accounting principles
           -------------
generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis (except for changes made with the prior written consent of the Agent and approved by the Parent Guarantor's independent auditors in accordance with promulgations of the Canadian Institute of Chartered Accountants).

          "Canadian Pension Plan" means any pension and retirement
           ---------------------
plan relating to current and former Canadian employees of the Parent Guarantor or any Subsidiaries, whether registered or unregistered, funded or unfunded and written or oral.

          "Canadian Security Documents" means each of the documents
           ---------------------------
listed and attached in substantial form in EXHIBIT Q.
                                           ---------

          "Capital Expenditures" means, for any period, the aggregate
           --------------------
of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Parent Guarantor's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, (i) Capital Expenditures shall include, whether or
--------  -------
not such a designation would be in conformity with GAAP, (A) that portion of Capital Leases (other than leases of real property) which is capitalized on the consolidated balance sheet of the Parent Guarantor and its Subsidiaries and (B) expenditures for Equipment which is purchased simultaneously with the trade-in of existing Equipment owned by the Parent Guarantor or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the book value of the Equipment being traded in at such time; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds not constituting Net Cash Proceeds of Sale.

          "Capital Lease" means any lease of any property (whether
           -------------
real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means, with respect to any Person, any
           -------------
capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

          "Cash Collateral" means cash or Cash Equivalents held by the
           ---------------
Agent, any of the Issuing Banks or any of the Lenders as security for the Obligations.

          "Cash Collateral Account" means an interest bearing account
           -----------------------
at Union Bank's offices in Los Angeles, California designated by the Agent into which Cash Collateral shall be deposited. The Cash Collateral Account shall be under the sole dominion and control of the Agent, provided that all amounts deposited therein shall be held by
       -------- ----
the Agent for the benefit of the Secured Parties and shall be subject to the terms of Section 12.3.
                ------------

          "Cash Equivalents" means (i) marketable direct obligations
           ----------------
issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government or the government of Canada; (ii) United States domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation or P-1 (or better) by Moody's Investors Services, Inc.; and (iii) certificates of deposit having maturities of not more than one year issued or guaranteed by a Canadian chartered bank and rated R-1 low (or the then equivalent grade) or better by Dominion Bond Rating Service; provided, that (x) the maturities of
                              --------  ----
such Cash Equivalents shall not exceed one year and (y) such Cash Equivalents shall be maintained in investment and other accounts of the Agent at Union Bank.

          "Cash Flow Period" means the Fiscal Year of the Parent
           ----------------
Guarantor ending on November 30, 1998 and, as separate periods, each Fiscal Year of the Parent Guarantor thereafter.

          "Cash Interest Expense" means, for any period, consolidated
           ---------------------
interest expense of the Parent Guarantor and its Subsidiaries, whether paid or accrued, but without duplication (including the interest component of Capital Leases but net of the difference between payments received by the Parent Guarantor on all Hedge Agreements and payments made by the Borrower on all Hedge Agreements other than the initial payments made to enter into such Hedge Agreements), which is payable in cash, all as determined in conformity with GAAP.

          "CERCLA" means the Comprehensive Environmental Response,
           ------
Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

          "Change of Control" means any transaction or series of
           -----------------
transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Securities Exchange Act) of more than thirty percent (30%) of the total aggregate Voting Power, calculated on a fully diluted basis or (b) during any period of two (2) consecutive calendar years, individuals who at the beginning of such period constituted the Parent Guarantor's Board of Directors (together with any new directors whose election by the Parent Guarantor's Board of Directors or whose nomination for election by the Parent Guarantor's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

          "Claim" means any claim or demand, by any Person, of
           -----
whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law, equity or otherwise.

          "Closing Date" means the date on which all conditions
           ------------
precedent set forth in Sections 6.1 and 6.4 have been simultaneously
                       --------------------
fulfilled or waived.

          "Collateral" means all Property and interests in Property
           ----------
now owned or hereafter acquired by the Parent Guarantor or any of its Subsidiaries upon which a Lien is granted under any of the Loan
Documents.

          "Commercial Letter of Credit" means any documentary letter
           ---------------------------
of credit issued by an Issuing Bank pursuant to Section 3.1 for the
                                                -----------
account of the Borrower or for the account of the Parent Guarantor or any of its Subsidiaries if the Borrower is jointly and severally liable for reimbursement of amounts drawn under such letter of credit, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower, the Parent Guarantor or such Subsidiary in the ordinary course of its business.

          "Commission" means the Securities and Exchange Commission
           ----------
and any Person succeeding to the functions thereof.

          "Commitment" means, with respect to any Lender at the time
           ----------
of determination thereof, the aggregate amount of such Lender's (a) Revolving Credit Commitment and (b)(i) during the Term Loan Period, Term Loan Commitment or (ii) during the Acquisition Facility Period, Acquisition Facility Commitment; and "Commitments" means the aggregate
                                      -----------
amount of all (x) Revolving Credit Commitments and (y)(i) during the Term Loan Period, Term Loan Commitments or (ii) during the Acquisition Facility Period, Acquisition Facility Commitments.

          "Commitment Letter" means that certain commitment letter
           -----------------
dated July 30, 1997, addressed to the Parent Guarantor from Union Bank and accepted by the Parent Guarantor on August 4, 1997.

          "Compliance Certificate" is defined in Section 8.1(d).
           ----------------------                --------------

          "Contaminant" means any waste, material, pollutant,
           -----------
contaminant, hazardous substance, toxic substance, hazardous waste, special waste, designated waste, petroleum or petroleum- derived substance or waste, radioactive materials, asbestos (in any form or condition), polychlorinated biphenyls (PCBs), deleterious substance, contaminant or source of contaminant, or any constituent of any such material, substance or waste, refined in, identified in, or regulated in any manner by, an Environmental Health or Safety Requirement of Law.

          "Contractual Obligation", as applied to any Person, means
           ----------------------
any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

          "Cure Loans" is defined in Section 4.2(b)(v)(C).
           ----------                --------------------

          "Customary Permitted Liens" means
           -------------------------

          (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (iii) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate
            --------
     materially detract from the value of the Parent Guarantor's or any of its Subsidiaries' assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals do not secure at any time an aggregate amount exceeding $100,000; and

          (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of the Parent Guarantor or any of its Subsidiaries.


          "Debt-to-Capitalization Ratio" means, as of any date, the
           ----------------------------
ratio of (a) consolidated Funded Debt of the Parent Guarantor and its Subsidiaries as of that date to (b) the sum of consolidated Funded Debt and consolidated shareholders' equity of the Parent Guarantor and its Subsidiaries as of that date.

          "Designated Prepayment" means each mandatory prepayment
           ---------------------
required by clauses (i), (ii), and (iii) of Section 4.1(b).
            -----------  ----      -----    --------------

          "DOL" means the United States Department of Labor and any
           ---
Person succeeding to the functions thereof.

          "Dollars" and "$" mean the lawful money of the United
           -------       -
States.

          "Domestic Lending Office" means, with respect to any Lender,
           -----------------------
such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Agent.

          "EBITDA" means, for any period, the amount calculated,
           ------
without duplication, for such period as (i) Net Income, plus (ii)
                                                        ----
depreciation and amortization expense and other non-cash expenses, plus (iii) Cash Interest Expense, plus (iv) federal, state, and local
----                              ----
income taxes deducted from Net Income in accordance with GAAP, plus
                                                               ----
(v) extraordinary losses (and any unusual losses arising in or outside of the ordinary course of business of the Parent Guarantor and its Subsidiaries not included in extraordinary losses determined in accordance with GAAP) which have been included in the determination of Net Income minus extraordinary gains, including, without limitation,
           -----
any unusual gains arising in or outside of the ordinary course of business of the Parent Guarantor and its Subsidiaries not included in extraordinary gains determined in accordance with GAAP which have been included in the determination of Net Income.

          "Eligible Assignee" means (i) a Lender or any Affiliate
           -----------------
thereof; (ii) a commercial bank having total assets in excess of $2,500,000,000; (iii) the central bank of any country which is a member of the Organization for Economic Cooperation and Development; or (iv) a finance company, insurance company, other financial institution or fund, acceptable to the Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $300,000,000.

          "Environmental, Health or Safety Requirements of Law" means
           ---------------------------------------------------
all Requirements of Law derived from or relating to any federal, state, provincial or local law, ordinance, rule, regulation, Permit, license, order, judgment or other binding determination of or agreement with any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing, natural resources, the indoor or outdoor environment and/or the protection thereof, public, worker or animal health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health or welfare codes, each as from time to time in effect.

          "Environmental Lien" means a Lien in favor of any
           ------------------
Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "Environmental Property Transfer Acts" means any applicable
           ------------------------------------
Requirement of Law that conditions, restricts, prohibits or requires any remedial or responsive action or notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Property Transfer Acts".

          "Equipment" means, with respect to any Person, all of such
           ---------
Person's present and future owned or leased (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal Property (other than such Person's Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

          "ERISA" means the Employee Retirement Income Security Act of
           -----
1974, 29 U.S.C. ss.ss. 1000 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

          "ERISA Affiliate" means (i) any corporation which is a
           ---------------
member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Parent Guarantor; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of
Section 414(c) of the Internal Revenue Code) with the Parent Guarantor; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Parent Guarantor, any corporation described in clause (i) above or
                                                   ----------
any partnership or trade or business described in clause (ii) above.
                                                  -----------

          "Eurodollar Affiliate" means, with respect to each Lender,
           --------------------
the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Borrower and the Agent.

          "Eurodollar Interest Payment Date" means (i) with respect to
           --------------------------------
any Eurodollar Rate Loan, the last day of each Eurodollar Interest Period applicable to such Loan and (ii) with respect to any Eurodollar Rate Loan having a Eurodollar Interest Period in excess of three (3) calendar months, the last day of each three (3) calendar month interval during such Eurodollar Interest Period.

          "Eurodollar Interest Period" is defined in Section 5.2(b).
           --------------------------                --------------

          "Eurodollar Interest Rate Determination Date" is defined in
           -------------------------------------------
Section 5.2(c).
--------------

          "Eurodollar Lending Office" means, with respect to any
           -------------------------
Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Agent.

          "Eurodollar Rate" means, with respect to any Eurodollar
           ---------------
Interest Period applicable to a Eurodollar Rate Loan, an interest rate per annum obtained by dividing (i) the Base Eurodollar Rate applicable to that Eurodollar Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage in effect on the relevant Eurodollar Interest Rate Determination Date.

          "Eurodollar Rate Loans" means those Loans outstanding which
           ---------------------
bear interest at a rate determined by reference to the Eurodollar Rate and the Eurodollar Rate Margin as provided in Section 5.1(a).
                                              --------------

          "Eurodollar Rate Margin" means:
           ----------------------

          (a) On any date prior to the Acquisition Facility Closing Date, (i) from the Closing Date until and including the last day of the first fiscal quarter in which the Closing Date occurs, a rate per annum equal to 3.000% for Revolving Loans and 3.250% for Term Loans and (ii) thereafter, the rate per annum determined in accordance with the Leverage Ratio as of such date as set forth below:

--------------------------------------------------------------------------------

      LEVERAGE RATIO             REVOLVING LOANS                TERM LOANS
--------------------------------------------------------------------------------
Greater than or                       3.000                       3.250
equal to 3.25
--------------------------------------------------------------------------------
Greater than or                       2.750                       3.000
equal to 3.00 but
less than 3.25
--------------------------------------------------------------------------------
Greater than or                       2.375                       2.625
equal to 2.75 but
less than 3.00
--------------------------------------------------------------------------------
Greater than or                       2.000                       2.250
equal to 2.50 but
less than 2.75
--------------------------------------------------------------------------------
Less than 2.50                        1.625                       1.875
--------------------------------------------------------------------------------


          (b) On any date on or after the Acquisition Facility Closing Date, (i) from the Acquisition Facility Closing Date until and including the last day of the first fiscal quarter in which the Acquisition Facility Closing Date occurs, a rate per annum equal to 3.000% for Revolving Loans and 3.250% for Acquisition Facility Loans and (ii) thereafter, the rate per annum determined in accordance with the Leverage Ratio as of such date as set forth below:

--------------------------------------------------------------------------------
                                                                TERM LOANS
                                                              OR ACQUISITION
      LEVERAGE RATIO             REVOLVING LOANS              FACILITY LOANS
--------------------------------------------------------------------------------
Greater than or                       3.000                       3.250
equal to 4.50
--------------------------------------------------------------------------------
Greater than or                       2.750                       3.000
equal to 4.25 but
less than 4.50
--------------------------------------------------------------------------------
Greater than or                       2.375                       2.625
equal to 4.00 but
less than 4.25
--------------------------------------------------------------------------------
Greater than or                       2.000                       2.250
equal to 3.75 but
less than 4.00
--------------------------------------------------------------------------------
Less than 3.75                        1.625                       1.875
--------------------------------------------------------------------------------


          "Eurodollar Reserve Percentage" means, for any day, that
           -----------------------------
percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in Los Angeles, California with deposits exceeding Five Billion Dollars ($5,000,000,000) in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "Event of Default" means any of the occurrences set forth in
           ----------------
Section 12.1 after the expiration of any applicable grace period, as
------------
expressly provided in Section 12.1.
                      ------------

          "Excess Cash Flow" means, for any Cash Flow Period (without
           ----------------
duplication), an amount equal to the Parent Guarantor's and its Subsidiaries' consolidated (i) EBITDA, plus (ii) the net reduction, if
                                       ----
any, in Working Capital during such period, minus (iii) the net
                                            -----
increase, if any, in Working Capital during such period, minus (iv)
                                                         -----
income taxes paid in cash, minus (v) Capital Expenditures paid in cash
                           -----
during such period, minus (vii) interest expense for such period,
                    -----
whether paid or accrued during such period, including, without limitation, the interest component of all Capital Leases, all commissions, fees and discounts with respect to letters of credit and other Indebtedness, minus (viii) scheduled amortization of the
                    -----
principal portion of the Term Loans and the Acquisition Facility Term Loans (net of the application of all prepayments with respect to such scheduled amounts) and scheduled amortization of the principal portion of all other Indebtedness of the Parent Guarantor and its Subsidiaries during such period.

          "Fair Market Value" means, with respect to any asset, the
           -----------------
value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, and, if in excess of $200,000, as determined (a) in good faith by the board of directors of the Parent Guarantor or (b) in an appraisal of such asset, provided that for purposes of Section 10.2
                            --------                      ------------
such appraisal was performed within the one-year period immediately preceding the date of such sale by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

          "Federal Funds Rate" means, for any period, a fluctuating
           ------------------
interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in Los Angeles, California, for the next preceding Business Day) in Los Angeles, California by the Federal Reserve Bank of San Francisco, or if such rate is not so published for any day which is a Business Day in Los Angeles, California, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

          "Federal Reserve Board" means the Board of Governors of the
           ---------------------
Federal Reserve System or any Governmental Authority succeed- ing to its functions.

          "Fee Letter" means that certain fee letter addressed to the
           ----------
Parent Guarantor from the Agent dated July 30, 1997.

          "Financial Statements" means (i) statements of income and
           --------------------
retained earnings, statements of cash flow, and balance sheets, (ii) such other financial statements as the Parent Guarantor and its Subsidiaries shall routinely and regularly prepare and (iii) such other financial statements as the Agent or the Requisite Lenders may from time to time reasonably specify.

          "First Tier Subsidiary" means a Subsidiary of the Parent
           ---------------------
Guarantor whose securities or other ownership interests are owned directly by the Parent Guarantor.

          "Fiscal Year" means the fiscal year of the Parent Guarantor
           -----------
and its Subsidiaries for accounting and tax purposes.

          "Fixed Charge Coverage Ratio" means, for any period, the
           ---------------------------
ratio of (a) the amount calculated as (i) consolidated EBITDA of the Parent Guarantor and its Subsidiaries for that period minus (ii) the
                                                      -----
aggregate amount of consolidated Capital Expenditures of the Parent Guarantor and its Subsidiaries made in cash during that period to (b) the sum of (i) Cash Interest Expense for that period plus (ii) the
                                                     ----
aggregate amount of scheduled payments of principal of consolidated Funded Debt of the Parent Guarantor and its Subsidiaries during that period plus (iii) all taxes paid or payable by the Parent Guarantor
       ----
and its Subsidiaries during that period plus (iv) the aggregate amount
                                        ----
of cash dividends paid by the Parent Guarantor on its Capital Stock during that period.

          "Foreign Employee Benefit Plan" means any Canadian Employee
           -----------------------------
Benefit Plan and any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of the Parent Guarantor, any of its Subsidiaries or any of its ERISA Affiliates and is not covered by ERISA pursuant to ERISA
Section 4(b)(4).

          "Foreign Pension Plan" means any Canadian Pension Plan and
           --------------------
any employee benefit plan as defined in Section 3(3) of ERISA which
(i) is maintained or contributed to for the benefit of employees of the Parent Guarantor, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

          "Foreign Subsidiary" means a Subsidiary of the Parent
           ------------------
Guarantor which is organized under the laws of a jurisdiction other than the United States of America (or any State thereof) or Canada (or any Province thereof).

          "Fronting Fee" is defined in Section 5.3(b).
           ------------                --------------

          "Funded Debt" means Indebtedness of the Parent Guarantor and
           -----------
its Subsidiaries for borrowed money (determined in accordance with GAAP), including, without limitation, Indebtedness under Capital
Leases.

          "Funding Date" means, with respect to any Loan, the date of
           ------------
funding of such Loan.

          "GAAP" means (a) prior to the change from Canadian to
           ----
American accounting principles described in Section 15.4(b), Canadian
                                            ---------------
GAAP and (b) as of and after the change from Canadian to American accounting principles described in Section 15.4(b), generally accepted
                                   ---------------
accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession in the United States of America as in effect on the date hereof (unless otherwise specified herein as in effect on another date or dates), provided that, in the
                                               --------
case of Financial Statements prepared in accordance with GAAP as described in this clause (b), such Financial Statements shall provide
                  ----------
a reconciliation to GAAP as described in clause (a) of this
                                         ----------
definition, together with a statement of any significant differences relevant to the Financial Statements between GAAP as described in clause (a) and clause (b).
----------     ----------

          "General Intangibles" means, with respect to any Person, all
           -------------------
of such Person's present and future (i) general intangibles, (ii) rights, interests, choses in action, causes of action, claims and other intangible Property of every kind and nature (other than Receivables), (iii) corporate and other business records, (iv) loans, royalties, and other obligations receivable, (v) trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, registered patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials, (vi) customer and supplier contracts, firm sale orders, rights under license and franchise agreements, rights under tax sharing agreements, and other contracts and contract rights, (vii) interests in partnerships and joint ventures, (viii) tax refunds and tax refund claims, (ix) right, title and interest under leases, subleases, licenses and concessions and other agreements relating to Property, (x) deposit accounts (general or special) with any bank or other financial institution,
(xi) credits with and other claims against third parties (including carriers and shippers), (xii) rights to indemnification and with respect to support and keep-well agreements, (xiii) reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, (xiv) proceeds of insurance of which such Person is beneficiary, (xv) letters of credit, guarantees, Liens, security interests and other security held by or granted to such Person and (xvi) uncertificated securities.

          "Governmental Authority" means any nation or government, any
           ----------------------
federal, state, regional, provincial, municipal, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guaranties" means, collectively, each Limited Guaranty and
           ----------
each Unlimited Guaranty.

          "Guarantor Mortgages" means, collectively, each Guarantor
           -------------------
Mortgage executed by a Subsidiary Guarantor for the benefit of the Agent, substantially in the form of EXHIBIT J.
                                    ---------

          "Guarantors" means, collectively, the Parent Guarantor and
           ----------
the Subsidiary Guarantors.

          "Hedge Agreement" means any agreement, including, without
           ---------------
limitation, interest rate exchange, swap, collar or cap agreement, interest rate future or option contract, currency swap agreement, currency future or option contract, and other similar agreement, evidencing an arrangement intended to protect against fluctuation in interest rates and/or foreign exchange rates or convertibility of foreign currencies to Dollars.

          "Indebtedness", as applied to any Person, means, at any
           ------------
time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Accommodation Obligations, (vii) under warranties and indemnities or
(viii) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts, Hedge Agreements and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

          "Indemnified Matters" is defined in Section 15.3.
           -------------------                ------------

          "Indemnitees" is defined in Section 15.3.
           -----------                ------------

          "Interest Coverage Ratio" means, for any period, the ratio
           -----------------------
of (i) EBITDA for that period to (ii) Cash Interest Expense for that period.

          "Internal Revenue Code" means the Internal Revenue Code of
           ---------------------
1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

          "Inventory" means, with respect to any Person, all of such
           ---------
Person's present and future (i) inventory, (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all consigned goods and all other items which have previously constituted Equipment of such Person but are then currently being held for sale or lease in the ordinary course of such Person's business, (iii) raw materials, work-in-process and finished goods, (iv) materials and supplies of any kind, nature or description used or consumed in such Person's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above, (v) goods in which such Person has a
-----------         -----
joint or other interest or right of any kind (including, without limitation, goods in which such Person has an interest or right as consignee), and (vi) goods which are returned to or repossessed by such Person; in each case whether in the possession of such Person, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

          "Investment" means, with respect to any Person, (i) any
           ----------
purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

          "IRS" means the Internal Revenue Service and any Person
           ---
succeeding to the functions thereof.

          "Issuing Banks" means Union Bank and each Lender designated
           -------------
as an "Issuing Bank" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender and each other Lender approved by the Agent and the Borrower who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 3.1.
                   -----------

          "Lender" means, as of the Closing Date, each financial
           ------
institution a signatory hereto as a Lender and, at any other given time, each financial institution which is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any Commercial Letter of Credit or
           ----------------
Standby Letter of Credit.

          "Letter of Credit Fee" is defined in Section 5.3(b).
           --------------------                --------------

          "Letter of Credit Obligations" means, at any particular
           ----------------------------
time, the sum of (i) all outstanding Reimbursement Obligations, plus
(ii) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (iii) the aggregate face amount of all Letters of Credit
        ----
requested by the Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied by the designated Issuing Bank as referenced in Section 3.1(c)(i)).
                      ------------------

          "Letter of Credit Reimbursement Agreement" means, with
           ----------------------------------------
respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower and as are not materially adverse (in the judgment of the Issuing Bank and Agent) to the interests of the Lenders; provided, however, in the event of any
                              --------  -------
conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

          "Leverage Ratio" means, on any date, the ratio of Funded
           --------------
Debt as of the last day of the most recently expired fiscal quarter of the Parent Guarantor to EBITDA for the four-quarter period ending on the last day of such fiscal quarter, calculated on a pro forma basis assuming that each Permitted Acquisition consummated at any time during such four-quarter period had been consummated as of the first day of such four-quarter period, incorporating, as appropriate, EBITDA for any Target of such a Permitted Acquisition earned prior to the date of such Permitted Acquisition.

          "Liabilities and Costs" means all liabilities, obligations,
           ---------------------
responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs and fees and costs associated with any investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

          "Lien" means any mortgage, deed of trust, charge, pledge,
           ----
hypothecation, assignment, conditional sale or other title retention agreement or arrangement, deposit arrangement, security interest, encumbrance, restrictive covenant, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to ss. 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

          "Limited Guaranty" means a Limited Guaranty and Security
           ----------------
Agreement to be executed by each Subsidiary Guarantor, substantially in the form of EXHIBIT H.
               ---------

          "Loan Account" is defined in Section 4.3(b).
           ------------                --------------

          "Loan Documents" means this Agreement, the Notes, the
           --------------
Security Documents and the Hedge Agreements to which any Lender or any Affiliate of a Lender is a party and all other instruments, agreements and written Contractual Obligations between the Parent Guarantor or any Subsidiary of the Parent Guarantor and the Agent, any Lender or any Issuing Bank delivered to either the Agent, such Lender or such Issuing Bank pursuant to or in connection with the transactions contemplated hereby.

          "Loans" means all (a) Revolving Loans and (b) (i) during the
           -----
Term Loan Period, Term Loans or (ii) during the Acquisition Facility Period, Acquisition Facility Loans, in each case whether Reference Rate Loans or Eurodollar Rate Loans.

          "Margin Stock" means "margin stock" as such term is defined
           ------------
in Regulation U and Regulation G.

          "Material Adverse Effect" means a material adverse effect
           -----------------------
upon (i) the financial condition, operations, assets or prospects of the Parent Guarantor or any Subsidiary of the Parent Guarantor whose total assets, or revenues for the most recently completed period of four fiscal quarters, exceed $20,000,000, (ii) the ability of the Parent Guarantor or any of its Subsidiaries to perform their respective obligations under the Loan Documents, or (iii) the ability of the Lenders, the Issuing Banks or the Agent to enforce any of the Obligations.

          "Maximum Acquisition Facility Amount" means, at any
           -----------------------------------
particular time, the Acquisition Facility Commitments at such time.

          "Maximum Revolving Credit Amount" means, at any particular
           -------------------------------
time, the Revolving Credit Commitments at such time.

          "MIS" means computerized management information system for
           ---
recording and maintenance of information regarding purchases, sales, aging, categorization, and locations of Inventory, creation and aging of Receivables, and accounts payable (including agings thereof).

          "Multiemployer Plan" means a "multiemployer plan" as defined
           ------------------
in Section 4001(a)(3) of ERISA (other than a Foreign Employee Benefit
Plan) which (i) is, or within the immediately preceding six (6) years was, contributed to by either the Parent Guarantor or any ERISA Affiliate or in respect of which the Parent Guarantor or any ERISA Affiliate has assumed any liability and (ii) is not a Foreign Employee Benefit Plan.

          "Net Cash Proceeds of Issuance of Equity Securities or
           -----------------------------------------------------
Indebtedness" means (i) net cash proceeds (including cash, equivalents
------------
readily convertible into cash, and cash proceeds of any notes received as consideration or of any other non-cash consideration) received by the Parent Guarantor or any of its Subsidiaries at any time after the Closing Date on account of the issuance of (a) equity Securities of the Parent Guarantor or any of its Subsidiaries (other than (1) Capital Stock of a Subsidiary issued to the Parent Guarantor or to a Subsidiary of the Parent Guarantor and (2) equity Securities of the Parent Guarantor issued in payment of Indebtedness of the Parent Guarantor or any of its Subsidiaries, to the extent such payment is permitted hereunder) or (b) Indebtedness (other than Indebtedness permitted under Section 10.1) of the Parent Guarantor or any of its
                ------------
Subsidiaries, in each case net of all transaction costs and underwriters' discounts with respect thereto; and (ii) proceeds received by the Parent Guarantor at any time after the Closing Date as a contribution to its capital on account of the issuance of equity Securities of the Parent Guarantor.

          "Net Cash Proceeds of Sale" means (i) proceeds received by
           -------------------------
the Parent Guarantor or any of its Subsidiaries in cash (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration of any other non-cash consideration) from the sale, assignment or other disposition of (but not the lease or license of) any Property, other than sales permitted under clauses (b) and (c) and clauses (f) through (i) of Section 10.2,
      -------------------     -----------------------    ------------
net of (A) the costs of sale, assignment or other disposition, (B) any income, franchise, transfer or other tax liability arising from such transaction and (C) amounts applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien permitted by Section
                                                            -------
10.3 on the asset disposed of, if such net proceeds arise from any
----
individual sale, assignment or other disposition or from any group of related sales, assignments or other dispositions; and (ii) to the extent provided in Section 9.8, proceeds of insurance on account of
                   -----------
the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain.

          "Net Income" means, for any period, the net earnings (or
           ----------
loss) after taxes of the Parent Guarantor and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

          "Net Insurance and Condemnation Proceeds" means proceeds
           ---------------------------------------
(including cash, equivalents readily convertible into cash, and such proceeds of any notes received in lieu of cash) of insurance policies described in Section 9.8 and proceeds of condemnation awards described
             -----------
in Section 9.8 required to be remitted to the Agent as provided in
   -----------
Section 9.8.
-----------

          "Non Pro Rata Loan" is defined in Section 4.2(b)(v).
           -----------------                -----------------

          "Note" means a promissory note in the form attached hereto
           ----
as EXHIBIT D-1, D-2 or D-3 payable to a Lender, evidencing certain of
   -----------  ---    ---
the Obligations of the Borrower to such Lender and executed by the Borrower as required by Section 4.3(a), as the same may be amended,
                        --------------
supplemented, modified or restated from time to time; "Notes" means,
                                                       -----
collectively, all of such Notes outstanding at any given time.

          "Notice of Borrowing" means a notice substantially in the
           -------------------
form of EXHIBIT C attached hereto and made a part hereof.
        ---------

          "Notice of Conversion/Continuation" means a notice
           ---------------------------------
substantially in the form of EXHIBIT B attached hereto and made a part
                             ---------
hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).
            --------------

          "Obligations" means all Loans, advances, debts, liabilities,
           -----------
obligations, covenants and duties owing by the Borrower to the Agent, any Lender, any Issuing Bank, any Affiliate of the Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 15.3 of this Agreement, of any kind or nature,
            ------------
present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, the Notes or any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange contract, Hedge Agreement or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document (including sums chargeable on or after the occurrence of an event referred to in
Section 12.1(f) or 12.(g), whether or not allowed as a claim in any
---------------    ------
proceeding relating to such event).

          "Officer's Certificate" means, as to a corporation, a
           ---------------------
certificate executed on behalf of such corporation by the chairman or vice-chairman of its board of directors (if an officer of such corporation) or its president, any of its vice-presidents, its chief financial officer, or its treasurer.

          "Operating Lease" means, as applied to any Person, any lease
           ---------------
of any Property by that Person as lessee which is not a Capital Lease.

          "Organizational Documents" means, with respect to any
           ------------------------
corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in the partnership, (iii) the by-laws (or the equivalent governing documents) of the corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

          "Original Currency" is defined in Section 14.6(a).
           -----------------                ---------------

          "OSHA" means the Occupational Safety and Health Act of 1970,
           ----
29 U.S.C. ss.ss. 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

          "Other Currency" is defined in Section 14.6(a).
           --------------                ---------------

          "Parent Guarantor" is defined in the preamble of this
           ----------------
Agreement.

          "Parent Guarantor Security Agreement" means the Parent
           -----------------------------------
Guarantor Security Agreement of even date herewith between the Parent Guarantor and the Agent, substantially in the form of EXHIBIT E-2.
                                                      -----------

          "Parent Guarantor Stock Pledge Agreement" means the Parent
           ---------------------------------------
Guarantor Stock Pledge Agreement executed by the Parent Guarantor for the benefit of the Agent, substantially in the form of EXHIBIT F-1.
                                                       -----------

          "PBGC" means the Pension Benefit Guaranty Corporation and
           ----
any Person succeeding to the functions thereof.

          "Permits" means any permit, approval, authorization license,
           -------
variance, or permission required from a Governmental Authority or other Person under an applicable Requirement of Law.

          "Permitted Acquisition" means an acquisition by the Parent
           ---------------------
Guarantor or a Subsidiary Guarantor which is a First Tier Subsidiary of all or substantially all of the assets or the Capital Stock of a Target upon satisfaction of each of the following conditions:

          (a) the Agent shall receive at least thirty (30) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition (including, without limitation, a summary of any environmental, health or safety claims, liabilities and costs resulting from the proposed Permitted Acquisition);

          (b) such Permitted Acquisition shall only involve assets located in the United States or Canada and comprising a business, or those assets of a business, of the type engaged in by the Parent Guarantor and its Subsidiaries as of the Closing Date (but in any event not involving the treatment, recycling, storage or disposal of any Contaminant), and which business would not subject the Agent, any Lender or any Issuing Bank to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to the Parent Guarantor and its Subsidiaries prior to such Permitted Acquisition;

          (c) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

          (d) EBITDA of the Target (based on the financial statements of the Target for the period of four fiscal quarters most recently ended, which financial statements shall be in form acceptable to the Agent, and determineda positive number, and such Permitted Acquisition shall satisfy the criteria set forth in Section 10.4(h);
                                        ---------------

          (e) at or prior to the closing of any Permitted Acquisition, the Agent will be granted, for the benefit of the Secured Parties, a first priority perfected Lien (subject only to Customary Permitted Liens) in all assets acquired pursuant thereto, and the Borrower, each Guarantor and the Target shall have executed such documents and taken such actions as may be reasonably required by the Agent in connection therewith, including amendments to the Security Documents;

          (f) concurrently with delivery of the notice referred to in clause (a) above, the Parent Guarantor shall have delivered to the Agent, in form and substance reasonably satisfactory to the Agent:

              (i) a pro forma consolidated and consolidating balance sheet of the Parent Guarantor and its Subsidiaries (the "Acquisition
                                                        -----------
     Pro Forma"), based on recent financial data, which shall be
     ---------
     complete and shall accurately and fairly represent the assets, liabilities, financial condition and results of operations of the Parent Guarantor and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith and giving effect to what the operating results would have been for the period after appropriate adjustments approved in advance by the Agent, and such Acquisition Pro Forma shall reflect that on a pro forma basis, no Potential Event of Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition and the Parent Guarantor would have been in compliance with the financial covenants set forth in Article XI for the period reflected in the
                            ----------
     Compliance Certificate most recently delivered to the Agent prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

               (ii) updated versions of the most recently delivered Projections covering the period commencing on the date of such Permitted Acquisition and ending on the Acquisition Facility Termination Date then in effect and otherwise prepared in accordance with the Projections (the "Acquisition Projections")
                                           -----------------------
     and based upon historical financial data of the Target of a recent date satisfactory to the Agent, taking into account such Permitted Acquisition;

               (iii) a certificate of the chief financial officer of the Parent Guarantor to the effect that: (w) the Parent Guarantor
     (and the applicable Subsidiary of the Parent Guarantor, if a Subsidiary of the Parent Guarantor is acquiring the Target) will be Solvent upon the consummation of the Permitted Acquisition;
     (x) the Acquisition Pro Forma fairly presents the financial condition of the Parent Guarantor and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of the Parent Guarantor subsequent to the date thereof based upon the historical performance of the Parent Guarantor and the Target and show that the Parent Guarantor shall continue to be in compliance with the financial covenants set forth in Article XI for the
                                               ----------
     period commencing on the date of such Permitted Acquisition and ending on the Acquisition Facility Termination Date then in effect; and (z) the Parent Guarantor completed, not later than ten (10) Business Days prior to the date of the Permitted Acquisition, its due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business; and

               (iv) a set of revised Schedules to this Agreement, modified as necessary to give effect to the proposed Permitted
     Acquisition;

          (g) on or prior to the date of such Permitted Acquisition, the Agent shall have received, in form and substance reasonably satisfactory to the Agent, the agreements entered into in connection with the Permitted Acquisition and all opinions, certificates, lien search results, environmental reports, title insurance policies, surveys, zoning letters, certificates of occupancy, appraisals and other documents reasonably requested by the Agent, including an assignment of rights in respect of the Parent Guarantor's (or the applicable Subsidiary of the Parent Guarantor's) rights under the related Permitted Acquisition agreements, which assignment shall be expressly permitted under such Permitted Acquisition agreement or shall have been consented to by the Target in writing; and

          (h) at the time of such Permitted Acquisition and after giving effect thereto, no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom.

          "Permitted Equity Securities Options" means the
           -----------------------------------
subscriptions, options, warrants, rights, convertible securities and other agreements or commitments relating to the issuance of equity Securities of the Parent Guarantor or any Subsidiary of the Parent Guarantor identified as such on SCHEDULE 1.1.1.
                                --------------

          "Permitted Existing Accommodation Obligations" means those
           --------------------------------------------
Accommodation Obligations of the Parent Guarantor and its Subsidiaries identified as such on SCHEDULE 1.1.2.
                      --------------

          "Permitted Existing Indebtedness" means the Indebtedness of the Parent Guarantor and its Subsidiaries identified as such on
SCHEDULE 7.1-J.
--------------

          "Permitted Existing Investments" means those Investments identified as such on SCHEDULE 1.1.3.
                      --------------

          "Permitted Existing Liens" means the Liens on assets of the
           ------------------------
Parent Guarantor or any of its Subsidiaries identified as such on
SCHEDULE 1.1.4.
--------------

          "Person" means any natural person, corporation, limited
           ------
liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

          "Plan" means an employee benefit plan defined in Section
           ----
3(3) of ERISA (other than a Foreign Employee Benefit Plan) (i) in respect of which the Parent Guarantor or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or the Parent Guarantor or any ERISA Affiliate has assumed any liability and (ii) which is not a Foreign Employee Benefit Plan.

          "Potential Event of Default" means an event which, with the
           --------------------------
giving of notice or the lapse of time, or both, would consti- tute an Event of Default.

          "Process Agent" is defined in Section 15.17(a).
           -------------                ----------------

          "Pro Forma" means the unaudited pro forma opening
           ---------
consolidated balance sheet of the Parent Guarantor and its
Subsidiaries attached hereto as EXHIBIT K, prepared in accordance with
                                ---------
GAAP, dated the Closing Date, and giving effect to the extensions of credit and application of proceeds thereof contemplated hereby.

          "Projections" means the financial projections (including,
           -----------
without limitation, capital expenditure budget) and assumptions prepared by the Parent Guarantor dated as of the Closing Date and attached hereto as EXHIBIT L.
                   ----------

          "Property" means any Real Property or personal property,
           --------
plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, General Intangible, Receivable, or other asset owned, leased or operated by the Parent Guarantor or any Subsidiary of the Parent Guarantor, as applicable, (including any surface water thereon, and soil and groundwater thereunder).

          "Pro Rata Share" means, with respect to any Lender, the
           --------------
percentage obtained by dividing (i) the sum of such Lender's (A) Revolving Credit Commitment and (B) (1) during the Term Loan Period, Term Loan Commitment or (2) during the Acquisition Facility Period, Acquisition Facility Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by (ii) the aggregate amount of all of the (A) Revolving Credit Commitments and
(B) (1) during the Term Loan Period, Term Loan Commitments or (2) during the Acquisition Facility Period, Acquisition Facility Commitments (notwithstanding the termination of any such Commitments).

          "Protective Advance" is defined in Section 13.9(a).
           ------------------                ---------------

          "RCRA" means the Resource Conservation and Recovery Act of
           ----
1976, 42 U.S.C. ss.ss. 6901 et seq., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

          "Real Property" means, with respect to any Person, all of
           -------------
such Person's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all
   -----------     ----
easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.
                                      -------------     ----

          "Receivables" means, with respect to any Person, all of such
           -----------
Person's present and future (i) accounts, (ii) contract rights, chattel paper, instruments, documents, deposit accounts, and other rights to payment of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services, and whether or not earned by performance, (iii) any of the foregoing which are not evidenced by instruments or chattel paper,
(iv) intercompany receivables, and any security documents executed in connection therewith, (v) proceeds of any letters of credit or insurance policies on which such Person is named as beneficiary, (vi) claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to such Person, (vii) rights in and to all security agreements, leases, guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent, and
(viii) rights in returned and repossessed goods, merchandise and Inventory which any of the same may represent, including, without limitation, any right of stoppage in transit.

          "Reference Rate" means the variable rate of interest per
           --------------
annum established by Union Bank from time to time as its "Reference Rate." The "Reference Rate" is set by Union Bank as a general reference rate of interest, taking into account such factors as Union Bank may deem appropriate, it being understood that many of Union Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Union Bank may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in the "Reference Rate."

          "Reference Rate Loans" means all Loans which bear interest
           --------------------
at a rate determined by reference to the Reference Rate as provided in
Section 5.1(a).

          "Reference Rate Margin" means:
           ---------------------

          (a) On any date prior to the Acquisition Facility Closing Date, (i) from the Closing Date until and including the last day of the first fiscal quarter in which the Closing Date occurs, a rate per annum equal to 2.000% for Revolving Loans and 2.250% for Term Loans and (ii) thereafter, the rate per annum determined in accordance with the Leverage Ratio as of such date as set forth below:

--------------------------------------------------------------------------------

      LEVERAGE RATIO             REVOLVING LOANS                TERM LOANS
--------------------------------------------------------------------------------
Greater than or                       2.000                       2.250
equal to 3.25
--------------------------------------------------------------------------------
Greater than or                       1.750                       2.000
equal to 3.00 but
less than 3.25
--------------------------------------------------------------------------------
Greater than or                       1.375                       1.625
equal to 2.75 but
less than 3.00
--------------------------------------------------------------------------------
Greater than or                       1.000                       1.250
equal to 2.50 but
less than 2.75
--------------------------------------------------------------------------------
Less than 2.50                        0.625                       0.875
--------------------------------------------------------------------------------


          (b) On any date on or after the Acquisition Facility Closing Date, (i) from the Acquisition Facility Closing Date until and including the last day of the first fiscal quarter in which the Acquisition Facility Closing Date occurs, a rate per annum equal to 2.000% for Revolving Loans and 2.250% for Acquisition Facility Loans and (ii) thereafter, the rate per annum determined in accordance with the Leverage Ratio as of such date as set forth below:

--------------------------------------------------------------------------------
                                                                TERM LOANS
                                                              OR ACQUISITION
      LEVERAGE RATIO             REVOLVING LOANS              FACILITY LOANS
--------------------------------------------------------------------------------
Greater than or                       2.000                       2.250
equal to 4.50
--------------------------------------------------------------------------------
Greater than or                       1.750                       2.000
equal to 4.25 but
less than 4.50
--------------------------------------------------------------------------------
Greater than or                       1.375                       1.625
equal to 4.00 but
less than 4.25
--------------------------------------------------------------------------------
Greater than or                       1.000                       1.250
equal to 3.75 but
less than 4.00
--------------------------------------------------------------------------------
Less than 3.75                        0.625                       0.875
--------------------------------------------------------------------------------


          "Refinanced Indebtedness" means the Indebtedness of the
           -----------------------
Parent Guarantor or any of its Subsidiaries which is to be repaid or defeased out of the proceeds of the Loans made on the Closing Date and identified as such on SCHEDULE 1.1.5.
                      ---------------

          "Register" is defined in Section 15.1(c).
           --------                ---------------

          "Regulation A" means Regulation A of the Federal Reserve
           ------------
Board as in effect from time to time.

          "Regulation G" means Regulation G of the Federal Reserve
           ------------
Board as in effect from time to time.

          "Regulation T" means Regulation T of the Federal Reserve
           ------------
Board as in effect from time to time.

          "Regulation U" means Regulation U of the Federal Reserve
           ------------
Board as in effect from time to time.

          "Regulation X" means Regulation X of the Federal Reserve
           ------------
Board as in effect from time to time.

          "Reimbursement Date" is defined in Section 3.1(d)(i)(A).
           ------------------                --------------------

          "Reimbursement Obligations" means the aggregate non-
           -------------------------
contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

          "Release" means any release, spill, emission, leaking,
           -------
pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of Contaminants or barrels, pallets, containers or other receptacles, the discharge, emptying, escape, dispersal, leaching or active or passive migration of Contaminants into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, soil gas, surface water, groundwater or Property.

          "Remedial Action" means actions required to (i) clean up,
           ---------------
remove, treat, stabilize, contain or in any other way address Contaminants in, on, under or at any Property or in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or mitigate the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care, or (iv) restore, repair, replace or otherwise redress any impairment to natural resources, any Property, or any property owned by third parties.

          "Replacement Proceeds" means the amount of (i) proceeds of
           --------------------
insurance paid on account of the loss of or damage to any Property and awards of compensation for Property taken by condemnation or eminent domain to the extent actually used to replace, rebuild or restore the Property so lost, damaged or taken, provided that (a) the Parent
                                    -------- ----
Guarantor shall have delivered written notice to the Agent that it or its applicable Subsidiary intends to so replace, rebuild or restore such Property and (b) the Parent Guarantor or such applicable Subsidiary of the Parent Guarantor replaces or uses its best efforts to commence the restoration or rebuilding of such Property within 180 days after the Agent's receipt of the proceeds of such insurance payment or condemnation award and (ii) insurance paid on account of a business interruption occurrence to the extent actually used in the restoration or conduct of the business interrupted.

          "Reportable Event" means any of the events described in
           ----------------
Section 4043(b) of ERISA and the regulations promulgated thereunder as in effect from time to time.

          "Requirements of Law" means, as to any Person, the charter
           -------------------
and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, judgment, order, decree or determination of or agreement with an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or and Environmental, Health or Safety Requirement of Law.

          "Requisite Lenders" means, as of any date, Lenders having
           -----------------
more than 51% of the aggregate amount of Loans and Reimbursement Obligations outstanding or, if no Loans or Reimbursement Obligations shall be outstanding, Lenders whose Pro Rata Shares, in the aggregate, are greater than 51%.

          "Restricted Junior Payment" means (i) any dividend or other
           -------------------------
distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of equity Securities of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Senior Subordinated Notes or any other Subordinated Indebtedness and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Parent Guarantor or any of its Subsidiaries now or hereafter outstanding.

          "Restricted Subsidiaries" means, collectively, American
           -----------------------
ECO/SP Corporation, C.A. Turner Maintenance, Inc., Cambridge
Construction Service Corp., Canadian Energy Services Limited,
Environmental Evolutions, Inc., H.E. Co. Services, Inc., Lake Charles Construction Corporation, Lake Charles Heating & Cooling, Lake Charles Sheet Metal, NUS, Inc. and United Eco Systems, Inc.

          "Revolving Credit Availability" means, at any particular
           -----------------------------
time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

          "Revolving Credit Commitment" means, with respect to any
           ---------------------------
Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on the
                                 ---------------------------
signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Credit Commitments" means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall be $12,000,000 prior to the Acquisition Facility Closing Date and $25,000,000 thereafter, as reduced from time to time pursuant to
Section 4.1.
-----------

          "Revolving Credit Obligations" means, at any particular
           ----------------------------
time, the sum of (i) the outstanding principal amount of the Revolving Loans at such time plus (ii) the Letter of Credit Obligations at such
                   ----
time.

          "Revolving Credit Termination Date" means the earlier to
           ---------------------------------
occur of (i) the fifth anniversary of the Closing Date (or, if not a Business Day, the next preceding Business Day) and (ii) the date of termination of the Revolving Credit Commitments pursuant to the terms of this Agreement.

          "Revolving Lenders" means those Lenders having a Revolving
           -----------------
Credit Commitment; and "Revolving Lender" means one of the Revolving
                        ----------------
Lenders, individually.

          "Revolving Loan" is defined in Section 2.2(a).
           --------------                --------------

          "Revolving Notes" means promissory notes executed by the
           ---------------
Borrower and delivered to the Lenders evidencing the Revolving Loans, as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor, substantially in the form attached hereto as EXHIBIT D-1; and
                                             -----------
"Revolving Note" means any one of the Revolving Notes.
 --------------

          "Secured Counterparties" means those parties to any Hedge
           ----------------------
Agreement (other than the Borrower or any Affiliate of the Borrower) that are Lenders.

          "Secured Parties" means the Agent, the Lenders, the Issuing
           ---------------
Banks and the Secured Counterparties.

          "Securities" means any stock, shares, voting trust
           ----------
certificates, limited partnership certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the Obligations.

          "Securities Act" means the Securities Act of 1933, as
           --------------
amended from time to time, and any successor statute.

          "Securities Exchange Act" means the Securities Exchange Act
           -----------------------
of 1934, as amended from time to time, and any successor statute.

          "Security Documents" means, collectively, the Borrower
           ------------------
Security Agreement, the Parent Guarantor Security Agreement, the Guaranties, the Guarantor Mortgages, the Parent Guarantor Stock Pledge Agreement, the Subsidiary Stock Pledge Agreements and the Canadian Security Documents.

          "Senior Debt-to-Capitalization Ratio" means, as of any date,
           -----------------------------------
the ratio of (a) Funded Debt (other than Subordinated Indebtedness) as of that date to (b) the sum of Funded Debt and consolidated shareholders' equity of the Parent Guarantor and its Subsidiaries as of that date.

          "Senior Leverage Ratio" means, on any date, the ratio of (a)
           ---------------------
Funded Debt (other than Subordinated Indebtedness) as of the last day of the most recently expired fiscal quarter to (b) EBITDA for the period of four fiscal quarters ending on the last day of such fiscal quarter, calculated on a pro forma basis assuming that each Permitted Acquisition consummated at any time during such four-quarter period had been consummated as of the first day of such four-quarter period, incorporating, as appropriate, EBITDA for any Target of such a Permitted Acquisition earned prior to the date of such Permitted Acquisition.

          "Senior Subordinated Note Documents" means the documents and
           ----------------------------------
instruments governing the Senior Subordinated Notes.

          "Senior Subordinated Note Issuance Date" means the date, on
           --------------------------------------
or before March 31, 1998, on which the Senior Subordinated Notes shall first be issued.

          "Senior Subordinated Notes" means Subordinated Indebtedness
           -------------------------
in an original aggregate principal amount of no less than $100,000,000 issued on terms and conditions approved by the Lenders pursuant to
Section 6.2(b).
--------------

          "Solvent", when used with respect to any Person, means that
           -------
at the time of determination:

            (i) the Fair Market Value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

         (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Standby Letter of Credit" means any letter of credit issued
           ------------------------
by an Issuing Bank pursuant to Section 3.1 for the account of the
                               -----------
Borrower or for the account of the Parent Guarantor or any of its Subsidiaries if the Borrower is jointly and severally liable for reimbursement of amounts drawn under such letter of credit, which is not a Commercial Letter of Credit.

          "Subordinated Indebtedness" means (i) the Senior
           -------------------------
Subordinated Notes and (ii) any other Indebtedness of the Parent Guarantor or the Borrower subordinated in right of payment on terms
(A) not less favorable to the Lenders, and subject to covenants and events of default not more burdensome to the Borrower and the Guarantors, than the subordination provisions, covenants and events of default applicable to the Senior Subordinated Notes or (B) approved in writing by the Requisite Lenders.

          "Subsidiary" of a Person means any corporation, limited
           ----------
liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions with respect to such entity are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

          "Subsidiary Guarantors" means each existing and future
           ---------------------
Subsidiary of the Parent Guarantor (other than a Foreign Subsidiary) and any other Person executing and delivering a guaranty of payment and performance of all or any portion of the Obligations.

          "Subsidiary Stock Pledge Agreements" means each Subsidiary
           ----------------------------------
Stock Pledge Agreement executed by a Subsidiary Guarantor for the benefit of the Agent, substantially in the form of EXHIBIT F-2.
                                                   -----------

          "Target" means a Person which is organized under the laws of
           ------
any State within the United States of America or Canada and which is the subject of a Permitted Acquisition.

          "Taxes" is defined in Section 14.1(a).
           -----                ---------------

          "Term Lenders" means those Lenders having a Term Loan
           ------------
Commitment; and "Term Lender" means one of the Term Lenders,
                 -----------
individually.

          "Term Loan" is defined in Section 2.1(a).
           ---------                --------------

          "Term Loan Commitment" means, with respect to any Lender,
           --------------------
the obligation of such Lender to make its Term Loan pursuant to the terms and conditions of this Agreement, in an amount equal to the amount set forth under such Lender's name under the heading "Term Loan Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Term Loan
                                                         ---------
Commitments" means the aggregate principal amount of the Term Loan
-----------
Commitments of all the Lenders, the maximum amount of which shall be $52,500,000, as reduced from time to time pursuant to Sections 2.1(d)
                                                      ---------------
or 4.1.
   ---

          "Term Loan Period" means the period commencing on the
           ----------------
Closing Date and ending on the Acquisition Facility Closing Date.

          "Term Loan Termination Date" means the earliest of (i) the
           --------------------------
sixth anniversary of the Closing Date, (ii) the date of the repayment in full of all Obligations in respect of the Term Loans, and (iii) the date of acceleration of the Obligations pursuant to Section 12.2.
                                                    ------------

          "Term Notes" means promissory notes executed by the Borrower
           ----------
and delivered to the Lenders evidencing the Term Loans, as the same may be amended, supplemented, modified or restated from time to time, and any promissory note issued in substitution therefor, substantially in the form attached hereto as EXHIBIT D- 2; and "Term Note" means any
                               ------------       ---------
one of the Term Notes.

          "Termination Event" means (i) a Reportable Event with
           -----------------
respect to any Benefit Plan; (ii) the withdrawal of the Parent Guarantor or any ERISA Affiliate from a Benefit Plan during a plan year in which the Parent Guarantor or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Parent Guarantor or any ERISA Affiliate; (iii) the imposition of an obligation on the Parent Guarantor or any ERISA Affiliate under
Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) the appointment by a foreign Governmental Authority of, or the institution of proceedings by a foreign Governmental Authority to appoint, a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Parent Guarantor or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

          "Transaction Costs" means the fees, costs and expenses
           -----------------
payable by the Borrower in connection with the execution, delivery and performance of the Loan Documents.

          "Uniform Commercial Code" means the Uniform Commercial Code
           -----------------------
as enacted in the State of New York, as it may be amended from time to time.

          "Union Bank" is defined in the preamble of this Agreement.
           ----------

          "Unlimited Guaranty" means an Unlimited Guaranty and
           ------------------
Security Agreement to be executed by each Subsidiary Guarantor, substantially in the form of EXHIBIT I.
                             ---------

          "Unused Commitment Fee" is defined in Section 5.3(c).
           ---------------------                --------------

          "Wholly-Owned Subsidiary" means a corporation (i) one
           -----------------------
hundred percent (100%) of the Capital Stock of which is owned by the Parent Guarantor or any Subsidiary of the Parent Guarantor or (ii) greater than ninety-eight percent (98%) of the Capital Stock of which is owned by the Parent Guarantor or a Subsidiary of the Parent Guarantor and the remainder of which Capital Stock is owned by a nominee of the Parent Guarantor or such Subsidiary solely to comply with the Requirements of Law of the jurisdiction governing such corporation's organization and existence (other than in the case of Capital Stock of Industra, Inc.).

          "Working Capital" means, as at any date of determination,
           ---------------
the excess, if any, of (i) the Parent Guarantor's consolidated current assets, except cash and Cash Equivalents, over (ii) the Parent
Guarantor's consolidated current liabilities, except current maturities of long-term debt and Revolving Credit Obligations as of such date and all accrued interest as of such date.

     1.2 Computation of Time Periods. In this Agreement, in the
         ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period
                                 --------
commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

      1.3 Accounting Terms. Subject to Section 15.4, for purposes of
          ----------------             ------------
this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

      1.4 Other Terms. All other terms contained in this Agreement
          -----------
shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.


                              ARTICLE II
                      AMOUNTS AND TERMS OF LOANS

      2.1 Term Loans. (a) Amount of Term Loans. Subject to the terms
          ----------      --------------------
and conditions set forth in this Agreement, each Lender on the Closing Date hereby severally and not jointly agrees to make on the Closing Date, a term loan, in Dollars, to the Borrower in an amount equal to such Lender's Term Loan Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). All Term Loans shall be made by the Lenders on the Closing Date simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of any such failure.

            (b) Notice of Borrowing. The Borrower shall deliver to the
                -------------------
Agent a Notice of Borrowing with respect to the Term Loans, signed by it, on the Closing Date. Such Notice of Borrowing shall specify (i) the aggregate amount of the Term Loans and (ii) instructions for the disbursement of the proceeds of the Term Loans. The Term Loans shall initially be Reference Rate Loans and thereafter may be continued as Reference Rate Loans or converted into Eurodollar Rate Loans in the manner provided in Section 5.1(c) and subject to the conditions and
                   --------------
limitations therein set forth and set forth in Section 5.2. Any Notice
                                               -----------
of Borrowing given pursuant to this Section 2.1(b) shall be
                                    --------------
irrevocable.

            (c) Making of Term Loans. Promptly after receipt of the
                --------------------
Notice of Borrowing under Section 2.1(b) in respect of the Term Loans,
                          --------------
the Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed Borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the Term Loans with the Agent at its office in Los Angeles, California, in immediately available funds, on the Closing Date. Subject to the fulfillment of the conditions precedent set forth in Section 6.1, the
                                                     -----------
Agent shall make the proceeds of such amounts received by it available to the Borrower at the Agent's office in Los Angeles, California on the Closing Date and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in such Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Agent on the Closing Date shall not relieve any other Lender of its obligations hereunder to make its Term Loan on the Closing Date. In the event the conditions precedent set forth in
Section 6.1 are not fulfilled or duly waived as of the Closing Date,
-----------
the Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

            (d) Repayment of the Term Loans. (i) The Term Loans shall
                ---------------------------
be repayable in twenty-two (22) consecutive quarterly installments of $2,386,364 each, due on the last day of each fiscal quarter of the Borrower, commencing on May 31, 1998, with a final payment on the sixth anniversary of the Closing Date, provided that all Obligations
                                       --------
with respect to Term Loans are paid in full on or before the Term Loan Termination Date, and the Term Loan Commitments shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder.

                  (ii) In addition to the scheduled payments on the Term Loans, the Borrower may make voluntary prepayments as and when described in Section 4.1(a)(i) and shall make the mandatory
             -----------------
prepayments required in Section 4.1(b), for credit against such
                        --------------
scheduled payments on the Term Loans pursuant to the provisions of
Section 4.1(a)(ii) or Section 4.1(b)(vi), as applicable.
------------------    ------------------

      2.2 Revolving Credit Facility. (a) Availability. Subject to the
          -------------------------      ------------
terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time during the period from the Closing Date to the Business Day next preceding the Revolving Credit Termination Date, in an amount not to exceed such Lender's Pro Rata Share of the Revolving Credit Availability at such time. All Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.2(a) at
                                                     --------------
the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date; provided, however, the Borrower
                                   --------  -------
shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans to the extent necessary to reduce the aggregate outstanding principal amount of the Revolving Loans to an amount less than or equal to the difference between the then Maximum Revolving Credit Amount and the Letter of Credit Obligations as of such time. Each requested Borrowing of Revolving Loans funded on any Funding Date for Revolving Loans shall be (i) if Reference Rate Loans, in a principal amount of at least $250,000 and in integral multiples of $250,000 in excess of that amount and (ii) if Eurodollar Rate Loans, in a principal amount of at least $500,000 and in integral multiples of $500,000 in excess of that amount.

            (b) Notice of Borrowing. When the Borrower desires to
                -------------------
borrow under this Section 2.2, it shall deliver to the Agent a Notice
                  -----------
of Borrowing, signed by it, (i) on the Closing Date, in the case of a Borrowing of Revolving Loans on the Closing Date and (ii) no later than 11:00 a.m. (Los Angeles time) (A) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Reference Rate Loans after the Closing Date and (B) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans after the Closing Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing,
(iii) the Revolving Credit Availability as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Reference Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period and (vi) instructions for the disbursement of the proceeds of the proposed Borrowing. The Revolving Loans made on the Closing Date shall initially be Reference Rate Loans and thereafter may be continued as Reference Rate Loans or converted into Eurodollar Rate Loans, in the manner provided in Section 5.1(c) and subject to the conditions
                   --------------
therein set forth and in Section 5.2. In lieu of delivering such a
                         -----------
Notice of Borrowing (except with respect to a Borrowing of Revolving Loans on the Closing Date), the Borrower may give the Agent telephonic notice of any proposed Borrowing by the time required under this
Section 2.2(b), if the Borrower confirms such notice by delivery of
--------------
the required Notice of Borrowing to the Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. (Los Angeles time) on the same day, the original of which facsimile copy shall be delivered to the Agent within three (3) days after the date of such transmission. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.2(b) shall be
                                     --------------
irrevocable.

            (c) Making of Revolving Loans. (i) Promptly after receipt
                -------------------------
of a Notice of Borrowing under Section 2.2(b) (or telephonic notice in
                               --------------
lieu thereof), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrower to be made as Revolving Loans with the Agent at its office in Los Angeles, California, in immediately available funds, (A) on the Closing Date with respect to the Borrowing of Revolving Loans on such date specified in the initial Notice of Borrowing and (B) not later than 11:00 a.m. (Los Angeles time) on any other Funding Date for Revolving Loans. Subject to the fulfillment of the conditions precedent set forth in Section 6.1 or
                                                     -----------
Section 6.4, as applicable, the Agent shall make the proceeds of such
-----------
amounts received by it available to the Borrower at the Agent's office in Los Angeles, California on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Funding Date. In the event the conditions precedent set forth in Section 6.1 or 6.4,
                                                   -----------    ---
as applicable, are not fulfilled as of the proposed Funding Date for any Borrowing, the Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

                  (ii) Unless the Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Agent on the Funding Date therefor, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the applicable Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrower by the Agent but are not in fact deposited with the Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Agent, (A) in the case of the Borrower, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first three
(3) Business Days, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly pay to the Borrower such corresponding amount. This Section
                                                             -------
2.2(c)(ii) does not relieve any Lender of its obligation to make its
----------
Revolving Loan on any applicable Funding Date.

          (d) Revolving Credit Termination Date. Unless earlier
              ---------------------------------
terminated in accordance with the provisions of Section 4.1, the
                                                -----------
Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date. Each Lender's obligation to make Revolving Loans shall terminate on the Business Day next preceding the Revolving Credit Termination Date. All outstanding Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment in cash shall be made to the satisfaction of the Issuing Banks and the Requisite Lenders) (i) if the Revolving Credit Commitments are terminated pursuant to Section
                                                            -------
4.1, on the Revolving Credit Termination Date and (ii) otherwise, on
---
the earlier to occur of (A) the fifth anniversary of the Closing Date, or, if not a Business Day, the next preceding Business Day, and (B) the date of acceleration of the Obligations pursuant to Section 12.2.
                                                        ------------

          (e) Maximum Revolving Credit Facility. Notwithstanding
              ---------------------------------
anything in this Agreement to the contrary, in no event shall the aggregate Revolving Credit Obligations exceed the lesser of (i) the Maximum Revolving Credit Amount and (ii) $25,000,000, such amount in clause (ii) being reduced by the amount of each permanent reduction of
-----------
the Revolving Credit Commitments made pursuant to Section 4.1(a)(iii).
                                                  -------------------

     2.3 Acquisition Facility. (a) Availability. Subject to the terms
         --------------------      ------------
and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, an "Acquisition Facility Revolving Loan" and, collectively, the "Acquisition Facility Revolving Loans") to the Borrower from time to time during the period from the Acquisition Facility Closing Date to the Business Day next preceding the Acquisition Facility Revolving Termination Date, in an amount not to exceed such Lender's Pro Rata Share of the Acquisition Facility Availability at such time; provided, however, that no Acquisition
                           --------
Facility Revolving Loans shall be made until the Term Loans have been repaid in full. All Acquisition Facility Revolving Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make an Acquisition Facility Revolving Loan hereunder nor shall the Acquisition Facility Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Acquisition Facility Revolving Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.3(a) at the time of such Borrowing, until the Business
     --------------
Day next preceding the Acquisition Facility Revolving Termination Date. Each requested Borrowing of Acquisition Facility Revolving Loans funded on any Funding Date for Acquisition Facility Revolving Loans shall be (i) if Reference Rate Loans, in a principal amount of at least $500,000 and in integral multiples of $250,000 in excess of that amount and (ii) if Eurodollar Rate Loans, in a principal amount of at least $1,000,000 and in integral multiples of $500,000 in excess of that amount.

          (b) Notice of Borrowing. When the Borrower desires to borrow
              -------------------
under this Section 2.3, it shall deliver to the Agent a Notice of
           -----------
Borrowing, signed by it, (i) on the Acquisition Facility Closing Date, in the case of a Borrowing of Acquisition Facility Revolving Loans on the Acquisition Facility Closing Date and (ii) no later than 11:00 a.m. (Los Angeles time) (A) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Reference Rate Loans after the Acquisition Facility Closing Date and (B) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans after the Closing Date. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Acquisition Facility Availability as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Reference Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period and
(vi) instructions for the disbursement of the proceeds of the proposed Borrowing. The Acquisition Facility Revolving Loans made on the Acquisition Facility Closing Date shall initially be Reference Rate Loans and thereafter may be continued as Reference Rate Loans or converted into Eurodollar Rate Loans, in the manner provided in
Section 5.1(c) and subject to the conditions therein set forth and in
--------------
Section 5.2. In lieu of delivering such a Notice of Borrowing (except
-----------
with respect to a Borrowing of Acquisition Facility Revolving Loans on the Acquisition Facility Closing Date), the Borrower may give the Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.3(b), if the Borrower confirms such notice by
           --------------
delivery of the required Notice of Borrowing to the Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. (Los Angeles time) on the same day, the original of which facsimile copy shall be delivered to the Agent within three (3) days after the date of such transmission. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.3(b) shall be
                                     --------------
irrevocable.

          (c) Making of Acquisition Facility Revolving Loans. (i)
              ----------------------------------------------
Promptly after receipt of a Notice of Borrowing under Section 2.3(b)
                                                      --------------
(or telephonic notice in lieu thereof), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. Each Lender shall deposit an amount equal to its Pro Rata Share of the amount requested by the Borrower to be made as Acquisition Facility Revolving Loans with the Agent at its office in Los Angeles, California, in immediately available funds, (A) on the Acquisition Facility Closing Date with respect to the Borrowing of Acquisition Facility Revolving Loans on such date specified in the initial Notice of Borrowing and (B) not later than 11:00 a.m. (Los Angeles time) on any other Funding Date for Acquisition Facility Revolving Loans. Subject to the fulfillment of the conditions precedent set forth in Section 6.3, and, on the Acquisition Facility
                       -----------
Closing Date, Section 6.2, the Agent shall make the proceeds of such
              -----------
amounts received by it available at the Agent's office in Los Angeles, California on such Funding Date (or on the date received if later than such Funding Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing; provided, however, that such disbursement
                     --------  -------
instructions shall provide for the Agent to pay all such proceeds directly to all parties entitled to receive payment from the Parent Guarantor or Subsidiary thereof pursuant to the terms of the Permitted Acquisition to be financed with the proceeds of the Acquisiion Facility Loans requested in such Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Acquisition Facility Revolving Loan on such Funding Date. In the event the conditions precedent set forth in Section 6.2 and/or 6.3, as applicable, are not fulfilled as of the
   -----------        ---
proposed Funding Date for any Borrowing, the Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

          (ii) Unless the Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing of Acquisition Facility Revolving Loans that such Lender does not intend to fund its Acquisition Facility Revolving Loan requested to be made on such Funding Date, the Agent may assume that such Lender has funded its Acquisition Facility Revolving Loan and is depositing the proceeds thereof with the Agent on the Funding Date therefor, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount as provided in Section 2.3(c)(i) on the applicable Funding Date. If the
            -----------------
Acquisition Facility Revolving Loan proceeds corresponding to that amount are advanced as provided in Section 2.3(c)(i) by the Agent but
                                   -----------------
are not in fact deposited with the Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Agent, (A) in the case of the Borrower, at the interest rate applicable to such Borrowing and (B) in the case of such Lender, at the Federal Funds Rate for the first three (3) Business Days, and thereafter at the interest rate applicable to such Borrowing. If such Lender shall pay to the Agent the corresponding amount, the amount so paid shall constitute such Lender's Acquisition Facility Revolving Loan, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.3(c)(ii) does not
                                         ------------------
relieve any Lender of its obligation to make its Acquisition Facility Revolving Loan on any applicable Funding Date.

          (d) Maximum Acquisition Facility. Notwithstanding anything
              ----------------------------
in this Agreement to the contrary, in no event shall the aggregate principal amount of the Acquisition Facility Obligations exceed the lesser of (i) the Maximum Acquisition Facility Amount and (ii) $50,000,000, such amount in clause (ii) being reduced by the amount of
                            -----------
each permanent reduction of the Acquisition Facility Commitments made pursuant to Section 4.1(a) and Section 4.1(b).
            --------------     --------------

          (e) Acquisition Facility Revolving Termination Date. Unless
              -----------------------------------------------
earlier terminated in accordance with the provisions of Section 4.1,
                                                        -----------
the Acquisition Facility Commitments shall terminate on the Acquisition Facility Revolving Termination Date. Each Lender's obligation to make Acquisition Facility Revolving Loans shall terminate on the Business Day next preceding the Acquisition Facility Revolving Termination Date. All outstanding Acquisition Facility Obligations as of the Acquisition Facility Revolving Termination Date shall convert automatically as of such date to term loans ("Acquisition Facility Term Loans" and, collectively with the Acquisition Facility Revolving Loans, the "Acquisition Facility Loans").

          (f) Repayment of the Acquisition Facility Term Loans. (i)
              ------------------------------------------------
The Acquisition Facility Term Loans shall be repayable in sixteen (16) consecutive quarterly installments due on the last day of each calendar quarter commencing on the last day of the first quarter in which the Acquisition Facility Revolving Termination Date occurs, with a final payment on the sixth anniversary of the Acquisition Facility Closing Date, provided that all Obligations with respect to the
              --------
Acquisition Facility Term Loans are paid in full on or before the Acquisition Facility Termination Date, and the Acquisition Facility Commitments shall be permanently reduced by the amount of each installment on the date payment thereof is required to be made hereunder. The amount of each quarterly installment shall be 6.25% of the aggregate principal amount of Acquisition Facility Loans outstanding on the Acquisition Facility Revolving Termination Date (as such amount may be reduced from time to time by prepayments in accordance with Section 4.1(a)(ii) or Section 4.1(b)(vi), as the case
                ------------------    ------------------
may be).

            (ii) In addition to the scheduled payments on the Acquisition Facility Loans, the Borrower may make voluntary prepayments as and when described in Section 4.1(a)(i) and shall make
                                     -----------------
the mandatory prepayments required in Section 4.1(b), for credit
                                      --------------
against such scheduled payments on the Acquisition Facility Loans pursuant to the provisions of Section 4.1(a)(i) or Section 4.1(b)(v),
                              ----------------     -----------------
as applicable.

     2.4 Authorized Officers and Agents. On the Closing Date the
         ------------------------------
Borrower shall deliver, and from time to time thereafter the Borrower may deliver, to the Agent an Officer's Certificate setting forth the names of the officers, employees and agents authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan, in each instance containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Agent, Lenders, and Issuing Banks shall be entitled to rely conclusively on such officer's, employee's, or agent's authority to request such Loan or Letter of Credit or such conversion/continuation until the Agent, Lenders and Issuing Banks receive written notice to the contrary. None of the Agent, the Lenders, or the Issuing Banks shall have any duty to verify the authenticity of the signature appearing on any such Officer's Certificate, written Notice of Borrowing or Notice of Conversion/Continuation, or any other document, and, with respect to an oral request for such a Loan or Letter of Credit or such conversion/continuation, the Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Agent, any Lender or any Issuing Bank shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Agent, such Lender, or such Issuing Bank believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower.

     2.5 Use of Proceeds of Loans. The proceeds of the Term Loans
         ------------------------
shall be used to repay in full the Refinanced Indebtedness and the Transactions Costs. The proceeds of the Revolving Loans shall be used for working capital in the ordinary course of the respective businesses of the Parent Guarantor and its Subsidiaries, or for other lawful general corporate purposes. The proceeds of the Acquisition Facility Loans shall be used to finance acquisitions with respect to which the conditions precedent set forth in Section 6.3 have been
                                            -----------
satisfied. No proceeds of any of the Loans shall be applied to the repayment or prepayment of the 9.5% Cumulative Convertible Debentures issued by the Parent Guarantor.

     2.6 Guaranty of Parent Guarantor. The Parent Guarantor
         ----------------------------
unconditionally guarantees for the benefit of the Agent and each Lender and Issuing Bank the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all of the Obligations (including, without limitation, interest accruing following the filing of a bankruptcy petition by or against the Borrower, at the then applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in bankruptcy), pursuant to the terms and conditions set forth in EXHIBIT G attached hereto and by this
                        ---------
reference incorporated herein.


                              ARTICLE III
                           LETTERS OF CREDIT


          3.1 Letters of Credit. Subject to the terms and conditions
              -----------------
set forth in this Agreement, each Issuing Bank hereby severally agrees to issue for the account of the Borrower, or for the account of the Parent Guarantor or any of its Subsidiaries if the Borrower is jointly and severally liable for reimbursement of amounts drawn under such Letter of Credit, one or more Letters of Credit, subject to the following provisions:

          (a) Types and Amounts. An Issuing Bank shall not have any
              -----------------
obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

          (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

          (ii) if the Issuing Bank receives written notice from the Agent at or before 11:00 a.m. (Los Angeles time) on the date of the proposed issuance, amendment or extension of such Letter of Credit that (A) immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (I) the Letter of Credit Obligations at such time would exceed (a) $4,000,000 at any time from the Closing Date until but not including the Acquisition Facility Closing Date or (b) $6,000,000 thereafter, or (II) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time, or (B) one or more of the conditions precedent contained in Section 6.1,
                                                          ------------
     6.2 or 6.4, as applicable, would not on such date be satisfied,
     ---    ---
     unless such conditions are thereafter satisfied and written notice of such satisfaction is given to the Issuing Bank by the Agent (and an Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 6.1, 6.2 or 6.4, as applicable, have been
                  ----------------    ---
     satisfied);

          (iii) which has an expiration date later than the earlier of
     (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) the Business Day next preceding the scheduled Revolving Credit
     Termination Date; or

          (iv) which is in a currency other than Dollars.

          (b) Conditions. In addition to being subject to the
              ----------
satisfaction of the conditions precedent contained in Section 6.1, 6.2
                                                      ----------------
and 6.4, as applicable, the obligation of an Issuing Bank to issue,
    ---
amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (i) if the Issuing Bank so requests, the Borrower or, in the case of Letters of Credit issued for the account of the Parent Guarantor or any of its Subsidiaries, the Borrower and such Person shall have executed and delivered to such Issuing Bank and the Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

          (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

          (c) Issuance of Letters of Credit. (i) The Borrower shall
              -----------------------------
give an Issuing Bank and the Agent written notice that it has selected such Issuing Bank to issue a Letter of Credit not later than 11:00 a.m. (Los Angeles time) on the fifth (5th) Business Day preceding the requested date for issuance thereof under this Agreement, or such shorter notice as may be acceptable to such Issuing Bank and the Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) that such Letter of Credit is solely for the account of the Borrower or the name of the Parent Guarantor or Subsidiary of the Parent Guarantor which is jointly and severally applying for such Letter of Credit, (C) the stated amount of the Letter of Credit requested, (D) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (E) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than the Business Day immediately preceding the scheduled Revolving Credit Termination Date), (F) the Person for whose benefit such Letter of Credit is to be issued, (G) other relevant terms of such Letter of Credit, (H) the Revolving Credit Availability at such time, and (I) the amount of the then outstanding Letter of Credit Obligations. Such Issuing Bank shall notify the Agent immediately upon receipt of a written notice from the Borrower requesting that a Letter of Credit be issued, or that an existing Letter of Credit be extended or amended and, upon the Agent's request therefor, send a copy of such notice to the Agent.

          (ii) The Issuing Bank shall give (A) the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit and (B) promptly after issuance thereof, provide the Agent with a copy of each Letter of Credit issued and each amendment thereto.

          (d) Reimbursement Obligations; Duties of Issuing Banks. (i)
              --------------------------------------------------
Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

          (A) the Borrower shall reimburse, or cause the Parent Guarantor or Subsidiary of the Parent Guarantor for whose account a Letter of Credit is issued to reimburse, the Issuing Bank for amounts drawn under such Letter of Credit, in Dollars, no later than the date (the "Reimbursement Date") which is the earlier of
     (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) one (1) Business Day after the Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

          (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 5.1(a) from the date of the
                              --------------
     relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans in accordance with Section 5.1(d).
                                   --------------

          (ii) The Issuing Bank shall give the Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrower or the Parent Guarantor's applicable Subsidiary on account of a Reimbursement Obligation (which notice the Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Lender).

          (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Lender, the Parent Guarantor or any of its Subsidiaries or, so long as it is not issued in violation of Section 3.1(a), relieve any Lender of its obligations
                --------------
hereunder to such Issuing Bank. Solely as between the Issuing Banks and the Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

          (e) Participations. (i) Immediately upon issuance by an
              --------------
Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 3.1 and immediately upon conversion of a
                  -----------
letter of credit of an Issuing Bank to a Letter of Credit pursuant to
Section 3.2, each Lender shall be deemed to have irrevocably and
-----------
unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share, including, without limitation, all obligations of the Borrower with respect thereto (other than amounts owing to the Issuing Bank under
Section 3.1(g)) and any security therefor and guaranty pertaining
--------------
thereto.

            (ii) If any Issuing Bank makes any payment under any Letter of Credit and the Borrower or the Parent Guarantor or Subsidiary of the Parent Guarantor for whose account the Letter of Credit was issued does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Agent, which shall promptly notify each Lender, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing
Bank), and the Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Agent for the Issuing Bank's account, pursuant to this Section 3.1(e). All
                                                 --------------
amounts so paid to the Issuing Bank shall be deemed to constitute Revolving Loans. If a Lender does not make its Pro Rata Share of the amount of such payment available to the Agent, such Lender agrees to pay to the Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first three (3) Business Days after the date such payment was first due at the Federal Funds Rate, and thereafter at the interest rate then applicable to Base Rate Loans in accordance with Section 5.1(a). The
                                                 --------------
failure of any Lender to make available to the Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuing Bank such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Agent.

          (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Agent has previously received payments from any Lender for the account of such Issuing Bank pursuant to this Section 3.1(e), such
                                                  --------------
Issuing Bank shall promptly pay to the Agent and the Agent shall promptly pay to such Lender an amount equal to such Lender's Pro Rata Share thereof. Each such payment shall be made by such Issuing Bank or the Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (Los Angeles time) on such Business Day, and otherwise on the next succeeding Business Day.

          (iv) Upon the request of any Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

          (v) The obligations of a Lender to make payments to the Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this
Article III (irrespective of the satisfaction of the conditions
-----------
described in Sections 6.1 and 6.4, as applicable) under all
             ------------     ---
circumstances, including, without limitation, any of the following circumstances:

          (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

          (B) the existence of any claim, setoff, defense or other right which the Borrower, the Parent Guarantor or any Subsidiary thereof may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

          (C) any draft, certificate or any other document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (E) any failure by that Issuing Bank to make any reports required pursuant to Section 3.1(h) or the inaccuracy of any such
                          --------------
     report; or

          (F) the occurrence of any Event of Default or Potential
     Event of Default.

          (f) Payment of Reimbursement Obligations. (i) The Borrower
              ------------------------------------
unconditionally agrees to pay, or cause the Parent Guarantor or Subsidiary of the Parent Guarantor for whose account a Letter of Credit is issued to pay, to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person.

          (ii) In the event any payment by the Borrower, the Parent Guarantor or Subsidiary of the Parent Guarantor received by an Issuing Bank with respect to a Letter of Credit and distributed by the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

          (g) Issuing Bank Charges. The Borrower shall pay, or cause
              --------------------
the Parent Guarantor or Subsidiary of the Parent Guarantor for whose account a Letter of Credit is issued to pay, to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrower's, the Parent Guarantor's, or such Subsidiary's account, as applicable, as may be agreed upon by the Borrower and such Issuing Bank from time to time.

          (h) Issuing Bank Reporting Requirements. Each Issuing Bank
              -----------------------------------
shall, no later than the tenth (10th) Business Day following the last day of each calendar month, provide to the Agent, the Borrower, and each Lender separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and, to the extent not otherwise provided in accordance with the provisions of Section 3.1(c)(ii), any information requested
                       ------------------
by the Agent or the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

          (i) Indemnification; Exoneration. (i) In addition to all
              ----------------------------
other amounts payable to an Issuing Bank, the Borrower hereby agrees to defend, indemnify, and save the Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) which the Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank issuing a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto
                                               -- ----    -- -----
government or Governmental Authority.

          (ii) As between the Borrower and the Parent Guarantor or any of its Subsidiaries for whose account a Letter of Credit is issued on the one hand and the Agent, the Lenders and the Issuing Banks on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Issuing Banks and the Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Agent, the Issuing Banks or the Lenders.

          3.2 [Reserved].
               --------

          3.3 Obligations Several. The obligations of each Issuing
              -------------------
Bank and each Lender under this Article III are several and not joint,
                                -----------
and no Issuing Bank or Lender shall be responsible for the obligation to issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.


                              ARTICLE IV
                       PAYMENTS AND PREPAYMENTS

    4.1   Prepayments; Reductions in Commitments.

          (a) Voluntary Prepayments/Reductions. (i) Notice. The
              --------------------------------      ------
Borrower may, upon at least three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), at any time and from time to time, prepay the Term Loans or Acquisition Facility Term Loans which are Reference Rate Loans, in whole or in part. Term Loans or Acquisition Facility Term Loans which are Eurodollar Rate Loans may be prepaid in whole or in part upon at least five (5) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), (A) on the expiration date of the then applicable Eurodollar Interest Period therefor, and (B) on any other date upon payment of the amounts described in Section 5.2(f). Any notice of prepayment given to the
             --------------
Agent under this Section 4.1(a)(i) shall specify the date (which shall
                 -----------------
be a Business Day) of prepayment, the aggregate principal amount of the prepayment and any allocation of such amount among Reference Rate Loans and Eurodollar Rate Loans in accordance with Section 4.1(a)(ii).
                                                   ------------------
When notice of prepayment is delivered as provided herein, the principal amount of the Term Loans or Acquisition Facility Term Loans, as the case may be, specified in the notice shall become due and payable on the prepayment date specified in such notice. The Borrower may repay Revolving Loans and Acquisition Facility Revolving Loans without prior written notice to the Agent or any Lender, at any time and from time to time.

                  (ii) Amount; Application; Term Loan Commitment or
                       --------------------------------------------
Acquisition Facility Commitment Reduction. Unless the aggregate
-----------------------------------------
outstanding principal balance of the Term Loans or the Acquisition Facility Term Loans is to be prepaid in full, voluntary prepayments of the Term Loans or the Acquisition Facility Term Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Each voluntary prepayment of the Term Loans or the Acquisition Facility Term Loans shall be applied to the unpaid installments of such Loans in the inverse order of maturity, shall be allocated first to Loans which are Reference Rate Loans until paid in full and then to Loans which are Eurodollar Rate Loans, and shall permanently reduce the Term Loan Commitment or Acquisition Facility Commitment, as the case may be, of each Lender proportionately in accordance with its Pro Rata Share.

                   (iii)  Voluntary Revolving Credit Commitment
                          -------------------------------------
or Acquisition Facility Commitment Reductions. The Borrower, upon at
---------------------------------------------
least three (3) Business Days' prior written notice to the Agent (which the Agent shall promptly transmit to each Lender), shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitments or, prior to the Acquisition Facility Revolving Termination Date, the Acquisition Facility Commitments; provided that the Borrower shall
                                  -------- ----
have made whatever payment may be required to reduce the Revolving Credit Obligations or the Acquisition Facility Obligations, as the case may be, to an amount less than or equal to the Revolving Credit Commitments or Acquisition Facility Commitments, as the case may be, as reduced or terminated. Any partial reduction of the Revolving Credit Commitments or Acquisition Facility Commitments pursuant to this Section 4.1(a)(iii) shall be in an aggregate minimum amount of
     -------------------
$500,000 and integral multiples of $500,000 in excess of that amount, and shall reduce the Revolving Credit Commitment or Acquisition Facility Commitment, as the case may be, of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Agent under this Section
                                                       -------
4.1(a)(iii) shall specify the date (which shall be a Business Day) of
-----------
such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans or Acquisition Facility Revolving Loans, as the case may be, in excess of the Revolving Credit Commitments or Acquisition Facility Commitments, respectively, as reduced by the amount specified in the notice, shall become due and payable on the date specified in such notice.

                  (iv) Prepayment Fee. The prepayments and payments in
                       --------------
respect of reductions and terminations described in clauses (i) and
                                                    -----------
(iii) of this Section 4.1(a) may be made without premium or penalty
-----         --------------
(except as provided in Section 14.5).
                       -------------

            (b)   Mandatory Prepayments/Reductions.
                  --------------------------------

                  (i) Net Cash Proceeds of Sale. Immediately upon the
                      -------------------------
Borrower's, the Parent Guarantor's or any of its Subsidiaries' receipt of any Net Cash Proceeds of Sale, the Borrower shall make or cause to be made a mandatory prepayment of the Term Loans or the Acquisition Facility Term Loans, as the case may be, in an amount equal to eighty percent (80%) of such Net Cash Proceeds of Sale.

                  (ii) Excess Cash Flow. If the Senior Leverage Ratio
                       ----------------
as of the last day of a Cash Flow Period is greater than 2.50, then within ninety (90) days after the end of such Cash Flow Period, the Borrower shall (a) calculate Excess Cash Flow for such Cash Flow Period and (b) make a mandatory prepayment of the Term Loans or the Acquisition Facility Term Loans, as the case may be, in an amount equal to fifty percent (50%) of such Excess Cash Flow.

                  (iii) Net Cash Proceeds of Issuance of Equity
                        ---------------------------------------
Securities or Indebtedness. Immediately upon the Borrower's, the
--------------------------
Parent Guarantor's or any of its Subsidiaries' receipt of any Net Cash Proceeds of Issuance of Equity Securities or Indebtedness, including, without limitation the net proceeds of the issuance of the Senior Subordinated Notes, the Borrower shall make or cause to be made a mandatory prepayment of the Term Loans or the Acquisition Facility Term Loans, as the case may be, in an amount equal to fifty percent (50%) of the balance of such Net Cash Proceeds of Issuance of Equity Securities or Indebtedness, provided that (A) the net proceeds of the
                            --------
issuance of the Senior Subordinated Notes shall be used to repay the Term Loans, and all unpaid interest accrued thereon and all fees and expenses payable in connection therewith, in full, (B) the Borrower or Parent Guarantor may retain more than fifty percent (50%) of the balance of any Net Proceeds of Issuance of Equity Securities or Indebtedness to the extent that such net proceeds are applied to finance a Permitted Acquisition within ninety (90) days after the issuance of the equity Securities or Indebtedness and (C) in addition to any other net proceeds permitted to be retained by the Parent Guarantor, the Parent Guarantor may retain the net proceeds of issuance of its Capital Stock in an aggregate amount not to exceed $250,000 in any Fiscal Year.

                 (iv) No Waiver or Consent. Nothing in this Section
                      --------------------                  -------
4.1(b) shall be construed to constitute the Lenders' consent to any
------
transaction referenced in clauses (i) and (iii) above which is not
                          -----------     -----
expressly permitted by Article X.
                       ---------

                  (v) Notice. The Borrower shall give the Agent prior
                      ------
written notice or telephonic notice promptly confirmed in writing (each of which the Agent shall promptly transmit to each Lender), when a Designated Prepayment will be made (which date of prepayment shall be no later than the date on which such Designated Payment becomes due and payable pursuant to this Section 4.1(b)).
                             ---------------

                  (vi) Application of Designated Prepayments.
                       -------------------------------------
Designated Prepayments shall be allocated and applied to the unpaid installments of the Term Loans (during the Term Loan Period) or the Acquisition Facility Term Loans (during the Acquisition Facility Period) in the inverse order of maturity, with each application being made first to the Loans which are Reference Rate Loans until paid in full and then to Loans which are Eurodollar Rate Loans (with amounts applicable to Eurodollar Rate Loans to be applied, to the extent practicable, in a manner which minimizes the amount of additional compensation required to be paid by the Borrower under Section 14.5,
                                                       ------------
provided that such amounts shall be applied no later than thirty days
--------
after receipt by the Agent thereof) and shall permanently reduce the Term Loan Commitment or Acquisition Facility Commitment, as the case may be, of each Lender proportionately in accordance with its Pro Rata Share as of the date of such application.

      4.2 Payments. (a) Manner and Time of Payment. All payments of
          --------      --------------------------
principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Agent, the Lenders or any Issuing Bank shall be made without condition or reservation of right, and in immediately available funds, delivered to the Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 11:00 a.m. (Los Angeles time) on the date and at the place due, to such account of the Agent (or such Issuing Bank) as it may designate, for the account of the Agent, the Lenders or such Issuing Bank, as the case may be; and funds received by the Agent, including, without limitation, funds in respect of any Revolving Loans to be repaid or prepaid on that date, not later than 11:00 a.m. (Los Angeles time) on any given Business Day shall be credited against payment to be made that day and funds received by the Agent after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Agent for the account of the Lenders or the Issuing Banks, or any of them, shall be paid to them by the Agent promptly after receipt thereof.

            (b) Apportionment of Payments. (i) Subject to the
                -------------------------
provisions of Section 4.1 and Section 4.2(b)(v), all payments of
              -----------     -----------------
principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Except as provided in Section 4.2(b)(ii) with respect
                                       ------------------
to payments and proceeds of Collateral received after the occurrence of an Event of Default, all such payments and any other amounts received by the Agent from or for the benefit of the Borrower shall be applied FIRST, to pay principal of and interest on any portion of the
        -----
Revolving Loans which the Agent may have advanced on behalf of any Lender other than Union Bank for which the Agent has not then been reimbursed by such Lender or the Borrower, SECOND, to pay principal of
                                           ------
and interest on any Protective Advance for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders, THIRD, to
                                                             -----
pay the principal of the Loans then due and payable in the order described hereinbelow and interest on such Loans then due and payable, ratably, based on the then outstanding balances of the such Loans, FOURTH, to pay all other Obligations then due and payable, ratably,
------
and FIFTH, as the Borrower so designates. All such principal and
    -----
interest payments in respect of Loans shall be applied FIRST, to the
                                                       -----
Term Loans (during the Term Loan Period) or Acquisition Facility Loans (during the Acquisition Facility Period), in each case to installments and accrued interest then due and payable, ratably, in accordance with the Lenders' respective Pro Rata Shares and SECOND, to the Revolving
                                            ------
Loans and accrued interest thereon; in either case, FIRST, to repay
                                                    -----
outstanding Reference Rate Loans and THEN to repay outstanding
                                     ----
Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

                  (ii) After the occurrence of an Event of Default and while the same is continuing, the Agent shall apply all payments in respect of any Obligations and all proceeds of Collateral in the following order:

            (A) FIRST, to pay principal of and interest on any portion of the Revolving Loans which the Agent may have advanced on behalf of any Lender other than Union Bank for which the Agent has not then been reimbursed by such Lender or the Borrower;

            (B) SECOND, to pay principal of and interest on any Protective Advance for which the Agent has not then been paid by the Borrower or reimbursed by the Lenders;

            (C) THIRD, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Agent;

            (D) FOURTH, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;

            (E) FIFTH, to pay principal of and interest on Letter of Credit Obligations (or, to the extent such Obligations are contingent, deposited in the Cash Collateral Account to provide Cash Collateral in respect of such Obligations);

            (F) SIXTH, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Lenders and the Issuing Banks;

            (G) SEVENTH, to pay interest due in respect of the Loans, ratably, in accordance with the Lenders' respective Pro Rata Shares;

            (H) EIGHTH, to the ratable payment or prepayment of principal outstanding on all Loans with application to installments on the Term Loans (during the Term Loan Period) and Acquisition Facility Term Loans (during the Acquisition Facility Period) in the inverse order of maturity;

            (I)  NINTH, to the ratable payment of Hedge
      Agreements to which any of the Lenders or any Affiliate of any of the Lenders is a party; and

            (J) TENTH, to the ratable payment of all other
      Obligations.

The order of priority set forth in this Section 4.2(b) and the related
                                        --------------
provisions of this Agreement are set forth solely to determine the rights and priorities of the Agent, the Lenders, the Issuing Banks and other Secured Parties as among themselves.


                  (iii) The Agent, in its sole discretion subject only to the terms of this Section 4.2(b)(iii), may, and to the extent
                     -------------------
necessary to avoid an Event of Default or Potential Event of Default shall, pay from the proceeds of Revolving Loans made to the Borrower hereunder, whether made following a request by the Borrower pursuant to Section 2.2 or a deemed request as provided in this Section
   -----------                                         -------
4.2(b)(iii), all amounts payable by the Borrower hereunder, including,
-----------
without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for expenses pursuant to Section 15.2; provided,
                                        ------------  --------
however, that unless the Borrower expressly consents to any earlier
-------
application of (or deemed request for) Revolving Loans to pay expenses pursuant to Section 15.2(a), the proceeds of Revolving Loans shall not
            ---------------
be applied by the Agent thereto, and Revolving Loans shall not be deemed requested pursuant to this Section 4.2(b)(iii) therefor, until
                                  -------------------
the fifth Business Day after delivery to the Borrower of a written invoice describing the expenses for which reimbursement is required. The Borrower hereby irrevocably authorizes the Lenders to make Revolving Loans, which Revolving Loans shall be Reference Rate Loans, in each case, upon notice from the Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrower, reimbursing expenses pursuant to Section 15.2 and paying any and all other amounts due and
            ------------
payable by the Borrower hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to Section 2.2 as of the date of the
                            -----------
aforementioned notice. The Agent shall request Revolving Loans on behalf of the Borrower as described in the preceding sentence by notifying the Lenders by telecopy, telegram or other similar form of transmission (which notice the Agent shall thereafter promptly transmit to the Borrower), of the amount and Revolving Loan Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this Section
                                                    -------
4.2(b)(iii). The Agent shall request Revolving Loans pursuant to this
-----------
Section 4.2(b)(iii) as necessary to avoid an Event of Default or
-------------------
Potential Event of Default arising from the Borrower's failure to pay any amounts payable by the Borrower hereunder. On the proposed Funding Date for such Revolving Loan, the Lenders shall make the requested Revolving Loans in accordance with the procedures and subject to the conditions specified in Section 2.2.
                        -----------

                  (iv) Subject to Section 4.2(b)(v), the Agent shall
                                  -----------------
promptly distribute to each Lender and Issuing Bank at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender or Issuing Bank, or at such other address as a Lender, an Issuing Bank or other Secured Party may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XIV; provided that the Agent shall under no circumstances
   -----------  -------- ----
be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Secured Party and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

                  (v) In the event that any Lender fails to fund its Pro Rata Share of any Revolving Loan or Acquisition Facility Revolving Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Revolving Loan being hereinafter referred to as a "Non Pro Rata Loan"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Credit Commitments or Acquisition Facility Commitments, as applicable, the proceeds of all amounts thereafter repaid to the Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

            (A) the foregoing provisions of this Section 4.2(b)(v)
                                                 -----------------
      shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);
                           --------------

            (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving Loan or Acquisition Facility Revolving Loan, as the case may be, at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Revolving Loan or Acquisition Facility Revolving Loan, as the case may be, is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and
                                           -----------------
      whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

            (C) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Revolving Loan or Acquisition Facility Revolving Loan ("Cure Loans") shall bear interest at the rate in effect from time to time pursuant to Section 5.1(a)(i)(A) and for all other purposes
                       --------------------
      of this Agreement shall be treated as if they were Reference
      Rate Loans; and

            (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this
      Section 4.2, would be applied to the outstanding Revolving Loans
      -----------
      or Acquisition Facility Revolving Loans which are Reference Rate Loans shall be applied FIRST, ratably to all such Reference Rate
                             -----
      Loans constituting Non Pro Rata Loans, SECOND, ratably to such
                                             ------
      Reference Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, THIRD, ratably to such Reference Rate
                               -----
      Loans constituting Cure Loans.

            (c) Payments on Non-Business Days. Whenever any payment to
                -----------------------------
be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (except as set forth in
Section 5.2(b)(iii) with respect to payments due on the next preceding
------------------
Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

      4.3   Promise to Repay; Evidence of Indebtedness.
            ------------------------------------------

            (a) Promise to Repay. The Borrower hereby agrees to pay
                ----------------
when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrower shall execute and deliver to each Lender on the Closing Date and on the Acquisition Facility Closing Date promissory notes, in the form of EXHIBITS D-1, D-2 OR D-3, as applicable, and otherwise in form
        ------------------------
and substance acceptable to the Agent and such Lender, evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 15.1, all
                                                    ------------
in form and substance acceptable to the Agent and the parties to such assignment.

            (b) Loan Account. Each Lender shall maintain in accordance
                ------------
with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

            (c) Control Account. The Register maintained by the Agent
                ---------------
pursuant to Section 15.1(c) shall include a control account, and a
            ---------------
subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

            (d) Entries Binding. The entries made in the Register and
                ---------------
each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

      4.4   [Reserved].
             --------

      4.5 Cash Collateral Account. (a) Investments. If requested by
          -----------------------      -----------
the Borrower, the Agent shall, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account and accrued interest thereon, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such Investments, in each case in such Cash Equivalents as the Borrower may select. Such funds, interest, proceeds or income which are not so invested or reinvested in Cash Equivalents shall, except as otherwise provided in Section 4.5(b) and Section 12.3, be deposited and held by
            --------------     ------------
the Agent in the Cash Collateral Account. None of the Agent, any Lender or any Issuing Bank shall be liable to the Borrower for, or with respect to, any decline in value of amounts on deposit in the Cash Collateral Account which shall have been invested pursuant to this Section 4.5(a) at the direction of the Borrower. Cash Equivalents
     --------------
from time to time purchased and held pursuant to this Section 4.5(a)
                                                      --------------
shall constitute Cash Collateral and shall, for purposes of this Agreement, be deemed to be part of the funds held in the Cash Collateral Account in amounts equal to their respective outstanding principal amounts.

            (b) Withdrawal Rights. Neither the Borrower nor any Person
                -----------------
or entity claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that, upon the later to occur of (i) the expiration or termination of all of the Letters of Credit in accordance with their respective terms and (ii) the payment in full in cash of the Obligations, any funds remaining in the Cash Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto.

            (c) Additional Deposits. If at any time the Agent
                -------------------
determines that any funds held in the Cash Collateral Account are subject to any interest, right, claim or Lien of any Person other than the Agent, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the amount of funds subject to such interest, right, claim or Lien.

            (d) Reasonable Care. The Agent shall exercise reasonable
                ---------------
care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own like property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Borrower and shall constitute Obligations hereunder.


                               ARTICLE V
                           INTEREST AND FEES

      5.1 Interest on the Loans and other Obligations. (a) Rate of
          -------------------------------------------      -------
Interest. (i) All Loans and the outstanding principal balance of all
--------
other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are incurred until paid in full, except as otherwise provided in
Section 5.1(d) or Section 14.4, as follows:
--------------    ------------

            (A) If a Reference Rate Loan or such other Obligation, at a rate per annum equal to the sum of (1) the Reference Rate, as in effect from time to time as interest accrues plus (2) the applicable Reference Rate Margin; and

            (B) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (1) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (2) the applicable
                                             ----
      Eurodollar Rate Margin.

                  (ii) The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Agent; provided, however, the
                                        --------  -------
Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if (A) such Loan is to be made on the Closing Date or Acquisition Facility Closing Date or (B) at the time of such selection an Event of Default or a Potential Event of Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Reference Rate.

            (b) Interest Payments. (i) Interest accrued on each
                -----------------
Reference Rate Loan shall be payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the making of such Reference Rate Loan, (B) upon the payment or prepayment thereof in full or in part, (C) upon conversion thereof to a Eurodollar Rate Loan, and (D) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Reference Rate Loan.

                  (ii) Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on each Eurodollar Interest Payment Date applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan.

                  (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

            (c) Conversion or Continuation. (i) The Borrower shall
                --------------------------
have the option (A) to convert at any time all or any part of outstanding Reference Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Reference Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such
                                        --------  -------
outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an
                                             -----------
Event of Default or a Potential Event of Default would occur or has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this Section 5.1(c) shall be in a minimum
                                 --------------
amount of $500,000 and in integral multiples of $500,000 in excess of that amount except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

                   (ii) To convert or continue a Loan under Section
                                                            -------
5.1(c)(i), the Borrower shall deliver a Notice of Conversion/
---------
Continuation to the Agent no later than 11:00 a.m. (Los Angeles time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering a Notice of Conversion/Continuation, the Borrower may give the Agent telephonic notice of any proposed conversion/continuation by the time required under this Section
                                                        -------
5.1(c)(ii), and such notice shall be confirmed in writing delivered to
----------
the Agent by facsimile transmission promptly (but in no event later than 5:00 p.m. (Los Angeles time) on the same day), the original of which facsimile copy shall be delivered to the Agent within three (3) days after the date of such transmission. Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.1(c)(ii) (or
                                             ------------------
telephonic notice in lieu thereof), the Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/ Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

            (d) Default Interest. Notwithstanding the rates of
                ----------------
interest specified in Section 5.1(a) or elsewhere in this Agreement,
                      --------------
effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing unwaived, the principal balance of all Loans, and the principal balance of all other Obligations, shall bear interest at a rate which is two percent (2.000%) per annum in excess of the rate of interest specified in Section 5.1(a)(i).
             -----------------

            (e) Computation of Interest. Interest on all Obligations
                -----------------------
shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided, however, if a Loan is repaid on the same day on which it is
--------  -------
made, one (1) day's interest shall be paid on such Loan.

      5.2   Special Provisions Governing Eurodollar Rate Loans.
            --------------------------------------------------
With respect to Eurodollar Rate Loans:

            (a) [Reserved.]

            (b) Determination of Eurodollar Interest Period. By giving
                -------------------------------------------
notice as set forth in Section 2.2(b) or 2.3(b) (with respect to a
                       ------------------------
Borrowing of Eurodollar Rate Loans) or Section 5.1(c) (with respect to
                                       --------------
a conversion into or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, a "Eurodollar
     -----------
Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest
      Period of one, two, three or six months in duration;

                  (ii) In the case of immediately successive
      Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

                  (iii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Eurodollar Interest Period shall expire on the immediately preceding Business Day;

                  (iv) The Borrower may not select a Eurodollar Interest Period as to any Revolving Loan or Acquisition Facility Revolving Loan if such Eurodollar Interest Period terminates later than the scheduled Revolving Credit Termination Date or Acquisition Facility Revolving Termination Date, as the case may be;

                  (v) The Borrower may not select a Eurodollar
      Interest Period as to any Term Loan or Acquisition Facility Term Loan if such Eurodollar Interest Period terminates later than the scheduled Term Loan Termination Date or Acquisition Facility Termination Date, as the case may be;

                  (vi) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal; and

                  (vii) There shall be no more than five (5)
      Eurodollar Interest Periods in effect at any one time.

            (c) Determination of Interest Rate. As soon as practicable
                ------------------------------
on the second Business Day prior to the first day of each Eurodollar Interest Period (the "Eurodollar Interest Rate Determination Date"), the Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender. The Agent's determination shall be presumed to be correct and shall be binding upon the Borrower, absent manifest error.

            (d)  [Reserved].
                  --------

            (e) Interest Rate Unascertainable, Inadequate or Unfair.
                ---------------------------------------------------
In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination Date:

                  (i) the Agent is advised by Union Bank that deposits in Dollars (in the applicable amounts) are not being offered by Union Bank in the London interbank market for such Eurodollar Interest Period; or

                  (ii) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

                  (iii) the Requisite Lenders advise the Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Euro- dollar Interest Period;

then the Agent shall forthwith give notice thereof to the Borrower, whereupon (until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan shall be converted into a Reference Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

            (f) Booking of Eurodollar Rate Loans. Any Lender may make,
                --------------------------------
carry or transfer Eurodollar Rate Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Section 14.1, 14.2 or 14.3 as a
                                 ------------  ----    ----
result of the transfer of any such Eurodollar Rate Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

            (g) Affiliates Not Obligated. No Eurodollar Affiliate or
                ------------------------
other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

      5.3 Fees. (a) Fees to Agent. The Borrower shall pay to the
          ----      -------------
Agent, solely for the account of the Agent, such fees as shall be specified in the Fee Letter in the amount and on the dates set forth therein.

            (b) Letter of Credit Fee. In addition to any charges paid
                --------------------
pursuant to Section 3.1(g), the Borrower shall pay (i) to the Issuing
            --------------
Bank, a fee equal to 20 basis points (.20%) on the face amount of each Letter of Credit issued by such Issuing Bank, upon issuance of such Letter of Credit (the "Fronting Fee") and (ii) to the Agent, for the account of the Lenders based on their respective Pro Rata Shares, a fee (the "Letter of Credit Fee") accruing at a per annum rate equal to the Eurodollar Rate Margin for Revolving Loans then in effect on the undrawn face amount of each outstanding Letter of Credit, payable quarterly, in arrears, on the last day of each calendar quarter; provided, however, upon the occurrence of an Event of Default and for
--------  -------
so long thereafter as such Event of Default shall be continuing unwaived, the rate at which the Letter of Credit Fees shall accrue and be payable shall be two percent (2.000%) per annum in excess of the rate previously specified in this Section 5.3(b).
                                  --------------

            (c) Unused Commitment Fee. (i) The Borrower shall pay to
                ---------------------
the Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "Unused Commitment Fee") on the average sum for the applicable calendar quarter of, (A) from the Closing Date until the Revolving Credit Termination Date, the amount by which the Revolving Credit Commitments exceed the sum of (1) the aggregate outstanding principal amount of the Revolving Loans, plus
                                                               ----
(2) the outstanding Reimbursement Obligations, plus (3) the aggregate
                                               ----
undrawn face amount of all outstanding Letters of Credit, plus (B)
                                                          ----
from the Acquisition Facility Closing Date until the Acquisition Facility Revolving Termination Date, the amount by which the Acquisition Facility Commitments exceed the aggregate outstanding principal amount of the Acquisition Facility Revolving Loans. The Unused Commitment Fee shall be payable (I) quarterly, in arrears, commencing on the first day of the calendar quarter next succeeding the Closing Date and (II) on the last to occur of the Revolving Credit Termination Date and the Acquisition Facility Revolving Termination Date. The Unused Commitment Fee shall accrue at rate per annum as set forth below:

            (1) On any date prior to the Acquisition Facility Closing Date, (a) from the Closing Date until and including the last day of the first fiscal quarter in which the Closing Date occurs, the Unused Commitment Fee shall accrue at a rate per annum equal to 0.500% and
(b) thereafter, the Unused Commitment Fee shall accrue at the rate per annum determined in accordance with the Leverage Ratio as of such date as set forth below:

--------------------------------------------------------------------------------
                                                    UNUSED COMMITMENT
            LEVERAGE RATIO                         FEE RATE PER ANNUM
--------------------------------------------------------------------------------
Greater than or equal to 3.00                            0.500%
--------------------------------------------------------------------------------
Greater than or equal to 2.50                            0.375%
but less than 3.00
--------------------------------------------------------------------------------
Less than 2.50                                           0.250%
--------------------------------------------------------------------------------

            (2) On any date on or after the Acquisition Facility Closing Date, (a) from the Acquisition Facility Closing Date until and including the last day of the first fiscal quarter in which the Acquisition Facility Closing Date occurs, the Unused Commitment Fee shall accrue at a rate per annum equal to 0.500% and (b) thereafter, the Unused Commitment Fee shall accrue at the rate per annum determined in accordance with the Leverage Ratio as of such date as set forth below:

--------------------------------------------------------------------------------
            LEVERAGE RATIO                          UNUSED COMMITMENT
                                                   FEE RATE PER ANNUM
--------------------------------------------------------------------------------
Greater than or equal to 4.25                            0.500%
--------------------------------------------------------------------------------
Greater than or equal to 3.75                            0.375%
but less than 4.25
--------------------------------------------------------------------------------
Less than 3.75                                           0.250
--------------------------------------------------------------------------------

                        (ii)  Notwithstanding the foregoing, in the
event that any Lender fails to fund its Pro Rata Share of any Revolving Loan or Acquisition Facility Revolving Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any Unused Commitment Fees with respect to its Revolving Credit Commitment or its Acquisition Facility Commitment until such failure has been cured in accordance with Section 4.2(b)(v)(B) and (B) until such time, the
                --------------------
Unused Commitment Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Revolving Loan, shall be allocated among such performing Lenders ratably based upon their relative Revolving Credit Commitments, and shall be calculated based upon the average amount by which the aggregate Revolving Credit Commitments of such performing Lenders exceeds the sum of (1) the aggregate outstanding principal amount of the Revolving Loans owing to such performing Lenders, plus (2) the outstanding Reimbursement Obligations owing to such performing Lenders, plus (3)
                                                            ----
the aggregate participation interests of such performing Lenders arising pursuant to Section 3.1(c) with respect to undrawn and
                    -------------
outstanding Letters of Credit.

            (d) [Reserved.]
                 --------

            (e) Calculation and Payment of Fees. The Unused Commitment
                -------------------------------
fee shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Agent at its office in Los Angeles, California in immediately available funds. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to in this Agreement due to the Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this Section 5.3, shall bear
                                              -----------
interest, if not paid when due, at the interest rate for Reference Rate Loans set forth in Section 5.1(d), shall constitute Obligations
                        --------------
and shall be secured by all of the Collateral.


                              ARTICLE VI
                         CONDITIONS PRECEDENT


      6.1 Conditions Precedent to the Initial Loans and Letters of
          --------------------------------------------------------
Credit. The obligation of each Lender on the Closing Date to make its
------
Term Loan and any Revolving Loan requested to be made by it, and the agreement of each Issuing Bank on the Closing Date to issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

            (a) Documents. The Agent shall have received on or before
                ---------
the Closing Date all of the following in form and substance satisfactory to each Lender:

                  (i) this Agreement, the Notes, the Parent Guarantor Stock Pledge Agreement, the Parent Guarantor Security Agreement, each Guaranty, each Guarantor Mortgage, each Subsidiary Stock Pledge Agreement, each Canadian Security Document and all other agreements, documents and instruments relating to the loan and other credit transactions contemplated by this Agreement and described in the List of Closing Documents attached hereto as EXHIBIT M attached hereto and made a part hereof, each duly
      ---------
      executed where appropriate and in form and substance satisfactory to the Agent; without limiting the foregoing, the Borrower hereby directs its counsel, Reid & Priest LLP and Cassels Brock & Blackwell, to prepare and deliver to the Agent, the Lenders, the Issuing Banks and Sidley & Austin, the opinions referred to in such List of Closing Documents;

                  (ii)  with respect to each of the parcels of Real

      Property described on SCHEDULE 9.14 hereto, preliminary title
                            -------------
      reports and Phase I environmental reports;

                  (iii) the Pro Forma and Projections;

                  (iv) a solvency certificate relating to the Borrower, the Parent Guarantor and each Subsidiary of the Parent Guarantor executed by the chief financial officer, treasurer or other executive officer familiar with the financial affairs of each such Person, dated as of the Closing Date and giving effect to the financing transactions contemplated hereby, supported by such financial statements and other documentation as the Agent deems appropriate;

                  (v) an Officer's Certificate executed and delivered by the president or vice president of the Borrower, dated as of the Closing Date, certifying that all conditions precedent under this Section 6.1 have been met and no Potential Event of Default
           -----------
      or Event of Default has occurred or is continuing;

                  (vi) the articles of incorporation or other formation documents of the Borrower and each Guarantor, certified by the Secretary of State or other appropriate Governmental Authority of such Person's jurisdiction of incorporation;

                  (vii) good standing certificates or certificates of status or compliance or equivalent certificates and, if available, franchise tax certificates or other similar certificates of the Borrower and each Guarantor from the appropriate Governmental Authority or Governmental Authorities in such Person's state of incorporation and in each jurisdiction in which such Person owns any material assets or carries on any material business;

                  (viii) a certificate of the secretary or assistant secretary of the Borrower and each Guarantor, dated as of the Closing Date, attaching and certifying such Person's bylaws and resolutions approving the Loan Documents to which such Person is a party and certifying as to the incumbency and signature of each person executing any such Loan Document or related document on behalf of such Person; and

                  (ix) payoff letters and discharge or termination statements executed by each obligee of Refinanced Indebtedness.

            (b) Perfection of Liens. Evidence that all financing
                -------------------
statements and annotations on certificates of title relating to the Collateral have been filed or recorded and any other evidence of the Security Documents being duly registered, recorded or perfected in such jurisdictions (or registration districts thereof) as the Agent may reasonably require, certificates representing Capital Stock and other instruments and investment property included in the Collateral have been delivered to the Agent (with duly executed stock powers) and all recording fees and filing taxes have been paid.

            (c) Due Diligence. The Agent and its counsel shall have
                -------------
completed their due diligence review of the business, operations, assets, liabilities and Contractual Obligations of the Borrower, the Parent Guarantor and each of its Subsidiaries, the results of which shall have provided the Agent and each Lender and each Issuing Bank with results and information which, in the judgment of such Person, are satisfactory to permit the Agent, each Lender and each Issuing Bank to enter into the financing transactions contemplated hereby.

            (d) No Legal Impediments. No law, regulation, order,
                --------------------
judgment or decree of any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Term Loans and requested Revolving Loans and/or the issuance of Letters of Credit on the Closing Date or (ii) result in a Material Adverse Effect.

            (e) Labor Relations. The Agent shall be satisfied (i) with
                ---------------
the collective bargaining or other organized labor agreements to which the Parent Guarantor or any of its Subsidiaries are a party and (ii) that neither the Parent Guarantor nor any of its Subsidiaries is encountering or has any present reason to believe that it will encounter any adverse labor union organizing activity, employee strike, work stoppage, shutdown or lockout.

            (f) No Change in Condition. Since November 30, 1996, no
                ----------------------
event or condition has occurred which continues to exist and which will, or is reasonably likely to, result in a Material Adverse Effect.

            (g) Interim Liabilities and Equity. Since November 30,
                ------------------------------
1996, other than as disclosed in writing to the Agent, neither the Parent Guarantor nor any of its Subsidiaries shall have (i) entered into any material (as determined in good faith by the Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Parent Guarantor's or its Subsidiaries' respective businesses except the transactions contemplated hereby, (ii) declared or paid any dividends or distributions, (iii) established or assumed any obligations with respect to compensation or employee benefit plans or (iv) redeemed, repurchased, or issued any Capital Stock.

            (h) No Loss of Material Agreements, Permits and Licenses.
                ----------------------------------------------------
Since November 30, 1996, no agreement, Permit or license which, in the judgment of the Agent, is material to the business, operations or employee relations of the Parent Guarantor or any of its Subsidiaries shall have been terminated, modified, revoked, breached or declared to be in default.

            (i)  No Market Changes.  Since July 30, 1997, no
                 -----------------
material adverse change shall have occurred in the conditions in the capital markets or the market for loan syndications generally.

            (j)   No Default.  No Event of Default or Potential
                  ----------
Event of Default shall have occurred and be continuing or would result from the making of the Loans.

            (k) Representations and Warranties. All of the
                ------------------------------
representations and warranties contained in Sections 7.1 and 7.2 and
                                            --------------------
in any of the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date.

            (l) Fees and Expenses Paid. There shall have been paid to
                ----------------------
the Agent, for the accounts of the Lenders, Issuing Banks and the Agent, as applicable, all fees and expenses due and payable on or before the Closing Date, including, without limitation, all fees and expenses due and payable pursuant to the Fee Letter.

      6.2 Conditions Precedent to Initial Acquisition Facility Loans,
          -----------------------------------------------------------
Increase of Maximum Revolving Credit Amount and Increase of Maximum
-------------------------------------------------------------------
Letter of Credit Obligations. The obligation of each Lender to make
----------------------------
the Acquisition Facility available for the account of the Borrower and to increase its Revolving Credit Commitment proportionately so that the Maximum Revolving Credit Amount shall be increased to $25,000,000, and the obligation of each Lender and Issuing Bank to increase the maximum amount of Letter of Credit Obligations that may be outstanding at any time to $6,000,000, shall be subject to the satisfaction on or before March 31, 1998 of all of the following conditions precedent:

            (a) Documents. The Agent shall have received on or before
                ---------
the Acquisition Facility Closing Date all of the following in form and substance satisfactory to each Lender:

                  (i) a confirmation of each Guaranty, executed by each Guarantor (including a confirmation by the Parent Guarantor of its guaranty obligations under this Agreement);

                  (ii) a certificate of the Borrower and each Guarantor dated as of the Acquisition Facility Closing Date that each statement in each certificate delivered by such Person on the Closing Date is true and correct and each agreement, corporate document or other document delivered by such Person on the Closing Date is in full force and effect and has not been amended, modified or supplemented since the Closing Date;

                  (iii) each Senior Subordinated Note Document, certified by the Parent Guarantor as being true and correct and in full force and effect as of the Acquisition Facility Closing Date;

                  (iv) an Officer's Certificate certifying that all conditions precedent under this Section 6.2 have been met and no
                                      -----------
      Potential Event of Default or Event of Default has occurred or is continuing; and

                  (v)   such additional documentation as the
      Agent may reasonably request.

            (b) Senior Subordinated Note Issuance; Repayment of Term
                ----------------------------------------------------
Loans. The Lenders shall be satisfied (i) with the terms of the Senior
-----
Subordinated Notes and the Senior Subordinated Note Documents and (ii) that all conditions precedent to the issuance of the Senior Subordinated Notes have been satisfied (or waived with the prior written consent of the Agent); net cash proceeds from the issuance of Senior Subordinated Notes in an aggregate principal amount of $100,000,000 shall have (to the extent required by Section
                                                   -------
4.1(b)(iii)) been received by the Parent Guarantor or the Borrower and
-----------
paid to the Agent for the account of the Lenders to repay in full the Term Loans and all interest accrued thereon and all amounts payable in connection with the repayment of the Term Loans; and the Senior Subordinated Note Documents have been executed and delivered and become effective in accordance with their terms.

            (c) No Legal Impediments. No Requirement of Law or any
                --------------------
other action or inaction by any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of any Acquisition Facility Loans or Revolving Loans on the Acquisition Facility Closing Date or (ii) result in a Material Adverse Effect.

            (d) Labor Relations. The Agent shall be satisfied that
                ---------------
neither the Parent Guarantor nor any of its Subsidiaries is encountering or has any present reason to believe that it will encounter any material and adverse labor union organizing activity, employee strike, work stoppage, shutdown or lockout.

            (e) No Change in Condition. Since the Closing Date, no
                ----------------------
event or condition has occurred which continues to exist and which will, or is reasonably likely to, result in a Material Adverse Effect.

            (f) No Default. No Event of Default or Potential Event of
                ----------
Default shall have occurred and be continuing or would result from the making of the Loans or the issuance of the Senior Subordinated Notes.

            (g) Representations and Warranties. All of the
                ------------------------------
representations and warranties contained in Section 7.1 and in any of
                                            -----------
the other Loan Documents shall be true and correct in all material respects on and as of the Acquisition Facility Closing Date.

            (h) Fees and Expenses Paid. There shall have been paid to
                ----------------------
the Agent, for the accounts of the Lenders and the Agent, as applicable, all fees and expenses due and payable on or before the Acquisition Facility Closing Date, including, without limitation, all fees and expenses due and payable pursuant to the Fee Letter.

      6.3 Conditions Precedent to all Acquisition Facility Loans. The
          ------------------------------------------------------
obligation of each Lender to make any Acquisition Facility Revolving Loan shall be subject to the satisfaction of all of the following conditions precedent:

            (a) Acquisition. The proceeds of the Acquisition Facility
                -----------
Revolving Loan shall be applied to finance a Permitted Acquisition, and the Requisite Lenders shall be satisfied in all material respects
(i) with the terms, form and substance of the Permitted Acquisition and the documentation related thereto, including, without limitation, the resolutions with respect to such acquisition enacted by the respective boards of directors of the Parent Guarantor and the Person being acquired, (ii) that the parties to such acquisition complied with all applicable laws and regulatory approval requirements and all contractual approval and consent requirements, and (iii) that all conditions precedent to such acquisition pursuant to the acquisition agreement have been satisfied (or waived with the prior written consent of the Agent), and no breach of any term or provision of any agreement documenting or executed pursuant to such acquisition has occurred. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, if applicable, shall have expired without any request for further information or order prohibiting the acquisition to be financed with the Acquisition Facility Loan.

            (b) No Default. No Event of Default or Potential Event of
                ----------
Default shall have occurred and be continuing or would result from the making of the requested Acquisition Facility Loans or the consummation of the acquisition to be financed thereby.

      6.4 Conditions Precedent to All Loans and Letters of Credit. The
          -------------------------------------------------------
obligation of each Lender to make any Loan requested to be made by it on any Funding Date and the agreement of each Issuing Bank to issue any Letter of Credit on any date is subject to the following conditions precedent as of each such date, both before and after giving effect to the Loans to be made and/or the Letter of Credit to be issued on such date:

            (a) Representations and Warranties. All of the
                ------------------------------
representations and warranties of the Parent Guarantor and the
Borrower contained in Section 7.1 and Section 7.2, respectively, and
                      -----------     -----------
in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.

            (b) No Defaults. No Event of Default or Potential Event of
                -----------
Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit.

            (c) No Legal Impediments. No Requirement of Law or any
                --------------------
action or inaction by Governmental Authority shall, and the Agent shall not have received from any Lender or Issuing Bank notice that, in the judgment of such Lender or Issuing Bank, litigation or Claims are pending or threatened which is likely to, enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit or (ii) such Issuing Bank's issuance of the requested Letter of Credit.

            (d) No Material Adverse Effect. No event shall have
                --------------------------
occurred since the date of this Agreement and be continuing as of the applicable Funding Date which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

Each submission by the Borrower to the Agent of a Notice of Borrowing with respect to any Loan or a Notice of Conversion/Continuation with respect to any Loan, each acceptance by the Borrower of the proceeds of each Loan made, converted or continued hereunder, each submission by the Borrower to an Issuing Bank of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower as of the Funding Date or the date of conversion or continuation in respect of such Loan, or the date of issuance of such Letter of Credit, that all the conditions contained in this Section 6.4 have been satisfied or
                                 -----------
waived in accordance with Section 15.7.
                          ------------


                              ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES

      7.1 Representations and Warranties of the Parent Guarantor. In
          ------------------------------------------------------
order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Parent Guarantor hereby represents and warrants to each Lender, each Issuing Bank and the Agent that the following statements are true, correct and complete:

            (a) Organization; Corporate Powers. (i) The Parent
                ------------------------------
Guarantor and each of its Subsidiaries (A) is a corporation or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business as a foreign corporation or partnership, as the case may be, and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, and (D) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

                  (ii) True, correct and complete copies of the Organizational Documents identified on SCHEDULE 7.1-A attached hereto
                                       --------------
have been delivered to the Agent, each of which is in full force and effect, has not been modified or amended except to the extent indicated therein and, to the best of the Parent Guarantor's knowledge, there are no defaults under such Organizational Documents and no events which , with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

            (b) Authority. (i) The Parent Guarantor and each of its
                ---------
Subsidiaries have the requisite corporate or partnership power and authority (A) to execute, deliver and perform each of the Loan Documents which have been executed by it as required by this Agreement on or prior to the Closing Date and (B) to file or record the Loan Documents which have been filed or recorded by it as required by this Agreement on or prior to the Closing Date, with any Governmental Authority.

                  (ii) The execution, delivery, performance and filing or recording, as the case may be, of each of the Loan Documents which have been executed, filed or recorded as required by this Agreement on or prior to the Closing Date and to which the Parent Guarantor or any of its Subsidiaries is party and the consummation of the transactions contemplated thereby, have been duly approved by the respective boards of directors (or other Persons performing similar functions) and, if necessary, the shareholders or partners of the Parent Guarantor and its Subsidiaries and such approvals have not been rescinded. No other corporate or partnership action or proceedings on the part of the Parent Guarantor or any of its Subsidiaries are necessary to consummate such transactions.

                  (iii) Each of the Loan Documents to which the Parent Guarantor or any of its Subsidiaries is a party (A) has been duly executed, delivered, filed or recorded, as the case may be, by it, (B) where applicable, creates valid and (on and after the Closing Date) perfected first Liens in the Collateral covered thereby securing the payment of all of the Obligations purported to be secured thereby, (C) constitutes the Parent Guarantor's or such Subsidiary's legal, valid and binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency or other similar laws related to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (D) is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained therein as delivered to the Agent pursuant to Section 6.1(a) without the prior written
                         --------------
consent of the Requisite Lenders. The Parent Guarantor and its Subsidiaries have performed and complied with all the terms, provisions, agreements and conditions set forth in the Loan Documents and required to be performed or complied with by such parties on or before the Closing Date, all filings and recordings and other actions which are necessary or desirable to perfect and protect the Liens granted pursuant to the Loan Documents and preserve their required priority have been duly taken, and no Potential Event of Default, Event of Default or breach of any covenant by any such party exists thereunder.

            (c) Subsidiaries; Ownership of Equity Securities. SCHEDULE
                --------------------------------------------  --------
7.1-C attached hereto (i) contains a diagram indicating the corporate
-----
structure of the Parent Guarantor, its Subsidiaries and any other Person in which the Parent Guarantor or any of its Subsidiaries holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth
(A) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation or otherwise and (B) the authorized, issued and outstanding shares or interests of each class of equity Securities of the Parent Guarantor and each of its Subsidiaries and, with respect to the Subsidiaries, the owners of such shares or interests. Other than as indicated on SCHEDULE
                                                        --------
7.1-C, none of the issued and outstanding equity Securities of the
-----
Parent Guarantor of any of its Subsidiaries is subject to any vesting, redemption, or repurchase agreement to which the Parent Guarantor or any such Subsidiary is a party, and there are no warrants or options (other than Permitted Equity Securities Options) issued or granted by the Parent Guarantor or any of its Subsidiaries outstanding with respect to such equity Securities. The outstanding equity Securities of each of the Parent Guarantor's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable free and clear of any Liens (except for the Liens granted pursuant to the Loan Documents and the liens on the securities of MidAtlantic Recycling Technologies, Inc. described on SCHEDULE 7.1-C) and are not Margin Stock.
                  --------------

            (d) No Conflict. The execution, delivery and performance
                -----------
of each of the Loan Documents to which the Parent Guarantor or any of its Subsidiaries is a party do not and will not (i) conflict with the Organizational Documents of the Parent Guarantor or any such Subsidiary, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Parent Guarantor or any such Subsidiary, or require termination of any Contractual Obligation, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Parent Guarantor or any such Subsidiary, other than Liens contemplated by the Loan Documents, or (iv) require any approval of the Parent Guarantor's or any such Subsidiary's shareholders, which has not been obtained.

            (e) Governmental Consents. Except as set forth on SCHEDULE
                ---------------------                         --------
7.1-E attached hereto, the execution, delivery and performance of each
-----
of the Loan Documents to which the Parent Guarantor or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices which have been made, obtained or given and (ii) filings necessary to create or perfect security interests in the Collateral.

            (f) Governmental Regulation. Neither the Parent Guarantor,
                -----------------------
nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or by the Loan Documents.

            (g) Restricted Junior Payments. Since November 30, 1996,
                --------------------------
neither the Parent Guarantor nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or Property for any Restricted Junior Payment or agreed to do so, except as permitted pursuant to Section 10.6 of this Agreement.

            (h) Financial Position. Complete and accurate copies of
                ------------------
the following Financial Statements, materials and other information have been delivered to the Agent: (i) the Pro Forma and Projections,
(ii) the Parent Guarantor's Annual Report on Form 10-K and Annual Report to Shareholders (including audited financial statements) for the Fiscal Year ended November 30, 1996 and the Annual Report on Form 20-F and Annual Report to Shareholders (including audited financial statements) for each of the Fiscal Years ended November 30, 1994 and November 30, 1995 and (iii) the Parent Guarantor's Quarterly Reports on Form 10-Q for the quarters ending February 28, 1997 and May 31, 1997. All Financial Statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Parent Guarantor and its Subsidiaries as at the respective dates thereof. Neither the Parent Guarantor nor any of its Subsidiaries has any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments, not disclosed in writing to the Agent and the Lenders prior to the Closing Date.

            (i) Pro Forma Financials. The Pro Forma, copies of which
                --------------------
have been furnished to the Lenders, fairly presents on a pro forma basis the financial condition of the Parent Guarantor and its Subsidiaries as of the Closing Date, and reflects on a pro forma basis those liabilities reflected in the notes thereto and resulting from consummation of the transactions contemplated by the Loan Documents, and the payment or accrual of all Transaction Costs payable with respect to any of the foregoing. The Projections and the assumptions expressed in the Pro Forma are reasonable based on the information available to the Parent Guarantor at the time so furnished.

            (j) Indebtedness; Refinanced Indebtedness. SCHEDULE 7.1-J
                -------------------------------------  --------------
sets forth all Indebtedness for borrowed money of the Parent Guarantor and there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity (except as disclosed on such Schedule). The Refinanced Indebtedness and all accrued and unpaid interest thereon has been paid in full or provision for payment has been made such that, in accordance with the express provisions of the instruments governing such Indebtedness, the Parent Guarantor and its Subsidiaries have been or will be upon payment in full of the Refinanced Indebtedness irrevocably released from all liability and Contractual Obligations with respect thereto. Any and all Liens securing the Refinanced Indebtedness have been released or provision for release of such Liens satisfactory to the Agent has been made.

            (k) Litigation; Adverse Effects. Except as set forth in
                ---------------------------
SCHEDULE 7.1-K attached hereto, there is no action, suit, proceeding,
--------------
Claim, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Parent Guarantor or any of its Subsidiaries, threatened against the Parent Guarantor or any of its Subsidiaries or any of the Property (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will, or is reasonably likely to, result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated Financial Statements of the Parent Guarantor. Neither the Parent Guarantor nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will result, or is reasonably likely to result, in a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will, or is reasonably likely to, result in a Material Adverse Effect.

            (l) Compensation. Except (i) as disclosed in documents
                ------------
filed with the Commission, (ii) as set forth on SCHEDULE 7.1-L
                                                --------------
attached hereto, or (iii) for increases in the ordinary course of business and in accordance with past practices, during the period commencing on November 30, 1996 and ending on the Closing Date, neither the Parent Guarantor nor any of its Subsidiaries has increased or agreed to increase the aggregate compensation or benefits (including severance benefits) payable or accruing to any past or present officer of any of such Persons.

            (m) No Material Adverse Effect. Since November 30, 1996,
                --------------------------
there has occurred no event with respect to the Parent Guarantor or any other Guarantor which has resulted, or is reasonably likely to result, in a Material Adverse Effect.

            (n) Tax Examinations. The IRS and all other applicable
                ----------------
Governmental Authorities (including Revenue Canada) have examined (or are foreclosed from examining by applicable statutes) the Parent Guarantor's income tax returns for all tax periods prior to and including the taxable year ending November 30, 1992 and have assessed the Parent Guarantor's federal income tax liability for each such taxable year. All deficiencies which have been asserted against the Parent Guarantor or any of its Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in the Parent Guarantor's consolidated Financial Statements to the extent, if any, required by GAAP. Neither the Parent Guarantor nor any of its Subsidiaries has taken any reporting positions for which it does not have a reasonable basis and does not anticipate any further material tax liability with respect to the years which have not been closed pursuant to applicable law.

            (o) Payment of Taxes. All tax returns and reports of each
                ----------------
of the Parent Guarantor and its Subsidiaries required to be filed have been filed within the times and in the manner prescribed by all applicable Requirements of Law. The information contained in such returns and reports is correct and complete and, to the best knowledge of the Parent Guarantor, such returns and reports reflect accurately all liability for taxes of the Parent Guarantor and its Subsidiaries for the periods covered thereby. All taxes, interest, penalties, assessments, fees and other charges of Governmental Authorities which have become due pursuant to such returns or pursuant to any assessment received by the Parent Guarantor or any Subsidiary have been paid, except to the extent (i) such taxes, assessments, fees and other charges are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of Section 9.4 and (ii)
                                                -----------
non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. The Parent Guarantor has no knowledge of any proposed tax assessment or reassessment against the Parent Guarantor or any of its Subsidiaries that will, or is reasonably likely to, result in a Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period providing for an extension of time with respect to the assessment or re-assessment of tax or the filing of any tax return by, or any payment of any tax by the Parent Guarantor or any of its Subsidiaries, and to the best knowledge of the Parent Guarantor, no examination of any tax return of the Parent Guarantor or any Subsidiary is currently in progress.

            (p) Performance. Neither the Parent Guarantor nor any of
                -----------
its Subsidiaries has received any written notice, citation, or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Property is in violation of any Requirement of Law, or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not, or is not reasonably likely to, result in a Material Adverse Effect.

            (q) Disclosure. The representations and warranties of the
                ----------
Parent Guarantor and its Subsidiaries contained in the Loan Documents, and all certificates and other documents delivered to the Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Parent Guarantor has not intentionally withheld any fact from the Agent in regard to any matter which will, or is reasonably likely to, result in a Material Adverse Effect.

            (r) Requirements of Law. The Parent Guarantor is and its
                -------------------
Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will, or is reasonably likely to, result in a Material Adverse Effect.

            (s)   Environmental Matters.  (i) Except as disclosed
                  ---------------------
on SCHEDULE 7.1-S attached hereto:
   --------------

            (A) the operations of the Parent Guarantor and its Subsidiaries and their respective Properties comply in all material respects with all applicable Environmental, Health or Safety
Requirements of Law;

            (B) the Parent Guarantor and each of its Subsidiaries has obtained all Permits necessary for its respective operations and Properties, and all such Permits are in good standing and the Parent Guarantor and each of its Subsidiaries are currently in material compliance with all terms and conditions of such Permits;

            (C) none of the Parent Guarantor or its Subsidiaries nor any of their respective present or past Property or operations, are subject to or the subject of any judicial or administrative proceeding, order, judgment, decree, dispute, negotiations, agreement, or settlement respecting (I) any Environmental, Health or Safety Requirements of Law, (II) any Remedial Action, (III) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant, or (IV) any violation of or liability under any Environmental, Health or Safety Requirement of Law;

            (D) neither the Parent Guarantor nor any of its Subsidiaries has made or filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant where Remedial Action has not been conducted and completed to the satisfaction of the appropriate Governmental Authority; (II) under
Section 103(c) of CERCLA, indicating past or present treatment, storage or disposal of a Contaminant; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law where such violation has not been corrected to the satisfaction of the appropriate Governmental Authority; or (iv) making any disclosure under any Environmental Health or Safety Requirement of Law which is not routine and filed periodically on an ongoing basis.

            (E) none of the Parent Guarantor's or its Subsidiaries' present or past Property is listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar Governmental Authority list of sites requiring Remedial Action;

            (F) neither the Parent Guarantor nor any of its Subsidiaries has sent or directly arranged for the transport or disposal of any Contaminant to any current or proposed NPL site, CERCLIS or any similar Governmental Authority list of sites concerning Releases or requiring Remedial Action;

            (G) there is not now in connection with or resulting from the Parent Guarantor's or any of its Subsidiaries' operations, nor, to the Parent Guarantor's knowledge, has there ever been on, in or under any of the Property (I) any treatment, recycling, storage, disposal, generation, processing, transporting or depositing of any Contaminant, including of any hazardous waste requiring a Permit (including a Permit under 40 C.F.R. Parts 264 and 265 or any state equivalent), (II) any landfill, waste pile, underground storage tank or surface impoundment, (III) any asbestos-containing material,
(IV) a Release of any polychlorinated biphenyls (PCB), including PCBs used in hydraulic oils, electrical transformers or other Equipment or
(V) any other Contaminants which are of such a nature or in such quantities that the Parent Guarantor or any of its Subsidiaries could be subject to a Remedial Action issued by a Governmental Authority;

            (H) neither the Parent Guarantor nor any of its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant;

            (I) to the Parent Guarantor's knowledge, there have been no Releases of any Contaminants to the environment from any Property except in compliance with Environmental, Health or Safety Requirements of Law, or which have not been reported and then corrected to the satisfaction of the appropriate Governmental Authorities;

            (J) neither the Parent Guarantor nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants;

            (K) no Environmental Lien has attached to any Property;

            (L) to the best knowledge of the Borrower and the Parent Guarantor, none of the Property contains any asbestos-containing material; and

            (M) none of the Property is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Parent Guarantor has and its Subsidiaries have fully complied with the requirements of such acts.

            (ii) the Parent Guarantor and each of its Subsidiaries are conducting and will continue to conduct their respective business and operations in an environmentally responsible manner in compliance with Environmental, Health or Safety Requirements of Law, and the Parent Guarantor and its Subsidiaries, taken as a whole, have not been, and have no reason to believe that they will be, subject to Claims, Liabilities and Costs arising out of or relating to environmental, health or safety matters that have or will result in cash expenditures by the Parent Guarantor and its Subsidiaries in excess of $1,000,000 in the aggregate for any Fiscal Year ending after the Closing Date.

            (t) ERISA. Neither the Parent Guarantor nor any ERISA
                -----
Affiliate maintains or contributes to any Benefit Plan, Multiemployer Plan or Foreign Pension Plan other than those listed on SCHEDULE 7.1-T
                                                        --------------
attached hereto. Each Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code as currently in effect either (i) has received a favorable determination letter from the IRS that the Plan is so qualified or (ii) an application for determination of such tax-qualified status will be made to the IRS prior to the end of the applicable remedial amendment period under Section 401(a) of the Internal Revenue Code as currently in effect, and the Parent Guarantor or an ERISA Affiliate shall diligently seek to obtain a determination letter with respect to such application. Except as identified on SCHEDULE 7.1-T, neither the Parent Guarantor nor any of
              --------------
its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Parent Guarantor and each of its Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Internal Revenue Code with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code) whether or not waived. Neither the Parent Guarantor nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action which would constitute or result in a Termination Event, which, in either event, will result in an obligation to pay a material amount of money. Neither the Parent Guarantor nor any ERISA Affiliate has any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which, singly or in the aggregate, will result in an obligation to pay a material amount of money. Neither the Parent Guarantor nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Agent is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Parent Guarantor nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Parent Guarantor nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Parent Guarantor nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 7.1-T, neither the Parent Guarantor nor any of its
   --------------
Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement. The Parent Guarantor has given to the Agent copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the Closing Date and in respect of which the Parent Guarantor or any ERISA Affiliate is currently an "employer" as defined in section 3(5) of ERISA, and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans currently contributed to by the Parent Guarantor or any ERISA Affiliate with the aggregate amount of the most recent annual contributions required to be made by the Parent Guarantor and all ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to the Parent Guarantor or an ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; and as to each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees of the Parent Guarantor or any of its Subsidiaries after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such plan.

            (u) Foreign Employee Benefit Matters. (i) Each Canadian
                --------------------------------
Employee Benefit Plan is duly registered where required by, and is in good standing under, all applicable Requirements of Law. All required employer and employee contributions and premiums under the Canadian Employee Benefit Plans have been made, no past service funding liabilities exist, and there are no actions, claims of proceedings pending or threatened (other than routine claims for benefits) relating to any of the Canadian Employee Benefit Plans. There is no requirement to provide post-retirement profit sharing, medical or health benefits to employees of the Parent Guarantor or any of its Subsidiaries.

            (ii) Each Canadian Pension Plan is duly registered where required by, and is in good standing under, all applicable Requirements of Law, including the Income Tax Act (Canada), the Pension Benefits Act (Ontario) and the respective requirements of the governing documents for such plans. There are no actions, claims or proceedings pending or threatened (other than routine claims for benefits) relating to any of the Canadian Pension Plans. All required employer and employee contributions and premiums under the Canadian Pension Plans have been made, the Canadian Pension Plans are each fully funded on both a going-concern and a winding-up basis in accordance with all applicable Requirements of Law and with the actuarial methods and assumptions used in the most recent actuarial reports therefor, and there have been no surplus withdrawals or contribution holidays except as permitted by all applicable Requirements of Law and the terms of the Canadian Pension Plans.

            (iii) Each Foreign Employee Benefit Plan is in compliance in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle for such Plan. With respect to any Foreign Employee Benefit Plan maintained or contributed to by the Parent Guarantor, any of its Subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Plans does not exceed the current Fair Market Value of the assets held in the trust or other funding vehicle for such Plan and will not result in an obligation to pay a material amount of money. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the best knowledge of the Parent Guarantor, threatened against the Parent Guarantor, any of its Subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.

            (v) Labor Matters. SCHEDULE 7.1-V accurately sets forth
                -------------  --------------
all labor contracts to which the Parent Guarantor or any of its Subsidiaries is a party on the date hereof and the expiration date of each such contract. There are no strikes, lockouts or other grievances relating to any collective bargaining or similar agreement to which the Parent Guarantor or any of its Subsidiaries is a party.

            (w)  Securities Activities.  Neither the Parent
                 ---------------------
Guarantor nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying
Margin Stock.

            (x) Solvency. As of and after giving effect to the Loans
                --------
to be made and Letters of Credit to be issued on the Closing Date or such other date as Loans requested hereunder are made or Letters of Credit requested hereunder are issued, and the Senior Subordinated Notes to be issued on the Senior Subordinated Note Issuance Date, and the disbursement of the proceeds of such Loans pursuant to the Parent Guarantor's instructions, the Parent Guarantor is and each of its Subsidiaries are Solvent.

            (y) Patents, Trademarks, Permits, Etc.; Government
                ----------------------------------------------
Approvals. (i) The Parent Guarantor and each of its Subsidiaries, as
---------
applicable, owns, is licensed or otherwise has the lawful right to use, or has all Permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits and processes used in or necessary for the conduct of its respective business as currently conducted which are material to its condition (financial or otherwise), operations, performance and prospects, taken as a whole. Except as set forth on SCHEDULE 7.1-Y attached hereto, no
                                   --------------
claims are pending or, to the best of the Parent Guarantor's knowledge following diligent inquiry, threatened that the Parent Guarantor or any of its Subsidiaries is infringing or otherwise adversely affecting the rights of any Person with respect to such Permits and other governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits and processes, except for such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Parent Guarantor or any of its Subsidiaries which will, or is reasonably likely to, result in a Material Adverse Effect.

            (ii) The consummation of the transactions contemplated by the Loan Documents will not impair the ownership of or rights under (or the license or other right to use, as the case may be) any Permits and governmental approvals, patents, trademarks, trade names, copyrights, technology, know-how, permits or processes by the Parent Guarantor or any of its Subsidiaries in any manner which will, or is reasonably likely to, result in a Material Adverse Effect.

            (z) Assets and Properties. The Parent Guarantor and each
                ---------------------
of its Subsidiaries has good and marketable title to all of the assets and Property (tangible and intangible) owned by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and Property are free and clear of all Liens except Liens securing the Obligations and Liens permitted under Section 10.3. Substantially all
                                      ------------
of the assets and Property owned by, leased to, or used by the Parent Guarantor and/or each such Subsidiary of the Parent Guarantor is in adequate operating condition and repair, ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function for which they are currently being used, except in each case where the failure of such asset to meet such requirements would not, or is not reasonably likely to, result in a Material Adverse Effect. Neither this Agreement nor any other Loan Document nor any transaction contemplated under any such agreement, will affect any right, title or interest of the Parent Guarantor or any Subsidiary of the Parent Guarantor in and to any of such assets in a manner that would, or is reasonably likely to, result in a Material Adverse Effect.

            (aa) Insurance. SCHEDULE 7.1-AA attached hereto accurately
                 ---------  ---------------
sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Parent Guarantor and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto, and (vii) a list of claims made thereunder during the immediately preceding two calendar years. The Parent Guarantor has delivered to the Agent a certificate, in the form required by Section 9.5, with respect to all such insurance policies.
            -----------
Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 9.5 and are in
                                               -----------
amounts sufficient to cover the replacement value of the respective Property and assets of the Parent Guarantor and its Subsidiaries.

            (ab) Pledge of Capital Stock. The grant and perfection of
                 -----------------------
the security interest in the Capital Stock of the Subsidiaries of the Parent Guarantor constituting a portion of the Collateral for the benefit of the Secured Parties, as contemplated by the terms of the Loan Documents, is not made in violation of the registration provisions of the Securities Act, any applicable provisions of other federal securities laws, state securities or "Blue Sky" law, foreign securities law, or applicable general corporation law or in violation of any other Requirement of Law.

            (ac) Restricted Subsidiaries. The aggregate fair market
                 -----------------------
value of assets owned by the Restricted Subsidiaries does not exceed $5,000,000. The EBITDA of the Parent Guarantor attributable to earnings of the Restricted Subsidiaries for the most recently completed Fiscal Year did not exceed $250,000.

            (ad) Certain Property. Neither the Parent Guarantor nor
                 ----------------
any of its Subsidiaries owns any Property (other than Real Property) that was acquired by such Person at any time during which such Person's official corporate name was different from the official corporate name of such person in effect as of the date of this Agreement.

      7.2 Representations and Warranties of the Borrower. In order to
          ----------------------------------------------
induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower hereby represents and warrants to each Lender, each Issuing Bank and the Agent that the following statements are true, correct and complete:

            (a) Organization; Corporate Powers. (i) The Borrower (A)
                ------------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have or is reasonably likely to have a Material Adverse Effect, (C) has filed and maintained effective (unless exempt from the requirements for filing) a current Business Activity Report with the appropriate Governmental Authority in the states of Minnesota and New Jersey, and (D) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

                  (ii) True, correct and complete copies of the Organizational Documents relating to the Borrower identified on
SCHEDULE 7.1-A attached hereto have been delivered to the Agent, each
--------------
of which is in full force and effect, has not been modified or amended except to the extent indicated therein and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which , with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents.

            (b) Authority. (i) The Borrower has the requisite
                ---------
corporate power and authority (A) to execute, deliver and perform each of the Loan Documents which have been executed by it as required by this Agreement on or prior to the Closing Date and (B) to file or record the Loan Documents which have been filed or recorded by it as required by this Agreement on or prior to the Closing Date, with any Governmental Authority.

                  (ii) The execution, delivery, performance and filing or recording, as the case may be, of each of the Loan Documents which have been executed, filed or recorded as required by this Agreement on or prior to the Closing Date and to which the Borrower is party and the consummation of the transactions contemplated thereby, have been duly approved by its board of directors and, if necessary, the shareholders of the Borrower and such approvals have not been rescinded. No other corporate action or proceedings on the part of the Borrower are necessary to consummate such transactions.

                  (iii) Each of the Loan Documents to which the Borrower is a party (A) has been duly executed, delivered, filed or recorded, as the case may be, by it, (B) where applicable, creates valid and (on and after the Closing Date) perfected first Liens in the Collateral covered thereby securing the payment of all of the Obligations purported to be secured thereby, (C) constitutes the Borrower's legal, valid and binding obligation, enforceable against it in accordance with its terms, except insofar as enforceability may be limited by bankruptcy, insolvency or other similar laws related to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and
(D) is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained therein as delivered to the Agent pursuant to
Section 6.1(a) without the prior written consent of the Requisite
--------------
Lenders. The Borrower has performed and complied with all the terms, provisions, agreements and conditions set forth in the Loan Documents and required to be performed or complied with by the Borrower on or before the Closing Date, all filings and recordings and other actions which are necessary or desirable to perfect and protect the Liens granted pursuant to the Loan Documents and preserve their required priority have been duly taken, and no Potential Event of Default, Event of Default or breach of any covenant by any such party exists thereunder.

            (c) No Conflict. The execution, delivery and performance
                -----------
of each of the Loan Documents to which the Borrower is a party do not and will not (i) conflict with the Organizational Documents of the Borrower, (ii) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrower, or require termination of any Contractual Obligation, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower, other than Liens contemplated by the Loan Documents, or (iv) require any approval of the Borrower's shareholders, which has not been obtained.

            (d) Governmental Consents. Except as set forth on SCHEDULE
                ---------------------                         --------
7.1-E attached hereto, the execution, delivery and performance of each
-----
of the Loan Documents to which the Borrower is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except
(i) filings, consents or notices which have been made, obtained or given and (ii) filings necessary to create or perfect security interests in the Collateral.

            (e) Governmental Regulation. The Borrower is not subject
                -----------------------
to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby or by the Loan Documents.

            (f) Performance. The Borrower has not received any written
                -----------
notice, citation, or allegation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, (ii) any of its Property is in violation of any Requirement of Law, or (iii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not, or is not reasonably likely to, result in a Material Adverse Effect.

            (g) Disclosure. The representations and warranties of the
                ----------
Borrower contained in the Loan Documents, and all certificates and other documents delivered to the Agent pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Borrower has not intentionally withheld any fact from the Agent in regard to any matter which will, or is reasonably likely to, result in a Material Adverse Effect.

            (h) Requirements of Law. The Borrower is in compliance
                -------------------
with all Requirements of Law applicable to it and its business, in each case where the failure to so comply individually or in the aggregate will, or is reasonably likely to, result in a Material Adverse Effect.


                             ARTICLE VIII
                          REPORTING COVENANTS

            The Borrower and the Parent Guarantor covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give their prior written consent thereto:

      8.1 Financial Statements. The Parent Guarantor shall maintain,
          --------------------
and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating Financial Statements in conformity with GAAP and each of the Financial Statements described below shall be prepared from such system and records. The Parent Guarantor shall deliver or cause to be delivered to the Agent and the Lenders:

            (a) Monthly Reports. As soon as practicable, and in any
                ---------------
event within thirty (30) days after the end of each calendar month in each Fiscal Year, the consolidated and business segment balance sheets of the Parent Guarantor and its Subsidiaries as at the end of such period and the related consolidated and business segment statements of income, stockholders' equity and cash flow of the Parent Guarantor and its Subsidiaries for such calendar month, setting forth in each case in comparative form the corresponding figures for the corresponding calendar month of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered on the Closing Date or pursuant to Section
                                                         -------
8.1(f), as applicable, certified by the chief financial officer of the
------
Parent Guarantor as fairly presenting the consolidated and business segment financial position of the Parent Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the calendar months indicated in accordance with GAAP (as in effect from time to time), subject to normal year end adjustments.

            (b) Quarterly Reports. As soon as practicable, and in any
                -----------------
event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year, the consolidated balance sheet of the Parent Guarantor and each First Tier Subsidiary as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow of the Parent Guarantor and each First Tier Subsidiary for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered on the Closing Date or pursuant to Section 8.1(f), as applicable, certified
                            --------------
by the chief financial officers of the Parent Guarantor and the First Tier Subsidiaries as fairly presenting the consolidated financial position of the Parent Guarantor and the First Tier Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (as in effect from time to time), subject to normal year end adjustments.

            (c) Annual Reports. As soon as practicable, and in any
                --------------
event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated balance sheets of the Parent Guarantor and each First Tier Subsidiary as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flow of the Parent Guarantor and each First Tier Subsidiary for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the consolidated financial forecast for the current Fiscal Year delivered on the Closing Date or pursuant to Section 8.1(f), as
                                             --------------
applicable, and (ii) a report (with respect to the Financial Statements of the Parent Guarantor described in this Section 8.1(c))
                                                     --------------
of Coopers & Lybrand L.L.P. or other independent certified public accountants acceptable to the Agent, which report shall be unqualified and shall state that such Financial Statements fairly present the consolidated financial position of the Parent Guarantor and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Coopers & Lybrand L.L.P. or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the Financial Statements) and that the examination by such accountants in connection with such consolidated Financial Statements has been made in accordance with generally accepted auditing standards.

            (d) Officer's Certificate. Together with each delivery of
                ----------------------
any Financial Statement pursuant to paragraphs (b) and (c) of this
                                    --------------     ---
Section 8.1, (i) an Officer's Certificate of the Parent Guarantor
-----------
substantially in the form of EXHIBIT N attached hereto and made a part
                             ---------
hereof, stating that the executive officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Parent Guarantor and its Subsidiaries during the accounting period covered by such Financial Statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such Person does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Parent Guarantor or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; and (ii) a certificate (the "Compliance Certificate"), signed by the Parent Guarantor's chief financial officer, setting forth calculations (with such specificity as the Agent may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article XI.
              ----------

            (e) Accountant's Statement and Privity Letter. Together
                -----------------------------------------
with each delivery of the Financial Statements referred to in Section
                                                              -------
8.1(c), a written statement of the firm of independent certified
------
public accountants giving the report thereon (i) stating that their audit examination has included a review of the terms of this Agreement as it relates to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any
-------- ----
failure to obtain knowledge of any such condition or event that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention which causes them to believe that the information contained in either or both of the certificates delivered therewith pursuant to Section 8.1(d) (as the information contained in such
            --------------
certificates relates to the covenants set forth in Article XI) is not
                                                   ----------
correct or that the matters set forth in the Compliance Certificate delivered therewith pursuant to Section 8.1(d)(ii) for the applicable
                                ------------------
Fiscal Year are not stated in accordance with the terms of this Agreement. The statement referred to above shall be accompanied by (x) a copy of the management letter or any similar report delivered to the Parent Guarantor or to any officer or employee thereof by such accountants in connection with such Financial Statements and (y) a letter in substantially the form of EXHIBIT O attached hereto and made
                                    ---------
a part hereof from the Parent Guarantor to such accountants informing such accountants that the Lenders are relying upon the Financial Statements audited by such accountants and delivered to the Agent and the Lenders pursuant to Section 8.1(c) and that a primary intent of
                        --------------
the Parent Guarantor in having such Financial Statements audited is to induce the Lenders to continue to make Loans to the Borrower under this Agreement. The Agent and each Lender may, with the written consent of the Parent Guarantor (which consent shall not be unreasonably withheld or delayed), communicate directly with such accountants.

            (f) Budgets; Business Plans; Financial Projections. As
                ----------------------------------------------
soon as practicable and in any event not later than thirty (30) days before the commencement of each Fiscal Year of the Parent Guarantor for each of the Parent Guarantor's Fiscal Years ending November 30, 1997 and thereafter, (i) a monthly budget for such Fiscal Year; (ii) an annual business plan for such Fiscal Year, substantially in the form of the business plan heretofore delivered to the Agent and the Lenders, accompanied by a report reconciling all changes and departures from the business plan delivered to the Agent and the Lenders for the preceding Fiscal Year; and (iii) a consolidated plan and financial forecast, prepared in accordance with the Parent Guarantor's normal accounting procedures applied on a consistent basis, for each succeeding Fiscal Year of the Parent Guarantor and its Subsidiaries until the scheduled Term Loan Termination Date (during the Term Loan Period) or Acquisition Facility Termination Date (during the Acquisition Facility Period), including, without limitation, (A) a forecasted consolidated balance sheets and statements of cash flow of the Parent Guarantor for each Fiscal Year, (B) forecasted consolidated and consolidating balance sheets, statements of earnings and retained earnings, and cash flow of the Parent Guarantor and its Subsidiaries for and as of the end of each fiscal quarter of such Fiscal Year, (C) the amount of forecasted Capital Expenditures and Excess Cash Flow for such Fiscal Year, and (D) forecasted compliance with the provisions of
Article XI.
----------

      8.2   [Reserved].
             --------

      8.3 Events of Default. Promptly upon any of the chief executive
          -----------------
officer, chief operating officer, chief financial officer, treasurer or controller of the Parent Guarantor obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or the Agent has given any notice with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Parent Guarantor or any Subsidiary of the Parent Guarantor or taken any other action with respect to a claimed default or event or condition of the type referred to in Section
                                                         -------
12.1(e), or (c) of any condition or event which has resulted, or is
-------
reasonably likely to result, in a Material Adverse Effect or affect the value of, or the Agent's interest in, the Collateral in any material respect, the Parent Guarantor shall deliver to the Agent and the Lenders an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Parent Guarantor has taken, is taking and proposes to take with respect thereto.

      8.4 Lawsuits. (a) Institution of Proceedings. Promptly upon the
          --------      --------------------------
Parent Guarantor obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Parent Guarantor or any of its Subsidiaries or any of the Property not previously disclosed pursuant to Section 7.1(k), which action, suit, proceeding, governmental
   --------------
investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Parent Guarantor's reasonable judgment, the Parent Guarantor and/or any of its Subsidiaries to liability in an amount aggregating $500,000 or more (exclusive of claims covered by insurance policies of the Parent Guarantor and its Subsidiaries unless the insurers of such claims have disclaimed coverage or reserved the right to disclaim coverage on such claims), the Parent Guarantor shall give written notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to enable the each Lender and the Agent and its counsel to evaluate such matters.

            (b) Quarterly Reports. As soon as practicable and in any
                -----------------
event within forty-five (45) days after the end of each fiscal quarter of the Parent Guarantor, the Parent Guarantor shall provide a written quarterly report to the Agent and the Lenders covering (to the extent not previously reported or disclosed in any other report delivered hereunder) the status of, and any significant developments in, any action, suit, proceeding, governmental investigation or arbitration which is required to be reported to the Agent and the Lenders pursuant to Section 8.4(a), and shall provide such other information at such
   --------------
time as may be reasonably available to enable each Lender and the Agent and its counsel to evaluate such matters.

      8.5 Insurance. As soon as practicable and in any event by the
          ---------
last day of each calendar year, the Parent Guarantor shall deliver to the Agent and the Lenders (a) a report in form and substance reasonably satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Parent Guarantor and its Subsidiaries and the duration of such coverage and
(b) evidence that all premiums with respect to such coverage have been paid when due.

      8.6 ERISA Notices. The Parent Guarantor shall deliver or cause
          -------------
to be delivered to the Agent, at the Parent Guarantor's expense, the following information and notices as soon as reasonably possible, and in any event:

            (a) within ten (10) Business Days after the Parent Guarantor or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the Parent Guarantor describing such Termination Event and the action, if any, which the Parent Guarantor or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

            (b) within ten (10) Business Days after the Parent Guarantor or any of its Subsidiaries knows or has reason to know that an assessment of a prohibited transaction excise tax under
      Section 4975 of the Internal Revenue Code has occurred, a statement of the chief financial officer of the Parent Guarantor describing such transaction and the action which the Parent Guarantor or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

            (c) within three (3) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

            (d) within three (3) Business Days after receipt by the Parent Guarantor or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

            (e) within three (3) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Parent Guarantor or any ERISA Affiliate with respect to such request;

            (f) within three (3) Business Days after the occurrence any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which the Parent Guarantor or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

            (g) within three (3) Business Days after the Parent Guarantor or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

            (h) within three (3) Business Days after the Parent Guarantor or any Subsidiary of the Parent Guarantor receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such notice and letter;

            (i) within three (3) Business Days after the Parent
      Guarantor or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

            (j) within three (3) Business Days after the Parent Guarantor or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

            (k) within three (3) Business Days after the Parent Guarantor or any ERISA Affiliate knows (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or
      (C) the PBGC has instituted or will institute proceedings under
      Section 4042 of ERISA to terminate a Multiemployer Plan; and

            (l) within ten (10) Business Days after the Parent
      Guarantor receives written notice from the Agent requesting the same, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence specified in such notice.

For purposes of this Section 8.7, the Parent Guarantor and any ERISA
                     -----------
Affiliate shall be deemed to know all facts known by the Administrator of any Plan of which the Parent Guarantor or any ERISA Affiliate is the plan sponsor.

      8.7   Environmental Notices.  (a)  The Parent Guarantor
            ---------------------
shall notify the Agent in writing, promptly upon the Parent
Guarantor's learning thereof, of any:

            (i) notice or claim to the effect that the Parent
      Guarantor or any Subsidiary of the Parent Guarantor is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

            (ii) notice that the Parent Guarantor or any Subsidiary of the Parent Guarantor is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant;

            (iii) notice that any Property is subject to an Environmental Lien;

            (iv)  notice to the Parent Guarantor or any
      Subsidiary of the Parent Guarantor of any violation of any Environmental, Health or Safety Requirement of Law;

            (v) condition which might reasonably result in a violation of any Environmental, Health or Safety
      Requirement of Law;

            (vi) commencement or threat of any judicial or administrative proceeding alleging a violation by the Parent Guarantor or any Subsidiary of the Parent Guarantor of any Environmental, Health or Safety Requirement of Law;

            (vii) new or proposed changes to any existing
      Environmental, Health or Safety Requirement of Law that could or does result in a Material Adverse Effect;

            (viii) any filing or report made by the Parent Guarantor or any Subsidiary of the Parent Guarantor with any Governmental Authority with respect to any unpermitted Release or threatened Release of a Contaminant; or

            (ix) any Claims made by the Parent Guarantor or any Subsidiary against any insurer, or by any Person against the Parent Guarantor or any Subsidiary thereof, concerning environmental, health or safety matters, conditions or concerns.

            (b) Within forty-five (45) days after the end of each Fiscal Year, the Parent Guarantor shall submit to the Agent and the Lenders a report summarizing the status of environmental, health or safety compliance, hazard or liability issues identified in notices required pursuant to Section 8.8(a), disclosed on SCHEDULE 7.1-S or
                     -------------                --------------
identified in any notice or report required herein.

      8.8 Labor Matters. The Parent Guarantor shall notify the Agent
          -------------
in writing, promptly upon the Parent Guarantor's learning thereof, of
(i) any material labor dispute to which the Parent Guarantor or any Subsidiary of the Parent Guarantor may become a party, including, without limitation, any strikes, lockouts or other grievances relating to such Persons' plants and other facilities and (ii) any material liability relating to its employees incurred with respect to the closing of any plant or other facility of the Parent Guarantor or any Subsidiaries of the Parent Guarantor.

      8.9 Senior Subordinated Notes. The Parent Guarantor shall
          -------------------------
deliver a copy to the Agent of (a) any notice or other communication (other than routine correspondence and notices otherwise required to be delivered hereunder) delivered by or on behalf of the Parent Guarantor to any Person in connection with any agreement or other document relating to the Senior Subordinated Notes at the same time and by the same means as such notice or other communication is delivered to such Person and (b) any material notice or other material communication received by the Parent Guarantor from any Person in connection with any Senior Subordinated Note Document promptly after such notice or other communication is received by the Parent Guarantor.

      8.10 Other Reports. The Parent Guarantor shall deliver or cause
           -------------
to be delivered to the Agent copies of all Financial Statements, reports and notices, if any, sent or made available generally by the Parent Guarantor to its Securities holders or filed with the Commission and all press releases made available generally by the Parent Guarantor or any Subsidiary of the Parent Guarantor to the public concerning material developments in the business of the Parent Guarantor or any such Subsidiary of the Parent Guarantor.

      8.11 Other Information. Promptly upon receiving a request
           -----------------
therefor from the Agent or the Requisite Lenders, the Parent Guarantor shall prepare and deliver to the Agent such other information with respect to the Parent Guarantor, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Agent or the Requisite Lenders.


                              ARTICLE IX
                         AFFIRMATIVE COVENANTS

            The Borrower and the Parent Guarantor covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

      9.1 Corporate Existence, Etc. Other than in connection with
          ------------------------
dispositions permitted by Section 10.2(a), the Parent Guarantor shall,
                          ---------------
and shall cause each of its Subsidiaries to, at all times maintain its corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses.

      9.2 Corporate Powers; Conduct of Business. The Parent Guarantor
          -------------------------------------
shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing, except in those instances in which the failure to be so qualified and in good standing would not, in the aggregate, result in a Material Adverse Effect.

      9.3 Compliance with Laws, Etc. The Parent Guarantor shall, and
          -------------------------
shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting it or its business, Property, assets or operations and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing, except in those instances in which the failure to so comply and obtain Permits would not, in the aggregate, result in a Material Adverse Effect.

      9.4 Payment of Taxes and Claims; Tax Consolidation. The Parent
          ----------------------------------------------
Guarantor shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges or levies imposed upon it or on any of its Property or assets or in respect of any of its franchises, business, income, sales, capital, profit or Property before any penalty or interest accrues thereon, and (b) all Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by
Section 10.3) upon any of the Parent Guarantor's or such Subsidiary's
------------
Property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such
                                  --------  -------
taxes, assessments and governmental charges referred to in clause (a)
                                                           ----------
above or Claims referred to in clause (b) above need be paid if being
                               ----------
contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The Parent Guarantor will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Parent Guarantor and its Subsidiaries).

      9.5 Insurance. The Parent Guarantor shall maintain for itself
          ---------
and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7.1-AA or substantially similar policies and
          ---------------
programs or other policies and programs as are acceptable to the Agent. All such policies and programs shall be maintained with responsible and reputable insurance companies which cover such risks as are insured against by other Persons engaged in similar businesses and owning similar property in the same general geographic areas in which the Parent Guarantor and/or its Subsidiaries operate. Each certificate and policy relating to Property damage, boiler and machinery and/or business interruption coverage shall contain an endorsement, in form and substance acceptable to the Agent, showing loss payable to the Agent, for the benefit of the Secured Parties, and, if required by the Agent, naming the Agent as an additional insured under such policy. Each certificate and policy relating to coverage other than the foregoing shall, if required by the Agent, contain an endorsement naming the Agent as an additional insured under such policy. Such endorsement or an independent instrument furnished to the Agent shall provide that the insurance companies will give the Agent at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Secured Parties or cancelled and that no act, whether willful or negligent, or default of the Parent Guarantor, any of its Subsidiaries or any other Person shall affect the right of the Agent to recover under such policy or policies of insurance in case of loss or damage. In the event the Parent Guarantor or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums anion with respect thereto which the Agent deems advisable. All sums so disbursed by the Agent shall constitute Protective Advances hereunder and be part of the Obligations, payable as provided in this Agreement.

      9.6 Inspection of Property; Books and Records; Discussions. The
          ------------------------------------------------------
Parent Guarantor shall, and shall cause each of its Subsidiaries to, permit any authorized representative(s) designated by either the Agent or any Lender to visit and inspect, whether by access to the Parent Guarantor's and its Subsidiaries' MIS or otherwise, any of the Property, to examine, audit, check and make copies of its respective financial and accounting records, books, journals, orders, receipts and any correspondence (other than privileged correspondence with legal counsel) and other data relating to their respective businesses or the transactions contemplated hereby or referenced herein (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers, management personnel, and independent certified public accountants, all upon reasonable written notice (delivered no less than two Business Days in advance of the visit, except when a Potential Event of Default or Event of Default has occurred and is continuing) and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection (i) by or on behalf of any Lender shall be at such Lender's expense and (ii) by or on behalf of the Agent shall be at the Parent Guarantor's expense. The Parent Guarantor shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects on its MIS and otherwise proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If an Event of Default has occurred and is continuing, the Parent Guarantor, upon the Agent's request, shall, and shall cause each of its Subsidiaries to, turn over copies of any such records to the Agent or its representatives.

      9.7 Required Hedge Agreements. (a) The Parent Guarantor shall
          -------------------------
cause the Borrower to enter into one or more Hedge Agreements with respect to the Term Loans such that at all times after March 31, 1998, a minimum of 50% aggregate outstanding principal balance of the Term Loans shall be covered by such Hedge Agreements. If, at any time after March 31, 1998, the Base Eurodollar Rate with respect to a three-month Eurodollar Interest Period shall exceed 7.4% per annum, the Parent
                                             --- -----
Guarantor shall cause the Borrower to immediately begin arrangements to enter into one or more additional Hedge Agreements such that, after giving effect thereto, the entire aggregate outstanding principal balance of the Term Loans shall be covered by Hedge Agreements. To the extent that it has not done so already, the Parent Guarantor shall cause the Borrower to immediately enter into the Hedge Agreements described in the immediately preceding sentence if, at any time after March 31, 1998, the Base Eurodollar Rate with respect to a three-month Eurodollar Interest Period shall exceed 7.5% per annum.
                                             --- -----

            (b) The Borrower shall enter into one or more Hedge Agreements with respect to the Acquisition Facility Term Loans such that at all times that Acquisition Facility Term Loans are outstanding, a minimum of 50% aggregate outstanding principal balance of the Acquisition Facility Term Loans shall be covered by such Hedge Agreements. If, at any time that Acquisition Facility Term Loans are outstanding, the Base Eurodollar Rate with respect to a three-month Eurodollar Interest Period shall exceed 7.4% per annum, the Parent
                                             --- -----
Guarantor shall cause the Borrower to immediately begin arrangements to enter into one or more additional Hedge Agreements such that, after giving effect thereto, the entire aggregate outstanding principal balance of the Acquisition Facility Term Loans shall be covered by Hedge Agreements. To the extent that it has not done so already, the Parent Guarantor shall cause the Borrower to immediately enter into the Hedge Agreements described in the immediately preceding sentence if, at any time that Acquisition Facility Term Loans are outstanding, the Base Eurodollar Rate with respect to a three-month Eurodollar Interest Period shall exceed 7.5% per annum.
                                  --- -----

      9.8 Insurance and Condemnation Proceeds. The Parent Guarantor
          -----------------------------------
hereby directs (and, if applicable, shall cause its Subsidiaries to direct) all insurers under policies of Property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Property to pay all proceeds payable under such policies or with respect to such claim or award directly to the Agent, for the benefit of the Agent, the Issuing Banks and the Lenders. In no case shall such proceeds be payable to the Parent Guarantor or one or more of its Subsidiaries and the Agent. In the event proceeds of insurance received by the Agent under Property damage, boiler and machinery policies, business interruption insurance policies, or with respect to a condemnation claim or award exceed $200,000 and do not constitute Replacement Proceeds, the Agent shall, upon receipt of such proceeds, apply all of the proceeds so received in repayment of the Obligations in the manner set forth in
Section 4.1(b)(vi)(B). Notwithstanding the foregoing, in the event
---------------------
proceeds of insurance received by the Agent under property damage, boiler and machinery policies or business interruption insurance policies (i) is less than $200,000 or (ii) constitutes Replacement Proceeds, the Agent shall, upon receipt of such proceeds, remit the amount so received to the Parent Guarantor or a Subsidiary of the Parent Guarantor, as applicable; provided, however, in the case of an
                                 --------  -------
insurance payment or condemnation award in an amount greater than $200,000, if (i) the Agent receives notice from the Parent Guarantor that it or its Subsidiary, as applicable, does not intend to restore, rebuild or replace the Property subject to such insurance payment or condemnation award, (ii) the Parent Guarantor or its applicable Subsidiary fails to replace or use its best efforts to commence the restoration or rebuilding of such Property within 180 days after the Agent's receipt of the proceeds of such insurance payment or condemnation award, (iii) on, rebuilding or replacement of such Property, the unused proceeds from such insurance payment or condemnation award exceed $200,000, or (iv) such proceeds exceed $200,000, then (x) upon the occurrence of either of the events described in clauses (i) or (ii) above, all such proceeds, and (y)
             -----------    ----
upon the occurrence of either of the events described in clauses (iii)
                                                         -------------
or (iv) above, such excess, shall constitute Net Cash Proceeds of Sale
   ----
received by the Parent Guarantor or a Subsidiary of the Parent Guarantor and shall be applied to the Obligations pursuant to the terms of Section 4.1(b).
         --------------

      9.9 ERISA Compliance. The Parent Guarantor shall, and shall
          ----------------
cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

      9.10 Foreign Employee Benefit Plan Compliance. The Parent
           ----------------------------------------
Guarantor shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans.

      9.11 Cash Management System. On or before October 21, 1997, (a)
           ----------------------
the Parent Guarantor shall establish a cash management system, satisfactory to the Agent, that shall include deposit accounts, investment accounts and/or cash management accounts into which all Receivables and other revenues of the Parent Guarantor and each of its Subsidiaries shall be deposited; (b) the Parent Guarantor shall instruct each of its account debtors in writing, and shall cause each of its Subsidiaries to instruct each of such Subsidiary's account debtors in writing, to make payments to the Parent Guarantor or such Subsidiary, as the case may be, to the appropriate account included in the cash management system approved under this Section 9.11; and (c)
                                               ------------
the Parent Guarantor shall obtain, and shall cause each of its Subsidiaries to obtain, restricted account agreements in form and substance satisfactory to the Agent from each depositary institution which maintains any account of such Person that exists as of the date of this Agreement and that will continue to be maintained as part of the cash management system approved pursuant to this Section 9.11.
                                                     ------------
Each such deposit account, investment account and/or cash management account and all cash, instruments and securities that shall be on deposit therein from time to time shall be subject to the Lien of the Agent for the benefit of the Secured Parties to secure the Obligations and the obligations of the Parent Guarantor and each of its Subsidiaries under the Loan Documents. Commencing on the date on which the Agent approves the Parent Guarantor's cash management system pursuant to this Section 9.11 but subject to the last sentence of this
                 ------------
Section 9.11, neither the Parent Guarantor nor any of its Subsidiaries
------------
shall maintain any deposit account, investment account or cash management account not included in such approved cash management system. Notwithstanding the foregoing, the Parent Guarantor and its Subsidiaries may maintain payroll accounts and petty cash accounts that are management system, provided that payroll accounts and petty cash accounts are maintained and utilized in the ordinary course of business in a manner consistent with past practice.

      9.12 Maintenance of Property. The Parent Guarantor shall, and
           -----------------------
shall cause each of its Subsidiaries to, maintain in all material respects all of its respective owned and leased Property in good, safe and insurable condition and repair, ordinary wear and tear excepted, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewal and replacements thereof, including, without limitation, any capital improvements which may be required; provided,
                                                            --------
however, that such Property may be altered or renovated in the
-------
ordinary course of the Parent Guarantor's or its Subsidiaries' business.

      9.13 Condemnation. Immediately upon receiving written notice of
           ------------
the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of the Parent Guarantor or any Subsidiary of the Parent Guarantor, the Parent Guarantor shall notify the Agent of the pendency of such proceeding, and permit the Agent to participate in any such proceeding, and from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

      9.14 Liens on Real Property. (a) With respect to each parcel of
           ----------------------
Real Property described on SCHEDULE 9.14, the Parent Guarantor and its
                           -------------
applicable Subsidiaries shall, no later than forty-five (45) days after the Closing Date, deliver to the Agent for the benefit of the Secured Parties, title insurance policies (mortgagee's form), certified surveys, appraisals (which meet or exceed the minimum appraisal standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act (12 C.F.R. ss.4 (1990)), as amended), and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance acceptable to the Agent and to be subject only to (i) Liens permitted under Section 10.3
                                                          ------------
and (ii) such other Liens as the Agent and Lenders may reasonably approve.

            (b) Upon the request of the Agent, the Parent Guarantor shall, and shall cause its Subsidiaries to, execute and deliver to the Agent, for the benefit of the Secured Parties, immediately upon the acquisition or leasing of any Real Property by the Parent Guarantor or any Subsidiary of the Parent Guarantor, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, lease or interest, together with such title insurance policies (mortgagee's form), certified surveys, appraisals (which meet or exceed the minimum appraisal standards set forth in the Financial Institutions Reform, Recovery and Enforcement Act (12 C.F.R. ss.4 (1990)), as amended), and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance acceptable to the Agent and to be subject only to (a) Liens permitted under Section 10.3 and (b) such other Liens as the Agent and
                ------------
Lenders may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender.

      9.15 Consignee/Bailee Letters; Filings. The Parent Guarantor
           ---------------------------------
shall, and cause each of its Subsidiaries to, obtain consignee or bailee letters (as applicable) substantially in the form attached hereto as EXHIBIT P from each consignee or bailee of Inventory
          ---------
(separately or in the aggregate) having a minimum value (at the lower of cost or market) of $250,000, promptly upon delivery of such Inventory to such consignee or bailee, and (ii) cause to be executed and delivered to the Agent concurrently with execution and delivery of such consignee or bailee letter, UCC financing statements in form and substance satisfactory to the Agent with respect to Inventory located on the premises of such consignee or bailee.

      9.16 Newly Acquired Subsidiaries; Execution of Guaranty; Pledge
           ----------------------------------------------------------
of Capital Stock. The Parent Guarantor shall cause each Subsidiary
----------------
that the Parent Guarantor acquires directly or indirectly after the effective date of this Agreement to execute and deliver to the Agent, promptly after such Subsidiary is so acquired, a Guaranty and (where requested by the Agent) a Guarantor Mortgage, and/or any Canadian Security Documents requested by the Agent. The Parent Guarantor or the Subsidiary of the Parent Guarantor that directly acquires the new Subsidiary shall, promptly after such new Subsidiary is so acquired, pledge all of Capital Stock of, and other equity interests in, such Subsidiary to the Agent for the benefit of the Lenders pursuant to the Parent Guarantor Stock Pledge Agreement (if the new Subsidiary is acquired directly by the Parent Guarantor), Subsidiary Stock Pledge Agreement (if the new Subsidiary is acquired by a Subsidiary of the Parent Guarantor) or other agreement with terms and conditions substantially identical thereto, and shall promptly execute such stock powers, deliver such certificates and take such other action as the Agent shall reasonably request in order to allow the Agent to perfect its security interest in such Capital Stock or other equity interests.

      9.17 Interest in Industra Service Corporation. The Parent
           ----------------------------------------
Guarantor shall, on or before November 30, 1997, either (a) acquire
(i) all of the issued and outstanding shares of Industra Service Corporation that it does not own as of the date of this Agreement and
(ii) all warrants, options or other present or future rights that any Person other than the Parent Guarantor may have to acquire any shares of Industra Service Corporation or (b) otherwise cause Industra Service Corporation to become a Wholly- Owned Subsidiary of the Parent Guarantor.

      9.18 Certain Motor Vehicles. The Parent Guarantor shall, on or
           ----------------------
before October 21, 1997, cause the Agent to have a perfected first-priority security interest in each motor vehicle owned by the Parent Guarantor or any of its Subsidiaries if (a) title to such motor vehicle is evidenced by a certificate of title and (b) the fair market value of such motor vehicle is greater than or equal to $50,000.

      9.19 Further Assurances. The Parent Guarantor shall, and shall
           ------------------
cause each of its Subsidiaries to, at the request of the Agent, execute, deliver and furnish such documents or take such further action as the Agent may reasonably deem necessary or desirable to evidence the Obligations, perfect the security therefor, or otherwise carry out the terms of this Agreement. Without limiting the generality of the foregoing, the Parent Guarantor shall deliver to the Agent in a timely fashion, or shall cause a Subsidiary of the Parent Guarantor to deliver to the Agent in a timely fashion, each of the documents or other materials identified as a "Post-Closing Item" in the List of Closing Documents attached hereto as EXHIBIT M.
                                     ---------


                               ARTICLE X
                          NEGATIVE COVENANTS

      The Borrower and the Parent Guarantor covenant and agree that it shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

      10.1 Indebtedness. The Parent Guarantor shall not and shall not
           ------------
permit any of its Subsidiaries to directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

            (a)   the Obligations;

            (b) Indebtedness for trade payables, wages and other accrued expenses incurred in the ordinary course of business;

            (c)   the Transaction Costs;

            (d)   Permitted Existing Indebtedness;

            (e) to the extent permitted by Article XI and in any event
                                           ----------
      in an aggregate amount not to exceed $4,000,000 at any time, Capital Leases and purchase money Indebtedness incurred to finance the acquisition of fixed assets, and Indebtedness incurred to refinance such Capital Leases and purchase money Indebtedness;

            (f) Indebtedness in respect of taxes, assessments,
      governmental charges and Claims for labor, materials or
      supplies, to the extent that payment thereof is not required pursuant to Section 9.4;
                  -----------

            (g)   Indebtedness constituting Accommodation
      Obligations permitted by Section 10.5;
                               ------------

            (h) Indebtedness arising from intercompany loans (i) from the Parent Guarantor to the Borrower or any Subsidiary Guarantor, (ii) from the Borrower to any Guarantor or (iii) from any Subsidiary to the Parent Guarantor or any Guarantor; provided that all such Indebtedness shall be unsecured and
      --------
      subordinated in right of payment to the Obligations; provided
                                                           --------
      further, that no such intercompany loans shall be made to any
      -------
      Restricted Subsidiary;

            (i)   the Senior Subordinated Notes;

            (j)   Indebtedness in respect of profit sharing
      plans to the extent permitted under Section 10.4;
                                          ------------

            (k) Indebtedness in respect of the Hedge Agreements (i) required or permitted under Section 9.7 and (ii) in respect of
                                  -----------
      foreign exchange contracts containing terms reasonably acceptable to the Agent and purchased from a Lender, an Affiliate of a Lender or such other Person reasonably acceptable as a credit matter to the Agent;

            (l) Indebtedness with respect to reasonable warranties and indemnities made under any agreements for asset sales permitted under Section 10.2 and Contractual Obligations of the Parent
            ------------
      Guarantor or any Subsidiary of the Parent Guarantor entered into in the ordinary course of its business;

            (m) Indebtedness under appeal bonds in connection with judgments which do not result in an Event of Default or a
      Potential Event of Default or any other breach hereunder,
      provided that the aggregate amount of all such Indebtedness does
      -------- ----
      not exceed $1,000,000;

            (n)   Indebtedness assumed in connection with
      acquisitions of assets which satisfy the criteria specified in Section 6.3;
         -----------

            (o) Indebtedness under performance bonds entered into in the ordinary course of business consistent with past practice;

            (p)   Indebtedness constituting Investments permitted
      by Section 10.4(f);
         ---------------

            (q) in addition to the Indebtedness permitted by clauses
                                                             -------
      (a) through (p) above, other unsecured Indebtedness in an
      ---         ---
      aggregate amount not to exceed $2,000,000 at any time outstanding.

      10.2 Sales of Assets. The Parent Guarantor shall not and shall
           ---------------
not permit any of its Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

            (a) the sale of Property with an aggregate Fair Market Value in any Fiscal Year of no more than $500,000 for consideration paid in cash not less than the Fair Market Value thereof so long as the Parent Guarantor complies with the mandatory prepayment provisions set forth in Section 4.1(b) and
                                                   --------------
      the conditions to the release of Collateral described in Section
                                                               -------
      13.9(c);
      -------

            (b) the transfer of Property (i) from a Subsidiary of the Parent Guarantor to the Parent Guarantor or (ii) from a Subsidiary of the Parent Guarantor to a Subsidiary Guarantor; provided, however, that no Property shall be transferred by the
      --------  -------
      Parent Guarantor or any Subsidiary of the Parent Guarantor to a Restricted Subsidiary;

            (c) the sale of Inventory in the ordinary course of the Parent Guarantor's and its Subsidiaries respective businesses;

            (d) the disposition of Equipment if (i) such Equipment is obsolete or no longer useful in the ordinary course of the Parent Guarantor's or such Subsidiary's business, provided that
                                                        -------- ----
      the aggregate Fair Market Value of all such Equipment disposed of in any Fiscal Year shall not exceed $1,000,000 or (ii) within six (6) months after such disposition, an amount equal to the proceeds therefrom is either (A) used to finance the purchase of replacement Equipment and the seller thereof delivers to the Agent evidence of such use and that the replacement Equipment is free and clear of all Liens except those created under or not prohibited by the Loan Documents or (B) delivered to the Agent for application to the repayment of the Obligations pursuant to the mandatory prepayment provisions set forth in Section 4.1(b);
                                                       --------------

            (e)  the licensing of General Intangibles as
      permitted by the Loan Documents;

            (f)  the sale of Investments in Cash Equivalents
      permitted pursuant to Section 10.4(i);
                            ---------------

            (g)  the sale of Property permitted pursuant to
      Section 10.10;
      -------------

            (h)   transfers of Property in connection with
      Investments in joint ventures and Foreign Subsidiaries
      permitted by Section 10.4(f); and
                   ---------------

            (i) the sale of the Capital Stock or substantially all the assets of Eco Environmental, Inc. and Environmental Evolutions, Inc. for cash consideration and/or promissory notes executed by the buyer or buyers of such Capital Stock in an aggregate amount not less than the Fair Market Value of such Capital Stock; provided, that all such cash consideration constituting Net Cash
      --------
      Proceeds of Sale is applied to repay Indebtedness (other than Subordinated Indebtedness) of the Parent Guarantor and the Guarantors; and provided further, that all such promissory notes
                      -------- -------
      are secured by the assets sold and pledged to the Agent for the benefit of the Secured Parties.

      10.3 Liens. The Parent Guarantor shall not and shall not permit
           -----
any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Property or assets except:

            (a)   Liens created pursuant to the Loan Documents;

            (b)   Permitted Existing Liens;

            (c)   Customary Permitted Liens;

            (d) purchase money Liens (including the interest of a lessor under a Capital Lease or an Operating Lease having substantially the same economic effect and Liens to which any Property is subject at the time of the Parent Guarantor's or its Subsidiary's purchase thereof) securing an amount not to exceed $4,000,000 in the aggregate at any time or from time to time, provided that such Liens shall not apply to any Property of the
      -------- ----
      Parent Guarantor or its Subsidiaries other than that purchased or subject to such Capital Lease; and

            (e) extensions, renewals, refundings and replacements of Liens referred to in clauses (a) and (b) of this Section 10.3;
                           -----------     ---         ------------
      provided that any such extension, renewal, refunding or replacement of a Lien referred to in clause (b) shall be limited
                                           ----------
      to the Property covered by the Lien extended, renewed, refunded or replaced and that the obligations secured by any such extension, renewal, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations then secured by the Lien extended, renewed, refunded or replaced.

      10.4 Investments. The Parent Guarantor shall not and shall not
           -----------
permit any of its Subsidiaries to directly or indirectly make or own any Investment except:

            (a)   Investments in Cash Equivalents;

            (b)   Permitted Existing Investments;

            (c) (i) Investments in the form of advances to employees in the ordinary course of business for moving, relocation and travel expenses; and (ii) other loans to employees for any lawful purpose, provided that (A) each loan permitted under this
                      -------- ----
      subclause (ii) shall be evidenced by a promissory note and (B)
      --------------
      the aggregate principal amount of all such advances and loans at any time outstanding shall not exceed $2,000,000;

            (d) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (e) Investments by the Parent Guarantor in its
      Subsidiaries which, if in the form of intercompany loans, would be permitted under Section 10.1(h); provided, however, that the
                         ---------------  --------  -------
      Parent Guarantor shall make no Investment in a Restricted
      Subsidiary;

            (f) Investments pursuant to joint venture agreements and investments in Foreign Subsidiaries in an aggregate outstanding amount not to exceed $5,000,000 at any time;

            (g) to the extent they constitute Investments, contributions to and payments of benefits under any Plan in existence as of the Closing Date as required by the benefit commitments in such Plan as of the Closing Date; and

            (h) Permitted Acquisitions, provided that the aggregate
                                        --------
      consideration paid (including without limitation Indebtedness assumed) by the Parent Guarantor and its Subsidiaries for (i) a single Permitted Acquisition shall not exceed the lesser of (A) $5,000,000 and (B) five times EBITDA of the Target (based on the financial statements of the Target for the period of four fiscal quarters most recently ended, which financial statements shall be in form acceptable to the Agent, and determined by substituting "Target" for "Parent Guarantor" in the definition of EBITDA and each defined term applicable thereto) and (ii) all Permitted Acquisitions during any Fiscal Year (including, as one Fiscal Year, the period from the Closing Date to November 30,
      1998) shall not exceed $10,000,000.

      10.5  Accommodation Obligations.  The Parent Guarantor shall
            -------------------------
not and shall not permit any of its Subsidiaries to directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

            (a) recourse obligations resulting from endorse-ment of negotiable instruments for collection in the ordinary course of its business;

            (b)   Permitted Existing Accommodation Obligations;

            (c)   Accommodation Obligations (i) arising under
      the Loan Documents or (ii) included in the
      Indebtedness permitted under Section 10.1(a); and
                                   ---------------

            (d) Accommodation Obligations of the Parent Guarantor with respect to (i) Contractual Obligations of a Subsidiary Guarantor to provide goods or services or (ii) accounts payable of a Subsidiary Guarantor, in each case arising in the ordinary course of business; provided, however, that the Parent Guarantor
                          --------  -------
      shall not directly or indirectly create or become liable with respect to any Accommodation Obligation with respect to any obligation of a Restricted Subsidiary;

            (e) in addition to the Accommodation Obligations permitted by clauses (a) through (d) above, other unsecured Accommodation
         ----------          ---
      Obligations in an aggregate amount not to exceed $150,000 at any time outstanding.

      10.6  Restricted Junior Payments.  The Parent Guarantor
            --------------------------
shall not and shall not permit any of its Subsidiaries to declare or make any Restricted Junior Payment, except:

            (a)   dividends or distributions to the Parent
      Guarantor on the Capital Stock of any of its Subsid-iaries;

            (b) dividends or distributions to any Guarantor on the Capital Stock of any of its Subsidiaries;

            (c) payment of trustee fees and reimbursement of expenses of the trustee, to the extent required by any indenture governing Subordinated Indebtedness;

            (d) payment in cash of regularly scheduled interest on (i) the Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Note Documents (but not including interest payments that may be due or would be due and payable but may not be paid because of provisions of the Senior Subordinated Note Documents relating to blockage of payments thereunder)and (ii) other Subordinated Indebtedness in accordance with the terms thereof; and

            (e) so long as no Potential Event of Default or Event of Default shall have occurred and be continuing or occurs as a result thereof, repurchases of Capital Stock of the Parent Guarantor, provided that the aggregate amount paid for such
                 --------
      repurchases shall not exceed (i) $1,000,000 from the Closing Date to November 30, 1998 and (ii) $1,000,000 in any Fiscal Year thereafter.

      10.7 Conduct of Business. The Parent Guarantor shall not and
           -------------------
shall not permit any of its Subsidiaries to engage in any business other than (a) the businesses engaged in by the Parent Guarantor and its Subsidiaries on the date hereof and (b) any business or activities which are substantially similar, related or incidental thereto.

      10.8 Transactions with Shareholders and Affiliates. The Parent
           ---------------------------------------------
Guarantor shall not and shall not permit any of its Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Parent Guarantor, or with any other Affiliate of the Parent Guarantor which is not its Subsidiary, on terms that are less favorable to the Parent Guarantor or such Subsidiary of the Parent Guarantor, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 10.8 shall
                                               ------------
prohibit (a) any transaction expressly permitted by Sections 10.5 and
                                                    -------------
10.6; (b) increases in compensation and benefits for officers,
----
directors and employees of the Parent Guarantor or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Parent Guarantor or such Subsidiary, provided that no Event of Default or Potential Event of Default has
-------- ----
occurred and is continuing; (c) payment of customary directors' fees and indemnities; or (d) performance of any obligations arising under the Loan Documents.

      10.9 Restriction on Fundamental Changes. The Parent Guarantor
           ----------------------------------
shall not and shall not permit any of its Subsidiaries to enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Person's business or Property, whether now or hereafter acquired, except (a) in connection with transactions permitted under Section 10.2, (b) a merger in connection with a Permitted Acquisition, and (c) the merger of a Subsidiary of the Parent Guarantor into the Parent Guarantor or a Guarantor which is a First Tier Subsidiary, provided that the Agent
                                            --------
receives at least 30 Business Days' prior written notice thereof and all actions required to be taken pursuant to the Security Documents in connection therewith have been taken.

      10.10 Sales and Leasebacks. Except with respect to the Property
            --------------------
identified on SCHEDULE 10.10 attached hereto, the Parent Guarantor
              --------------
shall not or permit any of its Subsidiaries to become liable, directly, by assumption or by Accommodation Obligation, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed) which it or one of its Subsidiaries (a) sold or transferred or is to sell or transfer to any other Person, or (b) intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person, in either instance, in connection with such lease; provided, however,
                                                --------  -------
that the Parent Guarantor and its Subsidiaries may engage in transactions otherwise prohibited by this Section 10.10 if and to the
                                          -------------
extent that (a) the Property is sold for an amount not less than its Fair Market Value and (b) the aggregate amount of proceeds received by the Parent Guarantor or any of its Subsidiaries in respect of the sale of such Property does not exceed $250,000 from the Closing Date until the date on which all of the Obligations have been fully and indefeasibly paid in full.

      10.11     Margin Regulations; Securities Laws.  The Parent
                -----------------------------------
Guarantor shall not or permit any of its Subsidiaries to use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

      10.12     ERISA.  The Parent Guarantor shall not:
                -----

            (a) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

            (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue
      Code), with respect to any Benefit Plan, whether or not waived;

            (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

            (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any liability of the Parent Guarantor or any ERISA Affiliate under Title IV of ERISA;

            (e) fail to make any contribution or payment to any Multiemployer Plan which the Parent Guarantor or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

            (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under
      Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

            (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that the Parent Guarantor or any ERISA Affiliate is required to provide security to such Plan under
      Section 401(a)(29) of the Internal Revenue Code;

            (h) permit any unfunded liabilities with respect to any Foreign Pension Plan; or

            (i) fail, or permit any of its Subsidiaries or ERISA
      Affiliates to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment if such event results, either singly or in the aggregate, after taking into account all other such events and any liabilities associated therewith, in an aggregate liability in excess of $500,000.

      10.13 Issuance of Equity Securities. The Parent Guarantor shall
            -----------------------------
not permit any of its Subsidiaries to issue any equity Securities except equity Securities of a Subsidiary of the Parent Guarantor which are issued to the Parent Guarantor or another Guarantor and pledged to the Agent in accordance with the appropriate Security Documents.

      10.14 Organizational Documents; Senior Subordinated Note
            --------------------------------------------------
Documents. The Parent Guarantor shall not and shall not permit any of
---------
its Subsidiaries to amend, modify or otherwise change any of the terms or provisions in any of (a) their respective Organizational Documents as in effect on the Closing Date, except (i) amendments to effect a change of name of the Parent Guarantor or a Subsidiary of the Parent Guarantor, written notice of which change of name the Parent Guarantor shall have provided the Agent within sixty (60) days prior to the effective date of any such name change, and (ii) other amendments which could not reasonably be expected to impair the rights of the Agent or any Secured Party under the Loan Documents or with respect to the Collateral, (b) the Senior Subordinated Note Documents as in effect on the Senior Subordinated Note Issuance Date and (c) the indentures or other governing documents with respect to any other Subordinated Indebtedness as in effect of the date on which the Subordinated Indebtedness is first issued.

      10.15  [Reserved].
              --------

      10.16  Fiscal Year. The Parent Guarantor shall not and shall not
             -----------
permit any of its Subsidiaries to change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on November 30 of each calendar year.


                              ARTICLE XI
                          FINANCIAL COVENANTS

            The Borrower and the Parent Guarantor covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities not yet due):

            11.1 Leverage Ratio. The Parent Guarantor shall maintain a
                 --------------
Leverage Ratio, as determined as of the last day of each fiscal quarter of the Parent Guarantor occurring during each Fiscal Year set forth below for the period of four fiscal quarters ending on such determination date of not more than the ratio set forth below opposite such Fiscal Year:

              Fiscal Year                       Ratio
              -----------                       -----
                  1997                          4.75
                  1998                          4.75
                  1999                          4.50
                  2000                          4.25
                  2001                          4.00
                  2002                          3.75
                  2003                          3.50
                  2004                          3.50

            11.2 Senior Leverage Ratio. The Parent Guarantor shall
                 ---------------------
maintain a Senior Leverage Ratio, as determined as of the last day of each fiscal quarter of the Parent Guarantor occurring during each Fiscal Year set forth below for the period of four fiscal quarters ending on such determination date of not more than the ratio set forth below opposite such Fiscal Year:

               Fiscal Year                        Ratio
               -----------                        -----
                  1997                            3.75
                  1998                            3.50*
                  1999                            3.25
                  2000                            2.75
                  2001                            2.25
                  2002                            1.75
                  2003                            1.75
                  2004                            1.75

*3.75 for the 1st and 2nd fiscal quarters of 1998.

            11.3 Debt-to-Capitalization Ratio. The Parent Guarantor
                 ----------------------------
shall maintain a Debt-to-Capitalization Ratio, as determined as of the last day of each fiscal quarter of the Parent Guarantor occurring during each Fiscal Year set forth below, of not more than the ratio set forth below opposite such Fiscal Year:

               Fiscal Year                        Ratio
               -----------                        -----
                  1997                            0.70
                  1998                            0.70
                  1999                            0.65
                  2000                            0.60
                  2001                            0.55
                  2002                            0.50
                  2003                            0.50
                  2004                            0.50

            11.4 Senior Debt-to-Capitalization Ratio. The Parent
                 -----------------------------------
Guarantor shall maintain a Senior Debt-to-Capitalization Ratio, as determined as of the last day of each fiscal quarter of the Parent Guarantor occurring during each Fiscal Year set forth below, of not more than the ratio set forth below opposite such Fiscal Year:

               Fiscal Year                        Ratio
               -----------                        -----
                  1997                            0.50
                  1998                            0.50
                  1999                            0.45
                  2000                            0.40
                  2001                            0.35
                  2002                            0.35
                  2003                            0.35
                  2004                            0.35

            11.5 Interest Coverage Ratio. The Parent Guarantor shall
                 -----------------------
maintain an Interest Coverage Ratio as determined as of the last day of each fiscal quarter of the Parent Guarantor occurring during each Fiscal Year set forth below for the period of four fiscal quarters then ending, of at least the ratio set forth below opposite such Fiscal Year:

               Fiscal Year                        Ratio
               -----------                        -----
                  1997                            2.00
                  1998                            2.00
                  1999                            2.25
                  2000                            2.50
                  2001                            2.75
                  2002                            3.00
                  2003                            3.00
                  2004                            3.00

            11.6 Fixed Charge Coverage Ratio. The Parent Guarantor
                 ---------------------------
shall maintain a Fixed Charge Coverage Ratio as determined as of the last day of each fiscal quarter of the Parent Guarantor occurring during each Fiscal Year set forth below for the period of four fiscal quarters then ending, of at least the ratio set forth below opposite such Fiscal Year:

               Fiscal Year                        Ratio
               -----------                        -----
                  1997                            1.15
                  1998                            1.15
                  1999                            1.25
                  2000                            1.25
                  2001                            1.25
                  2002                            1.25
                  2003                            1.25
                  2004                            1.25

            11.7 Capital Expenditures. The Parent Guarantor shall not
                 --------------------
make Capital Expenditures during any Fiscal Year set forth below in excess of the amount set forth below opposite such Fiscal Year:

               Fiscal Year                 Maximum Amount
               -----------                 --------------
                  1997                       $7,000,000
                  1998                       $8,000,000
                  1999                       $9,500,000
                  2000                       $9,500,000
                  2001                       $9,500,000
                  2002                       $9,500,000
                  2003                       $9,500,000
                  2004                       $9,500,000

            11.8 Financial Covenant Calculations. Notwithstanding any
                 -------------------------------
requirements under GAAP, calculations made with respect to (a) the definitions of "EBITDA", "Net Income", "Fixed Charge Coverage Ratio", "Interest Coverage Ratio", "Working Capital" and "Leverage Ratio", "Senior Leverage Ratio", "Debt-to- Capitalization Ratio" and "Senior Debt-to-Capitalization Ratio" and (b) determination of compliance with the financial covenants set forth in this Article XI, each shall be
                                          ----------
made without regard to the requirements of Accounting Principles Board Opinion 16 or changes in requirements under GAAP which become effective after the Closing Date, other than a change made effective in accordance with Section 15.4.
                   ------------


                              ARTICLE XII
                EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      12.1  Events of Default.  Each of the following occurrences
            -----------------
shall constitute an Event of Default under this Agreement:

            (a) Failure to Make Payments When Due. The Borrower shall
                ---------------------------------
fail to pay (i) all or any portion of the principal amount of any Loan when due, (ii) all or any portion of amounts payable for reimbursement of expenses pursuant to Section 15.2 on or before the fifth Business
                        ------------
Day after delivery to the Borrower of a written invoice describing the expenses for which reimbursement is required and (iii) any other Obligation within three Business Days after such Obligation is due and payable.

            (b) Breach of Certain Covenants. The Borrower or the
                ---------------------------
Parent Guarantor, as applicable, shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 2.6, 8.7, 9.1, 9.2, 9.3, and 9.4, and
                  ------------  ---  ---  ---  ---      ---
Article X or Article XI.
---------    ----------

            (c) Breach of Representation or Warranty. Any
                ------------------------------------
representation or warranty made or deemed made by the Borrower or the Parent Guarantor to the Agent, any Lender or any Issuing Bank herein or by the Parent Guarantor or any of the Parent Guarantor's Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

            (d) Other Defaults. The Borrower or the Parent Guarantor
                --------------
shall default in the performance of or compliance with any term contained in this Agreement (other than as identified in clauses (a),
                                                         -----------
(b) or (c) of this Section 12.1) or any default or event of default
---    ---         ------------
shall occur under any of the other Loan Documents, and such default or event of default shall continue for fifteen (15) days after the occurrence thereof.

            (e) Default as to Other Indebtedness; Operating Leases.
                --------------------------------------------------
The Parent Guarantor or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to the Senior Subordinated Notes or any other Indebtedness (other than an Obligation) of the Parent Guarantor and its Subsidiaries aggregating $1,000,000 or more; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Parent Guarantor or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any breach, default or event of default on the part of the Parent Guarantor or any of its Subsidiaries shall occur under any Operating Lease to which the Parent Guarantor or any of its Subsidiaries is a party which breach, default or event of default shall materially adversely affect the rights of the Parent Guarantor or any of its Subsidiaries with respect to the Property subject to any Operating Lease on which the remaining payments exceed $1,000,000.

                  (f) Insolvency; Involuntary Bankruptcy; Appointment
                      -----------------------------------------------
of Receiver, Etc. (i) The Parent Guarantor or any of its Subsidiaries
-----------------
becomes insolvent or generally not able to pay its debts as they become due, or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors.

            (ii) An involuntary case shall be commenced against the Parent Guarantor or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Parent Guarantor or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency, reorganization or relief of debtors (including any plan of compromise or arrangement) or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, provincial, local or foreign law.

            (iii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Parent Guarantor or any of its Subsidiaries or over all or a substantial part of the Property of the Parent Guarantor or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Parent Guarantor or any of its Subsidiaries or of all or a substantial part of the Property of the Parent Guarantor or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any Property of the Parent Guarantor or any of its Subsidiaries having a value of $1,000,000 or more in the aggregate shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

            (g) Voluntary Bankruptcy; Appointment of Receiver, Etc.
                ---------------------------------------------------
The Parent Guarantor or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or relief of debtors (including any plan of compromise or arrangement) or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or the Parent Guarantor or any of its Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or equivalent) of the Parent Guarantor or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

            (h) Dissolution. Any order, judgment or decree shall be
                -----------
entered against the Parent Guarantor or any of its Subsidiaries decreeing its involuntary dissolution, liquidation, winding up or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or the Parent Guarantor or any of its Subsidiaries shall otherwise dissolve, be dissolved, liquidated or wound up or cease to exist except as specifically permitted by this Agreement.

            (i) Loan Documents; Failure of Security. At any time, for
                -----------------------------------
any reason, (i) any Loan Document ceases to be in full force and effect (other than pursuant to the terms thereof) or the Parent Guarantor or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Parent Guarantor or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Agent for the benefit of the Secured Parties contemplated by the Loan Documents shall be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the Loan Documents.

            (j) Judgments and Attachments. (i) Any money judgment
                -------------------------
(other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Parent Guarantor or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $1,000,000 is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty
(60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; provided, however, if any such
                                 --------  -------
judgment, writ or warrant of attachment or similar process is in excess of $5,000,000, the entry thereof shall immediately constitute an Event of Default hereunder.

            (ii) A tax Lien is filed against the Parent Guarantor or any of its Subsidiaries or any of such Person's Property which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Agent within forty-five (45) days after the filing thereof or the date upon which the Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i)
                                                         ----------
above and/or the amount of any Environmental Lien Claims described in clause (iii) below, equals or exceeds $500,000.
------------

            (iii) An Environmental Lien is filed against any Property of the Parent Guarantor or its Subsidiaries with respect to Claims in an amount which, when aggregated with the amount of judgments set forth in clause (i) above and/or the tax Lien Claims described in
         ----------
clause (ii) above, equals or exceeds $500,000.
-----------

            (k)   Termination Event.  Any Termination Event occurs
                  -----------------
which could reasonably be expected to subject either the Parent
Guarantor or any ERISA Affiliate to liability in excess of $500,000.

            (l) Waiver Application. The plan administrator of any
                ------------------
Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Parent Guarantor or any ERISA Affiliate to liability in excess of $500,000.

            (m)   Change in Control.  A Change of Control shall
                  -----------------
occur.

            (n)   Material Adverse Effect.  An event shall occur
                  -----------------------
which results in a Material Adverse Effect.

            An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 15.7.
                                              ------------

      12.2  Rights and Remedies.
            -------------------

            (a) Acceleration and Termination. Upon the occurrence of
                ----------------------------
any Event of Default described in Sections 12.1(f) or 12.1(g), the
                                  ----------------    -------
Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments and Acquisition Facility Revolving Loans under the Acquisition Facility Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower and the Parent Guarantor; and upon the occurrence and during the continuance of any other Event of Default, the Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Borrower, (i) declare that the Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments and Acquisition Facility Revolving Loans under the Acquisition Facility Commitments are terminated, whereupon such obligation of each Lender to make any Revolving Loan and Acquisition Facility Revolving Loan hereunder and of each Lender or Issuing Bank to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower and the Parent Guarantor.

            (b) Deposit for Letters of Credit. In addition, after the
                -----------------------------
occurrence and during the continuance of an Event of Default, the Borrower shall, promptly upon demand by the Agent, deliver to the Agent, Cash Collateral in such form as requested by the Agent for deposit in the Cash Collateral Account, together with such endorsements, and execution and delivery of such documents and instruments as the Agent may request in order to perfect or protect the Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

            (c) Rescission. If at any time after termination of the
                ----------
Lenders' obligations to make Revolving Loans under the Revolving Credit Commitments and Acquisition Facility Revolving Loans under the Acquisition Facility Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 15.7, then upon the written consent of the
            ------------
Requisite Lenders and written notice to the Borrower, the termination of Lenders' respective obligations to make Revolving Loans under the Revolving Credit Commitments and the respective Lenders' and Issuing Banks' obligations to participate in or issue Letters of Credit, and Acquisition Facility Revolving Loans under the Acquisition Facility Commitments and/or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower or the Parent Guarantor and do not give the Borrower or the Parent Guarantor the right to require the Lenders or Issuing Banks to rescind or annul any termination of the aforesaid obligations of the Lenders or Issuing Banks or any acceleration hereunder, even if the conditions set forth herein are met.

            (d) Enforcement. The Borrower and the Parent Guarantor
                -----------
acknowledge that in the event the Parent Guarantor or any of its Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Agent, the Issuing Banks and the Lenders; therefore, the Borrower agrees that the Agent, the Issuing Banks and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      12.3 Post-Default Withdrawals from the Cash Collateral Account.
           ---------------------------------------------------------
The Agent may, at any time after the occurrence and during the continuance of an Event of Default, sell or cause to be sold any Cash Equivalents being held by the Agent as Cash Collateral at any broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, without assumption of any credit risk, and the purchaser of any or all such Cash Equivalents so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent or any Secured Party may, in its own name or in the name of a designee or nominee, buy such Cash Equivalents at any public sale and, if permitted by applicable law, buy such Cash Equivalents at any private sale. The Agent shall apply the proceeds of any such sale, net or any reasonable expenses incurred in connection therewith, and any other funds deposited in the Cash Collateral Account to the payment of the Obligations in accordance with Section 4.1(b)(ii), other than amounts
                               ------------------
which are being held as Cash Collateral for Reimbursement Obligations, which shall be applied to such Reimbursement Obligations without regard to Section 4.2(b)(ii). The Borrower agrees that any sale of
          ------------------
Cash Equivalents conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to such Cash Equivalents shall be deemed to be commercially reasonable and any requirements of reasonable notice shall be met if such notice is given by the Agent within a commercially reasonable time prior to such disposition, the time of delivery of which notice the parties hereto agree shall in no event be required to be greater than five (5) Business Days before the date of the intended sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived to the extent permitted by law. The Agent may adjourn any public or private sale from time to time byand place fixed therefore and such sale may, without further notice, be made at the time and place to which it is so adjourned.


                             ARTICLE XIII
                               THE AGENT

      13.1 Appointment. (a) Each Lender and each Issuing Bank hereby
           -----------
designates and appoints Union Bank as the Agent of such Lender or such Issuing Bank under this Agreement, and each Lender and each Issuing Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article XIII.
                  ------------

            (b) The provisions of this Article XIII are solely for the
                                       ------------
benefit of the Agent, the Lenders and the Issuing Banks, and neither the Borrower, the Parent Guarantor nor any Subsidiary of the Parent Guarantor shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 13.7).
                                                        ------------
In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Borrower or any Affiliate of the Borrower. The Agent may perform any of its duties hereunder, or under the other Loan Documents, by or through its agents or employees.

      13.2 Nature of Duties. The Agent shall not have any duties or
           ----------------
responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Secured Party. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Borrower and Affiliates in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letter of Credit and shall make its own appraisal of the creditworthiness of the Borrower and each Guarantor initially and on a continuing basis, and the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit or other information with respect thereto (except for reports required to be delivered by the Agent under the terms of this Agreement). If the Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed the Agent to act or refrain from acting pursuant hereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of Article IV when due) or the other Loan
                               ----------
Documents, the Agent shall not be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (unless the instructions or consent of all of the Lenders is required hereunder or thereunder) and such instructions shall be binding upon all Lenders, Issuing Banks and Secured Parties of Notes; provided, however, the Agent shall not be required to take
          --------  -------
any action which (i) the Agent reasonably believes will expose it to personal liability unless the Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or
(ii) is contrary to this Agreement, the other Loan Documents or applicable law.

      13.3 Rights, Exculpation, Etc. (a) Liabilities;
           ------------------------      ------------
Responsibilities. None of the Agent, any Affiliate of the Agent, or
----------------
any of their respective officers, directors, employees or agents shall be liable to any Secured Party for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 4.2(b), and if any such
                                     --------------
apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Secured Party to whom payment was due, but not made, shall be to recover from other Secured Parties any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Secured Party for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Borrower or any of its Affiliates or the Guarantors. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents, the Senior Subordinated Note Documents, or the financial condition of the Borrower or any of its Affiliates or the Guarantors, or the existence or possible existence of any Potential Event of Default or Event of Default.

            (b) Right to Request Instructions. The Agent may at any
                -----------------------------
time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms of this Agree- ment, a greater proportion of the Lenders.

      13.4 Reliance. The Agent shall be entitled to rely upon any
           --------
written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

      13.5 Indemnification. To the extent that the Agent is required
           ---------------
to be reimbursed and indemnified by the Borrower but is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. The obligations of the Lenders under this Section 13.5 shall survive the payment in full of the Loans, the
     ------------
Reimbursement Obligations and all other Obligations and the termination of this Agreement.

      13.6 Union Bank Individually. With respect to its Pro Rata Share
           -----------------------
of the Commitments hereunder, if any, and the Loans made by it, if any, Union Bank shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Union Bank in its individual capacity as a Lender or one of the Requisite Lenders. Union Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Affiliates as if it were not acting as the Agent pursuant hereto.

      13.7 Successor Agents. (a) Resignation. The Agent may resign
           ----------------      -----------
from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 13.7.
                 ------------

            (b) Appointment by Requisite Lenders. Upon any such notice
                --------------------------------
of resignation, the Requisite Lenders shall have the right to appoint a successor Agent selected from among the Lenders which appointment shall be subject to the prior written approval of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

            (c)   Appointment by Retiring Agent.  If a successor
                  -----------------------------
Agent shall not have been appointed within the thirty (30)
Business Day period provided in clause (a) of this Section 13.7,
                                ----------         ------------
the retiring Agent, with the consent of the Borrower (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above.

            (d) Rights of the Successor and Retiring Agents. Upon the
                -------------------------------------------
acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XIII shall inure
                                           ------------
to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

      13.8 Relations Among Lenders. Each Lender and each Issuing Bank
           -----------------------
agrees (except as provided in Section 15.5) that it will not take any
                              ------------
legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder or with respect to any Collateral, without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or unilaterally terminate its Commitments except in accordance with
Section 12.2(a).
---------------

      13.9  Concerning the Collateral and the Loan Documents.  (a)
            ------------------------------------------------
Protective Advances.  The Agent may from time to time, before
-------------------
or after the occurrence of an Event of Default, make such disbursements and advances pursuant to the Loan Documents in an amount not to exceed the lesser of (i) the Revolving Credit Availability at such time and (ii) $200,000 which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Loans and other Obligations ("Protective Advances"). The Agent shall notify the Borrower and each Revolving Lender in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. The Borrower agrees to pay the Agent, upon demand, the principal amount of all outstanding Protective Advances, together with interest thereon at the rate from time to time applicable to Reference Rate Loans from the date of such Protective Advance until the outstanding principal balance thereof is paid in full. If the Borrower fails to make payment in respect of any Protective Advance within one (1) Business Day after the date the Borrower receives written demand therefor from the Agent, the Agent shall promptly notify each Revolving Lender and each Lender agrees that it shall thereupon make available to the Agent, in Dollars in immediately available funds, the amount equal to such Revolving Lender's Pro Rata Share of such Protective Advance. If such funds are not made available to the Agent by such Revolving Lender within one
(1) Business Day after the Agent's demand therefor, the Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Revolving Lender to make available to the Agent its Pro Rata Share of any such Protective Advance shall nLender of its obligation hereunder to make available to the Agent such other Revolving Lender's Pro Rata Share of such Protective Advance on the date such payment is to be made nor increase the obligation of any other Revolving Lender to make such payment to the Agent. All outstanding principal of, and interest on, Protective Advances shall constitute Obligations secured by the Collateral until paid in full by the Borrower.

            (b) Authority. Each Secured Party authorizes and directs
                ---------
the Agent to enter into the Loan Documents relating to the Collateral for the benefit of the Secured Parties. Each Secured Party agrees that any action taken by the Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Secured Parties with respect to all payments and collections arising in connection with this Agreement and the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Borrower, any of its Subsidiaries or any Guarantor a party thereto; (iii) act as collateral agent for the Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, the Agent hereby appoints,
                --------  -------
authorizes and directs the Secured Parties to act as collateral sub-agent for the Agent and the Secured Parties for purposes of the perfection of all security interests and Liens with respect to the Property at any time in the possession of such Secured Party, including, without limitation, deposit accounts maintained with, and cash and Cash Equivalents held by, such Secured Party; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms of this Agreement or any other Loan Document, exercise all remedies given to the Agent or the Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

            (c) Release of Collateral. (i) Each Secured Party hereby
                ---------------------
directs, in accordance with the terms of this Agreement, the Agent to release any Lien held by the Agent for the benefit of the Secured
Parties:

            (A) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of this Agreement;

            (B) against any part of the Collateral sold or disposed of by the Parent Guarantor or any of its Subsidiaries, if such sale or disposition is permitted by Section 10.2 or is otherwise
                                     ------------
      consented to by the Requisite Lenders, as certified to the Agent by the Borrower in an Officer's Certificate; and/or

            (C) against any part of the Collateral consisting of a promissory note, upon final and indefeasible payment in full of the Indebtedness evidenced thereby.

            (ii) Each Secured Party hereby directs the Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 13.9(c) promptly upon the
                                ---------------
effectiveness of any such release.


                              ARTICLE XIV
                           YIELD PROTECTION


      14.1 Taxes. (a) Payment of Taxes. Any and all payments by the
           -----      ----------------
Borrower, the Parent Guarantor or any Subsidiary of the Parent Guarantor hereunder or under any Note, any other document evidencing any Obligations or any other Loan Document shall be made, in accordance with Section 4.2, free and clear of and without reduction
                -----------
for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank and the Agent, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or
(iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "Taxes"). If the Borrower, the Parent Guarantor or any Subsidiary of the Parent Guarantor shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank or the Agent, (x) the sum payable to such Lender, Issuing Bank or the Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 14.1) such Lender, such
                                   ------------
Issuing Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower, the Parent Guarantor or the Subsidiary of the Parent Guarantor, as the case may be, shall make such withholding or deductions, and (z) the Borrower, the Parent Guarantor or the Subsidiary of the Parent Guarantor, as the case may be, shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) Indemnification. The Borrower will indemnify each
                ---------------
Lender, each Issuing Bank and the Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 14.1 and any additional income or franchise
                   ------------
taxes resulting therefrom) incurred or paid by such Lender, such Issuing Bank or the Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable. A certificate as to any additional amount payable to any Person under this Section 14.1 submitted by it to the Borrower
                      ------------
shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender and each Issuing Bank agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Agent with such certificates as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender or such Issuing Bank may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 14.1 in respect of any payments under this
                 ------------
Agreement or under the Notes or any other Loan Document.

            (c) Receipts. Within thirty (30) days after the date of
                --------
any payment of Taxes by the Borrower, it will furnish to the Agent, at its address referred to in Section 15.8, the original or a certified
                           ------------
copy of a receipt evidencing payment thereof.

            (d) Foreign Bank Certifications. (i) Each Lender that is
                ---------------------------
not created or organized under the laws of the United States or a political subdivision thereof shall deliver to the Borrower and the Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to Section 15.1 hereof a true and accurate certificate
                   ------------
executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)), (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)), or (III) due to such Lender's not being a "bank" as such term is used in
Section 881(c)(3)(A) of the Internal Revenue Code (in which case, the certificate shall be accompanied by two accurate and complete original signed copies of IRS Form W-8 (or any successor or substitute form or forms)).

            (ii) Each Lender further agrees to deliver to the Borrower and the Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Agent pursuant to this Section 14.1(d). Each
                                        ---------------
certificate required to be delivered pursuant to this Section
                                                      -------
14.1(d)(ii) shall certify as to one of the following:
----------

            (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

            (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 14.1(a)
                                                       ---------------
      because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

            (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

Each Lender agrees to deliver to the Borrower and the Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and the Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.

      14.2 Increased Capital. If after the date hereof any Lender or
           -----------------
Issuing Bank determines that (a) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and (b) the amount of such capital is increased by or based upon
(i) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (ii) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

      14.3 Changes; Legal Restrictions. If after the date hereof any
           ---------------------------
Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

            (a) does or will subject a Lender or an Issuing Bank (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender or Issuing Bank reasonably determines to be applicable to the Commitments of the Lenders and/or the Issuing Banks to make Eurodollar Rate Loans or issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender or Issuing Bank of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans or Letters of Credit; or

            (b) does or will impose, modify, or hold applicable, in the determination of a Lender or an Issuing Bank, any reserve (other than reserves taken into account in calculating the Eurodollar Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Eurodollar Affiliate of that Lender or Issuing Bank;

and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Commitments with respect to, or issuing or participating in, the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

      14.4 Illegality. (a) If at any time any Lender determines (which
           ----------
determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender.

          (b) When notice is given by a Lender under Section 14.4(a),
                                                     ---------------
(A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans shall be immediately suspended, and such Lender shall make a Reference Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Agent and the affected Lender, convert each such Loan into a Reference Rate Loan.

          (c) If at any time after a Lender gives notice under Section
                                                               -------
14.4(a) such Lender determines that it may lawfully make Eurodollar
-------
Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Agent, and the Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

      14.5 Compensation. In addition to all amounts required to be
           ------------
paid by the Borrower pursuant to Sections 14.1, 14.2 and 14.3, the
                                 -------------  ----     ----
Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of Applicable Eurodollar Rate Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.1, including, without limitation, pursuant
                  -----------
to Section 14.4, (ii) if for any reason any Eurodollar Rate Loan is
   ------------
prepaid (including, without limitation, mandatorily pursuant to
Section 4.1) on a date which is not the last day of the applicable
-----------
Eurodollar Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Reference Rate Loan as a result of any of the events indicated in Section 14.4, or (iv) as a
                                         ------------
consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

      14.6 Judgment Currency. (a) If, for the purposes of obtaining
           -----------------
judgment in any court, it is necessary to convert a sum due to the Agent or any Lender, as the case may be, in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent or such Lender could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

          (b)     The obligations of the Borrower or the Parent

Guarantor in respect of any sum due in the Original Currency from it to the Agent or such Lender under any of the Loan Documents shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender of any sum adjudged to be so due in the Other Currency, the Agent or such Lender may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to the Agent or such Lender in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding the judgment, to indemnify the Agent and such Lender, against any loss, and, if the amount of the Original Currency so purchased exceeds the sum originally due to the Agent or such Lender in the Original Currency, the Agent or such Lender shall remit such excess to the Borrower.


                              ARTICLE XV
                             MISCELLANEOUS

      15.1 Assignments and Participations. (a) Assignments. No
           ------------------------------      -----------
assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this
Section 15.1. Each Lender may assign to one or more Eligible Assignees
------------
all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Term Loans, the Acquisition Facility Loans, the Revolving Loans and the Letters of Credit) in accordance with the provisions of this Section
                                                             -------
15.1.
----

            (b) Limitations on Assignments. Each assignment shall be
                --------------------------
subject to the following conditions: (i) each such assignment shall be of a constant, and not a varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement which are subject to such assignment and, in the case of a partial assignment, shall be in a minimum principal amount of $5,000,000, (ii) each such assignment shall be to an Eligible Assignee, (iii) the Borrower shall have the right to approve each such Eligible Assignee which is not an Affiliate of a Lender, which approval shall not be unreasonably withheld or delayed and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Accep-tance and agreed to by the Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto), and
(C) the Borrower shall execute and deliver to the assignee thereunder one or more Notes, as applicable, evidencing its obligations to such assignee with respect to the Loans.

            (c) The Register. The Agent shall maintain at its address
                ------------
referred to in Section 15.8 a copy of each Assignment and Acceptance
               ------------
delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment under each Loan of, and principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Parent Guarantor and each of its Subsidiaries, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Fee. Upon its receipt of an Assignment and Acceptance
                ----
executed by the assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,500 (payable by the assigning Lender or the assignee, as shall be agreed between them), the Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A, (i) accept such Assignment and Acceptance, (ii) record the
---------
information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the other Lenders.

            (e) Participations. Each Lender may sell participations
                --------------
to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of any or all of its Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations under this
--------  -------
Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) increase in the Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on, the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loan(s) subject to such participation and (D) release of any guarantor of the Obligations or all or a substantial portion of the Collateral except as provided in Section 13.9(c).
                                     ---------------

            (f) Information Regarding the Borrower. Any Lender may, in
                ----------------------------------
connection with any assignment or participation or proposed assignment or participation pursuant to this Section 15.1, disclose to the
                                  ------------
assignee or participant or proposed assignee or participant, any information relating to the Borrower, the Parent Guarantor or its Subsidiaries furnished to such Lender by the Agent or by or on behalf of the Borrower or the Parent Guarantor; provided that, prior to any such disclosure, such assignee or participant, or proposed assignee or participant, shall agree to preserve in accordance with Section 15.20
                                                        -------------
the confidentiality of any confidential information described therein.

            (g) Payment to Participants. Anything in this Agreement to
                -----------------------
the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

            (h) Lenders' Creation of Security Interests.
                ---------------------------------------
Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A of the Federal Reserve Board.

      15.2  Expenses.
            --------

            (a) Generally. The Borrower agrees upon demand to pay, or
                ---------
reimburse the Agent for, all of the Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of Sidley & Austin, Canadian counsel, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Agent in connection with (i) the Agent's review and investigation of the Borrower and its Affiliates and the Collateral in connection with the preparation, negotiation, and execution of the Loan Documents and the Agent's periodic reviews and audits of the Borrower; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article
                                                             -------
VI) and the other Loan Documents and the making of the Loans
--
hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement, the other Loan Documents and the Loans, including consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities under this Agreement and the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Borrower, the Parent Guarantor or any of its Subsidiaries, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Agent is served or deposition or other proceeding in which the Agent is called to testify, in each case, relating in any way to the Obligations, the Property, the Borrower, the Parent Guarantor or any of its Subsidiaries, this Agreement or any of the other Loan Documents; and
(viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same. The Agent hereby acknowledges receipt from the Parent Guarantor of a deposit of $100,000 to be applied to the reimbursement in part of expenses for which the Agent is entitled to reimbursement pursuant to this Section 15.2.
                                              ------------

            (b) After Default. The Borrower further agrees to pay or
                -------------
reimburse the Agent, each Issuing Bank and each Lender upon demand for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including costs of settlement) incurred by the Agent, any Issuing Bank or any Lender after the occurrence of an Event of Default (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of such Event of Default;
(ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, the Parent Guarantor or any of its Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses
                                                              -------
(i) through (iii) above.
---         -----

      15.3 Indemnity. The Borrower further agrees (a) to defend,
           ---------
protect, indemnify, and hold harmless the Agent and each and all of the Lenders and Issuing Banks and each of their respective officers, directors, controlling persons, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article VI) (collectively, the "Indemnitees") from and
         ----------
against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, or any act or omission, event or transaction related or attendant thereto, the making of the Loans hereunder and the issuance of and participation in Letters of Credit, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by any of the Loan Documents, or (ii) any Liabilities and Costs relating to any violation by the Borrower, the Parent Guarantor or its Subsidiaries, or their respective predecessors-in-interest of any Environmental, Health or Safety Requirements of Law, any Liabilities and Costs relating to any violation of any Environmental, Health or Safety Requirements of Law by any past, present or future mortgagor, owner, or lessee of any respective past, present or future Property of the Borrower, the Parent Guarantor or any of its Subsidiaries, or their respect predecessors-in-interest, the past, present or future operations of the Borrower, the Parent Guarantor or any of its Subsidiaries, or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective past, present or future Property of the Borrower, the Parent Guarantor or any of its Subsidiaries, the presence of asbestos-containing materials or other Contaminants at, on or under any respective past, present or future Property of the Borrower, the Parent Guarantor or any of its Subsidiaries, or the Release or threatened Release of any Contaminant by the Borrower, the Parent Guarantor or any of its Subsidiaries, or their respective predecessors-in-interest, or the Release or threatened Release of any Contaminant from or at any facility to which the Borrower, the Parent Guarantor or any of its Subsidiaries, or their respective predecessors-in-interest sent or directly arranged for the transport or disposal of any Contaminant (collectively, the "Indemnified Matters"); provided, however, the
                                           --------  -------
Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters to the extent caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by the final, non-appealable judgment of a court of competent jurisdiction and (b) not to assert any claim against any of the Indemnified Parties for special, indirect, consequential or punitive damages on any theory of liability arising out of, or in any way in connection with, the Commitments, the Obligations or any other matters governed by this Agreement and/or the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

      15.4 Change in Accounting Principles. (a) If any change in the
           -------------------------------
accounting principles used in the preparation of the most recent Financial Statements referred to in Section 8.1 are hereafter required
                                    -----------
or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Parent Guarantor and its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in
Article IX, Article X, and Article XI, the parties hereto agree to
----------  ---------      ----------
enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Parent Guarantor shall be the same after such changes as if such changes had not been made; provided, however, no change in
                                   --------  -------
GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Requisite Lenders and the Parent Guarantor, to so reflect such change in accounting principles.

            (b) The Parent Guarantor presently contemplates changing the accounting principles used in the preparation of its Financial Statements from Canadian GAAP (as described in clause (a) of the
                                               ----------
definition of "GAAP") to American GAAP (as described in clause (b) of
                                                        ----------
the definition of "GAAP"). Such change shall be a change in accounting principles described in Section 15.4(a), with which the Parent
                        ---------------
Guarantor and its Subsidiaries shall comply prior to the effectiveness of such change.

      15.5  Setoff.  In addition to any Liens granted under the
            ------
Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any of their Affiliates to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender, Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article
                                                            -------
XII and even though such Obligations may be contingent or unmatured.
---
Each Lender and each Issuing Bank agrees that it shall not, without the express consent of the Requisite Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Requisite Lenders, exercise its setoff rights hereunder against any accounts of the Borrower, the Parent Guarantor or any of its Subsidiaries, now or hereafter maintained with such Lender, Issuing Bank or any Affiliate of either of them.

      15.6 Ratable Sharing. The Lenders agree among themselves that
           ---------------
(i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the fees described in Sections 3.1(g) and 5.3 and Article XIV), equitable adjustment will be
---------------     ---     -----------
made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross- action or by the enforcement of any or all of the Obligations (excluding the fees described in Sections
                                                        --------
3.1(g), 5.2(f), and 5.3 and Article XIV) or the Collateral, (ii) if
------  ------      ---     -----------
any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received
--------  -------
by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 15.6 may,
                                                   ------------
to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 15.5, the right of setoff) with
                               ------------
respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      15.7 Amendments and Waivers. (a) General Provisions. Unless
           ----------------------      ------------------
otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower. No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower or the Parent Guarantor therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, modifications, waivers and consents not specifically reserved to Lenders, Issuing Banks and the Agent in Section 15.7(b),
                                                    ---------------
Section 15.7(c) and in other provisions of this Agreement shall
---------------
require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower or the Parent Guarantor in any case shall entitle the Borrower or the Parent Guarantor to any other or further notice or demand in similar or other circumstances.

            (b) Amendments, Consents and Waivers by Affected Lenders.
                ----------------------------------------------------
Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender or Issuing Bank affected thereby as described below:

      (i) waiver of any of the conditions specified in Sections 6.1,
                                                       -------------
      6.2, 6.3 and 6.4 (except with respect to a condition based upon
      ---  ---     ---
      another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

      (ii) increase in the amount of any of the Commitments of such Lender,

      (iii) reduction of the principal of, rate or amount of interest on the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof),

      (iv) postponement of the Revolving Credit Termination Date, the Term Loan Termination Date, the Acquisition Facility Termination Date or any date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender,

      (v)   Section 4.2(b)(i), or in clauses (D) through (G) of
            -----------------        -----------         ---
      Section 4.2(b)(ii), and
      ------------------

      (vi)  change in the definitions of Revolving Credit
      Commitments, Acquisition Facility Commitments or Term Loan
      Commitments.

            (c) Amendments, Consents and Waivers by All Lenders. Any
                -----------------------------------------------
amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

      (i) release of any Guarantor (except pursuant to a transaction otherwise permitted by the Loan Documents) or all or a substantial portion of the Collateral (except as provided in
      Section 13.9(c)),
      ----------------

      (ii) change in the (A) definition of Requisite Lenders or (B) aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action under this Agreement or the other Loan Documents,

      (iii)  amendment of Section 15.1, Section 15.2 or this
                          ------------  ------------
      Section 15.7, and
      ------------

      (iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower or the Parent Guarantor.

            (d) Agent Authority. The Agent may, but shall have no
                ---------------
obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this
Section 15.7, no amendment, modification, waiver or consent shall
------------
affect the rights or duties of the Agent under this Agreement or the other Loan Documents, unless made in writing and signed by the Agent in addition to the Lenders required above to take such action; and the order of priority set forth in clauses (A) through (C) of Section
                               -----------         ---    -------
4.2(b)(ii) may be changed only with the prior written consent of the
----------
Agent. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within thirty (30) days after such request, then such Lender hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's duly authorized agent for such purposes.

      15.8 Notices. Unless otherwise specifically provided herein, any
           -------
notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent facsimile transmission or courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Agent pursuant to Articles II, IV or XIII shall not be effective until received by the
-----------  --    ----
Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this
Section 15.8) shall be as set forth below each party's name on the
------------
signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

      15.9 Survival of Warranties and Agreements. All representations
           -------------------------------------
and warranties made herein and all obligations of the Borrower or the Parent Guarantor in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination of this Agreement and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Borrower's, the Parent Guarantor's or its Subsidiaries' Property.

      15.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No
            -----------------------------------------------------
failure or delay on the part of the Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

      15.11 Marshalling; Payments Set Aside. None of the Agent, any
            -------------------------------
Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of the Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      15.12 Severability. In case any provision in or obligation under
            ------------
this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      15.13 Headings. Section headings in this Agreement are included
            --------
herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

      15.14  Governing Law.  THIS AGREEMENT SHALL BE
             -------------
INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES
HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW
YORK.

      15.15 Limitation of Liability. No claim may be made by the
            -----------------------
Borrower, the Parent Guarantor, any Lender, any Issuing Bank, the Agent or any other Person against the Agent, any other Issuing Bank or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Borrower, the Parent Guarantor, each Lender, each Issuing Bank and the Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      15.16 Successors and Assigns. This Agreement and the other Loan
            ----------------------
Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder of the Borrower and the Parent Guarantor, or any interest therein, may not be assigned without the written consent of all Lenders.

      15.17  Certain Consents and Waivers of the Borrower and
             ------------------------------------------------
the Parent Guarantor.
--------------------

            (a) Personal Jurisdiction. (i) EACH OF THE AGENT, THE
                ---------------------
LENDERS, THE ISSUING BANKS, THE PARENT GUARANTOR AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE BORROWER AND THE PARENT GUARANTOR EACH IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM, PRESENTLY LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE AGENT, THE LENDERS, THE ISSUING BANKS, THE PARENT GUARANTOR AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE BORROWER AND THE PARENT GUARANTOR EACH WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

            (ii) THE BORROWER AND THE PARENT GUARANTOR EACH AGREES THAT THE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH PERSON OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENT, ANY ISSUING BANK OR ANY LENDER. THE BORROWER AND THE PARENT GUARANTOR EACH AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT, ANY ISSUING BANK OR ANY LENDER TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT, ANY ISSUING BANK OR ANY LENDER. THE BORROWER AND THE PARENT GUARANTOR EACH WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

            (b) Service of Process. THE BORROWER AND THE PARENT
                ------------------
GUARANTOR EACH IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE APPROPRIATE NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

            (C) WAIVER OF JURY TRIAL. EACH OF THE AGENT, LENDERS,
                --------------------
ISSUING BANKS, THE PARENT GUARANTOR AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. ANY OF THE BORROWER, THE PARENT GUARANTOR, THE AGENT, THE ISSUING BANKS OR THE LENDERS MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

      15.18 Counterparts; Effectiveness; Inconsistencies. This
            --------------------------------------------
Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower, the Parent Guarantor, each Lender, each Issuing Bank and the Agent on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

      15.19 Limitation on Agreements. All agreements among the
            ------------------------
Borrower, the Parent Guarantor, the Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower or the Parent Guarantor under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

      15.20 Confidentiality. Subject to Section 15.1(f), the Lenders
            ---------------             ---------------
and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements of this Agreement in accordance with such Lender's or such Issuing Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, transferee or participant in connection with the contemplated transfer or participation or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such offeree, transferee or participant to agree (and require any of its offerees, transferees or participants to agree) to comply with this
Section 15.20. In no event shall any Lender or any Issuing Bank be
-------------
obligated or required to return any materials furnished by the Borrower or the Parent Guarantor; provided, however, each offeree
                                  --------  -------
shall be required to agree that if it does not become a transferee or participant it shall return all materials furnished to it by the Borrower or the Parent Guarantor in connection with this Agreement. Any and all confidentiality agreements entered into between any Lender or any Issuing Bank and the Borrower and the Parent Guarantor shall survive the execution of this Agreement.

      15.21 Entire Agreement. This Agreement, taken together with all
            ----------------
of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes the Commitment Letter (except for provisions therein specifically referred to herein) and all prior agreements and understandings, written and oral, relating to the subject matter hereof.

      15.22 Advice of Counsel. The Borrower, the Parent Guarantor and
            -----------------
each Lender and Issuing Bank understand that the Agent's counsel represents only the Agent's and its Affiliates' interests and that the Borrower, the Parent Guarantor, other Lenders and other Issuing Banks are advised to obtain their own counsel. The Borrower and the Parent Guarantor each represents and warrants to the Agent and the other Secured Parties that it has discussed this Agreement with its counsel.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.



BORROWER:                     AMERICAN ECO FUNDING CORP.
---------

                              By  /s/ Michael E. McGinnis
                                --------------------------------
                                Name: Michael E. McGinnis
                                Title: President

                              Notice Address:

                                c/o American Eco Corporation
                                11011 Jones Road
                                Houston, Texas 77070
                                Attn: David L. Norris
                                Telecopier No. (281) 774-7006

                              with a copy to:

                                Reid & Priest LLP
                                40 West 57th Street
                                New York, New York 10019
                                Attn: Bruce A. Rich, Esq.
                                Telecopier No. (212) 603-2001


PARENT GUARANTOR:             AMERICAN ECO CORPORATION
-----------------

                              By  /s/ Michael E. McGinnis
                                --------------------------------
                                Name: Michael E. McGinnis
                                Title: President

                              Notice Address:

                                American Eco Corporation
                                11011 Jones Road
                                Houston, Texas 77070
                                Attn: David L. Norris
                                Telecopier No. (281) 774-7006

                              with a copy to:

                                Reid & Priest LLP
                                40 West 57th Street
                                New York, New York 10019
                                Attn: Bruce A. Rich, Esq.
                                Telecopier No. (212) 603-2001

AGENT:                        UNION BANK OF CALIFORNIA, N.A., as Agent
------

                              By /s/ Grant Ahearn
                                --------------------------------
                                Name: Grant Ahearn
                                Title: Senior Vice President


                              By /s/ Vicente C. Bendanillo
                                 --------------------------------
                                Name: Vicente C. Bendanillo
                                Title: Vice President

                              Notice Address:

                                Union Bank of California, N.A.
                                445 South Figueroa Street
                                Los Angeles, California  90071
                                Attn:  Vicente C. Bendanillo, Jr.
                                Telecopier No. (213) 236-4096

                              with a copy to:

                                Sidley & Austin
                                555 West Fifth Street, 40th Floor
                                Los Angeles, California  90013
                                Attn: Edward Eddy, Esq.
                                Telecopier No.  (213) 896-6600




LENDER AND ISSUING BANK:      UNION BANK OF CALIFORNIA, N.A.
------------------------


                              By /s/ Grant Ahearn
                                --------------------------------
                                Name: Grant Ahearn
                                Title: Senior Vice President


                              By /s/ Vicente C. Bendanillo
                                ---------------------------------
                                Name: Vicente C. Bendanillo
                                Title: Vice President

                              Notice Address
                                and Domestic Lending Office:

                                Union Bank of California, N.A.
                                445 South Figueroa Street
                                Los Angeles, California  90071
                                Attn:  Vicente C. Bendanillo, Jr.
                                Telecopier No. (213) 236-4096

                              Eurodollar Lending Office or
                                Eurodollar Affiliate:

                                Union Bank of California, N.A.
                                445 South Figueroa Street
                                Los Angeles, California  90071
                                Attn: Vicente C. Bendanillo, Jr.
                                Telecopier No. (213) 236-4096


                              Pro Rata Share:                   100     %
                                                            ------------

                              Term Loan Commitment:        $ 52,500,000
                                                            ------------

                              Revolving Credit Commitment: $ 12,000,000 (1)
                                                            ------------

                              Acquisition Facility
                              Commitment:                  $ 50,000,000
                                                            ------------






---------------------
     (1) Prior to the Acquisition Facility Closing Date, the Revolving Credit Commitment is $12,000,000; on and after the Acquisition Facility Closing Date, the Revolving Credit Commitment is $25,000,000.